UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to

Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

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☒ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material under §240.14a-12

Allegro MicroSystems, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

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☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

INNOVATION WITH PURPOSE 2023 NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

ALLEGRO microsystems

2024 Notice of Annual Meeting and Proxy Statement

2024 notice of annual meeting and proxy statement

LETTER TO SHAREHOLDERS

allegro

Manchester, NH

June 26, 2024

Dear Shareholder,

You are cordially invited to attend the 2024 Annual Meeting of Shareholders (the “Annual Meeting”) of Allegro MicroSystems, Inc. (the “Company”) at 8:30 a.m. Eastern time on Thursday, August 8, 2024. The Annual Meeting will be a completely virtual meeting, which will be conducted via live webcast. We believe that the online, virtual meeting format enables the Annual Meeting to be accessible for all of our shareholders.

Holders of record of the Company’s outstanding shares of common stock, as of the close of business on June 12, 2024 are entitled to notice of and to vote at the Annual Meeting, or any continuation, postponement or adjournment of the Annual Meeting. The Annual Meeting may be continued or adjourned from time to time without notice other than by announcement at the Annual Meeting.

Every shareholder’s vote is important. Whether or not you plan to attend the Annual Meeting online, it is important that your shares of common stock be represented and voted at the Annual Meeting. Therefore, I urge you to promptly submit your proxy even if you plan to attend the Annual Meeting. To submit a proxy to vote your shares over the Internet or by telephone, please follow the instructions on your proxy card, Notice of Internet Availability of Proxy Materials or voting instruction form. If you decide to attend the Annual Meeting, you will be able to vote online, even if you have previously submitted your proxy.

On behalf of the Board of Directors, thank you for your support of Allegro MicroSystems, Inc.

Sincerely,

Yoshihiro (Zen) Suzuki

Chairman of the Board of Directors

INNOVATION WITH PURPOSE

ALLEGRO MICROSYSTEMS, INC.

NOTICE OF 2024 ANNUAL MEETING OF SHAREHOLDERS

Date and Time August 8, 2024 (Thursday) 8:30 a.m. Eastern time	Location Online at: meetnow.global/MSCDKJU	Who Can Vote Shareholders as of June 12, 2024 are eligible to vote

Time	8:30 a.m., Eastern time on Thursday, August 8, 2024.

Place

You will be able to attend and participate in the Annual Meeting online, vote your shares electronically and submit your questions during the Annual Meeting by visiting: meetnow.global/MSCDKJU at the meeting date and time. Beneficial holders may be required to register in advance to attend the Annual Meeting. See the attached proxy statement for additional information. There is no physical location for the Annual Meeting.

Items of Business
1.
To elect Katsumi Kawashima, Joseph R. Martin, Vineet Nargolwala and Mary G. Puma as Class I Directors to serve until the 2027 Annual Meeting of Shareholders, and until each such director’s respective successor is elected and qualified;
2.
To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 28, 2025;
3.
To approve, on an advisory basis, the Company’s executive compensation; and
4.
To transact such other business as may properly come before the Annual Meeting or any continuation, postponement, or adjournment of the Annual Meeting.

Voting

Your vote is very important. Please submit your proxy even if you plan to attend the Annual Meeting. To submit a proxy to vote your shares over the Internet or by telephone, please follow the instructions on your proxy card, Notice of Internet Availability of Proxy Materials or voting instruction form.

Who Can Vote

Holders of record of our outstanding shares of common stock as of the close of business on June 12, 2024 are entitled to notice of and to vote at the Annual Meeting, or any continuation, postponement or adjournment of the Annual Meeting. A complete list of such shareholders will be open to the examination of any shareholder for a period of ten days prior to the Annual Meeting for a purpose germane to the Annual Meeting at the Company’s offices during ordinary business hours at 955 Perimeter Road, Manchester, New Hampshire, 03103.

INNOVATION WITH PURPOSE

INNOVATION WITH PURPOSE

PROXY STATEMENT

This proxy statement is furnished in connection with the solicitation by the Board of Directors (the “Board”) of Allegro MicroSystems, Inc. (“we,” “us,” “our,” the “Company” or “Allegro”) of proxies to be voted at our Annual Meeting of Shareholders to be held on Thursday, August 8, 2024 (the “Annual Meeting”), at 8:30 a.m. Eastern time, and at any continuation, postponement, or adjournment of the Annual Meeting. In order to provide accessibility to the meeting to all shareholders, the Annual Meeting will be a completely virtual meeting conducted via live, online webcast. You will be able to attend and participate in the Annual Meeting online, vote your shares electronically and submit your questions during the Annual Meeting by visiting: meetnow.global/MSCDKJU at the meeting date and time. In order to attend, if you hold your shares through an intermediary, such as a bank, broker, or other nominee, you must register in advance prior to the deadline of 5:00 p.m. Eastern time on August 5, 2024. Please refer to “How can I attend the Annual Meeting?” for information on how to register. There is no physical location for the Annual Meeting.

Holders of record of our outstanding shares of common stock, $0.01 par value per share (“Common Stock”), as of the close of business on June 12, 2024 (the “Record Date”), will be entitled to notice of and to vote at the Annual Meeting and any continuation, postponement, or adjournment of the Annual Meeting, and will vote as a single class on all matters presented at the Annual Meeting. As of the Record Date, there were 193,784,314 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote on any matter presented to shareholders at the Annual Meeting.

This proxy statement and the Company’s Annual Report to Shareholders for the fiscal year ended March 29, 2024 (the “2024 Annual Report”) will be released on or about June 26, 2024 to our shareholders as of the Record Date.

Information contained on, or that can be accessed through, our website is not incorporated by reference in this proxy statement and does not form a part of this proxy statement. The inclusion of links and website addresses in this proxy statement are textual references only.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON AUGUST 8, 2024

This proxy statement and our 2024 Annual Report are available at investors.allegromicro.com/financials/annual-reports.

Proposals

At the Annual Meeting, our shareholders will be asked:

Proposals	Board Vote Recommendation	For Further Details

To elect Katsumi Kawashima, Joseph R. Martin, Vineet Nargolwala and Mary G. Puma as Class I Directors to serve until the 2027 Annual Meeting of Shareholders, and until each such director’s respective successor is elected and qualified

	“FOR” each director nominee	Page 15
To ratify the appointment of PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent registered public accounting firm for the fiscal year ending March 28, 2025	“FOR”	Page 23
To approve, on an advisory basis, the Company’s executive compensation	“FOR”	Page 25
To transact such other business as may properly come before the Annual Meeting or any continuation, postponement, or adjournment of the Annual Meeting

We do not know of any other business that will be presented at the Annual Meeting. However, if any other matter properly comes before the shareholders for a vote at the Annual Meeting, the proxy holders named on the Company’s proxy card will have the discretionary authority to vote your shares in accordance with their best judgment.

INNOVATION WITH PURPOSE	1

PROXY STATEMENT SUMMARY

Recommendations of the Board

The Board recommends that you vote your shares as indicated below. If you return a properly completed proxy card, or vote your shares by telephone or Internet, your shares of Common Stock will be voted on your behalf as you direct. If not otherwise specified, the shares of Common Stock represented by the proxies will be voted, and the Board recommends that you vote:

a.
FOR the election of each of Katsumi Kawashima, Joseph R. Martin, Vineet Nargolwala and Mary G. Puma as Class I Directors to serve until the 2027 Annual Meeting of Shareholders;
b.
FOR the ratification of the appointment of PwC as our independent registered public accounting firm for the fiscal year ending March 28, 2025; and
c.
FOR the approval, on an advisory basis, of the Company’s executive compensation.

If any other matter properly comes before the shareholders for a vote at the Annual Meeting, the proxy holders named on the Company’s proxy card will have the discretionary authority to vote your shares in accordance with their best judgment.

Information About This Proxy Statement

Why You Received this Proxy Statement. You have received these proxy materials because the Board is soliciting your proxy to vote your shares at the Annual Meeting. This proxy statement includes information that we are required to provide to you under the rules of the Securities and Exchange Commission (“SEC”) and that is designed to assist you in voting your shares.

Notice of Internet Availability of Proxy Materials. As permitted by SEC rules, we are making this proxy statement and our 2024 Annual Report available to our shareholders electronically via the Internet. On or about June 26, 2024, we mailed to our shareholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access this proxy statement and our 2024 Annual Report and vote online. If you received a Notice by mail, you will not receive a printed copy of the proxy materials in the mail unless you specifically request them. Instead, the Notice instructs you on how to access and review all of the important information contained in the proxy statement and 2024 Annual Report. The Notice also instructs you on how you may submit your proxy over the Internet. If you received a Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials contained on the Notice.

Printed Copies of Our Proxy Materials. If you received printed copies of our proxy materials, then instructions regarding how you can vote are contained on the proxy card or voting instruction form included in the materials.

Householding. The SEC’s rules permit us to deliver a single set of proxy materials to one address shared by two or more of our shareholders. This delivery method is referred to as “householding” and can result in significant cost savings. To take advantage of this opportunity, we have delivered a single copy of the 2024 Annual Report, proxy statement or Notice, as applicable, to multiple shareholders who share an address, unless we received contrary instructions prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the 2024 Annual Report, proxy statement or Notice, as requested, to any shareholder at the shared address to which a single copy of those documents was delivered. If you prefer to receive separate copies of the 2024 Annual Report, proxy statement or Notice, or separate copies of proxy materials in the future, contact our transfer agent at (800) 736-3001 or write them at Computershare, P.O. Box 43006, Providence, RI 02940-3006.

If you are currently a shareholder sharing an address with another shareholder and wish to receive only one copy of future proxy materials for your household, please contact Computershare at the above phone number or address.

INNOVATION WITH PURPOSE	2

FISCAL YEAR 2024 BUSINESS HIGHLIGHTS

Total Net Sales
•
Automotive net sales grew 17% over the prior year, led by continued momentum in e-Mobility applications
•
Industrial net sales grew 7% over the prior year, led by growth in broad-based industrial applications
•
Other net sales declined 44% over the prior year, driven by lower demand for consumer and smart home products
•
Magnetic sensor sales increased 9% over the prior year
•
Power product sales increased 7% over the prior year

$1,049 million
8% growth year-over-year

Gross Margins		• Gross margins for the year on both a GAAP and non-GAAP basis declined slightly due to product and channel mix
54.8%	56.3%
GAAP basis	Non-GAAP basis (1)
GAAP gross margin declined from 56.1% in FY23 to 54.8% in FY24

Net Cash Provided by Operating Activities		• Net cash provided by operating activities was 17% of total net sales
$182 million
The company ended the year with $222 million in cash, cash equivalents and restricted cash

(1) Non-GAAP gross margin is a non-GAAP financial measure. Refer to Appendix A for additional information regarding this measure, including a reconciliation to the most directly comparable GAAP financial measure.

INNOVATION WITH PURPOSE	3

ENVIRONMENTAL, SOCIAL AND GOVERNANCE (ESG)

Innovation with purpose is the driving force behind everything we do at Allegro, including our commitment to environmental, social and governance (“ESG”) initiatives across the Company. Our ESG strategy revolves around five signature initiatives: (1) maximizing the positive impact of our products, (2) minimizing our impact on the planet, (3) building a diverse and innovative workforce, (4) engaging our supply chain to advance sustainability, and (5) cultivating opportunities in our local communities. By striving to operate responsibly across all facets of our business, we aim to generate long-term value for our ecosystem of employees, customers, supply chain partners, and shareholders.

We are moving the world toward a safer, more sustainable future.

Our ESG strategy aligns with our core values and our commitment to innovate with purpose.

Our Values
Integrity is the foundation of what we do at Allegro. We seek to honor the spirit of our values, doing the right thing for the right reason at all times.
Innovate With Purpose We meet each challenge with thoughtful, impactful innovation - which leads to a better tomorrow
Collaborate Globally We work together as one team - which leads to the best business decisions
Exceed Customer Expectations We anticipate and exceed our customers’ needs - which leads to stronger business partnerships
Empower With Trust We encourage and trust employees to make sound decisions - which leads to a strong, enabled workforce
Achieve With Excellence We are never satisfied with the status quo - which leads to higher standards of performance
Develop Timely Solutions We proactively develop solutions and resolve issues effectively - which leads to greater success

Guided by our core values, we are committed to innovation with purpose.

Sustainability

We are driving innovation to shape a more efficient and sustainable future. Our solutions empower the development of safe and eco-friendly technologies for tomorrow, starting today. By engineering our products with a focus on minimizing environmental impact and promoting social responsibility, we help enable our customers to tackle global challenges head-on, from reducing carbon emissions and boosting energy efficiency to advancing clean, renewable energy sources.

Our sensor and power semiconductors address critical global challenges related to energy efficiency, vehicle emissions, and clean and renewable energy. We apply our deep technology know-how to deliver magnetic sensing integrated circuits (“ICs”) and power IC solutions to:

•
Sense speed, position, and current to enable electric powertrains, improve vehicle fuel efficiency and carbon dioxide emissions, enable safer cars through advanced driver assistance systems and safety features, and enhance factory automation and clean energy systems;
•
Regulate systems to improve safety and power efficiency and ultimately reduce solution size; and
•
Drive motors through our advanced, proprietary algorithms that provide industry-leading reliability and energy efficiency, with minimal audible noise and vibration.

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ENVIRONMENTAL, SOCIAL & GOVERNANCE

Making an Impact: Product Highlights

We possess a long track record of innovations that have measurably improved the energy efficiency of powertrain, safety and comfort systems.

Two key technologies contributing to avoided emissions in automotive applications are our onboard chargers and DC/DC converters in xEV powertrain, as well as electric power steering (“EPS”) systems enablement. For xEV powertrain, current sensor ICs and high-voltage gate driver ICs enhance vehicle efficiency by reducing ohmic losses and enabling use of GaN or SiC transistors. For EPS, a combination of up to 15 ICs per car enables EPS systems to save upwards of 12 gallons of gas per vehicle per year compared to hydraulic steering systems.

These two technologies in automotive applications have resulted in an estimated cumulative avoided emissions of 8.9 million tons* of CO2 since the beginning of calendar year 2021 through the end of 2023. This number is expected to continue to grow as a result of the projected growth in the hybrid electric vehicle and electric vehicle (“EV”) markets.

Additionally, Allegro’s speed-sensor ICs were used to create the first speed and direction crank sensor for stop/start engine control. These sensors are used to control a variety of functions, including a fuel injection and ignition timing function that increases the efficiency of a vehicle’s gasoline use in miles per gallon by approximately five percent.

* Estimated avoided emissions based on vehicles sold with Allegro products and U.S. Department of Energy data for emissions produced/reduced. Sources included: U.S. Department of Energy Alternative Fuels Data Center: Emissions from Electric Vehicles (https://afdc.energy.gov/vehicles/electric_emissions.html), Automotive News Europe: Electric Steering turns on the Power (https://europe.autonews.com/article/20080303/ANE03/237416432/electric-steering-turns-on-the-power), and market data provided by Strategy Analytics Powered by TechInsights.

Sustainability is at the forefront of Allegro’s approach to semiconductor design and manufacturing. We strive to integrate sustainable practices throughout our supply chain and operations, prioritizing responsible resource use and fostering thriving local communities. Our commitment to social responsibility extends across our supply chain, accompanied by an effort to provide transparent disclosure of the environmental impact of our business activities. By embedding sustainability into many aspects of our processes, we strive to minimize our ecological footprint while upholding ethical business standards.

Additional information on the environmental policies and the codes of conduct listed below can be found on the “Sustainability” section of our website, allegromicro.com/en/about-allegro/corporate-responsibility/sustainability.

•
ESG Policies / Codes of Conduct / Statements
o
Environmental Policy
o
Climate Change Policy
o
Water Policy
o
Quality Policy
o
Conflict Minerals Report
o
Supplier Code of Conduct
o
Vendor Code of Conduct
o
UK Modern Slavery Act Statement

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Corporate Initiatives & Certifications
Membership & Reporting

•
Member of Responsible Business Alliance since 2018
•
Disclosure to Carbon Disclosure Project (CDP) since 2018, reporting on Climate Change and Water Security. Our latest CDP submission is publicly available on our website at allegromicro.com/en/about-allegro/corporate-responsibility/sustainability.

Certifications at our Manufacturing Facility in the Philippines

•
Certified in Quality Management Systems (IATF16949:2016 Automotive, ISO 26262, and ISO 9001)
•
Certified in Occupational Health & Safety Management System (ISO 45001)
•
Certified in Environmental Management Systems (ISO 14001)

Initiatives Across our Global Sites
Infrastructure - Installing energy-conscious and eco-friendly infrastructure where possible in our facilities, such as LED lighting and low-flow water systems, as well as EV charging stations
Initiatives at our Manufacturing Facility in the Philippines
Energy - Successfully completed several energy saving initiatives, which help saved approximately 4.47 GWh of electricity during fiscal year 2024
• The 60kW photovoltaic solar panels at our facility continue to abate our need for externally sourced electricity by approximately 101,500 kWh/year
• The water-cooled chiller for air-conditioning lowers our energy needs by approximately 2.9 GWh/year
• Heat load reduction projects that divert ambient heat, resulting in approximately 810,300 kWh/day lower energy needs
• Interconnection of the site’s vacuum systems, resulting in approximately 580,600 kWh/year lower energy needs
• Lighting optimization and conversion to lower wattage, resulting in approximately 52,000 kWh/year lower energy needs
Water & Waste - Successfully completed two water conservation initiatives, resulting in significant water recycling and reduction of organic acid waste in fiscal year 2024
• Recycled approximately 3,780,000 gallons of water from our saw operation and recovery of final risk reject of deionized (DI) water system

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Social Responsibility

We invest in our employee innovators. Our global team collaborates to move the world towards a safer and more sustainable future. That is why we foster a culture of inclusion, development, and engagement.

At Allegro, we pursue innovation with purpose, and our success stems from the dedication, talent, and commitment of our employees. As an equal opportunity employer, we are committed to fostering a diverse, inclusive, and globally collaborative environment that fuels our innovation. We invest in the growth and development of our existing employees while actively recruiting new talent from a diverse range of backgrounds and experiences across all functions and geographies. The diversity within our teams, coupled with individuals’ unique ideas and contributions, empowers us to work cohesively toward achieving Allegro’s vision and mission.

We are committed to cultivating a diverse workforce comprised of individuals with different backgrounds, passions and skill sets as we collaborate to innovate with purpose. We understand that a holistic commitment to diversity necessitates more than recruiting a diverse range of talent – it requires the cultivation of a workforce that is safe, creative and collaborative and where there are equitable opportunities for every employee. In fiscal year 2024, Allegro’s Diversity, Equity and Inclusion (“DEI”) Council provided comprehensive DEI education and specific annual training on topics such as unconscious bias, inclusive language and microaggressions. The DEI Council also focused on examining equitable hiring practices and providing interview training. We also established a third employee resource group, Veterans@Allegro, joining Women@Allegro and Early@Allegro. We have organizational metrics to monitor senior leadership, management, hiring and technical hiring by gender globally. We measure our population and hiring by race and ethnicity in the U.S.

Percentage of Gender and Racial/Ethnic Group Representation

	Management	Technical Staff	All Other (Non- Technical/Non-Management)
Gender*	M: 73.8% F: 26.2%	M: 79.7% F: 20.2% U: 0.1%	M: 44.7% F: 55.3%
Racial/Ethnic Group (U.S. only)
Black	0.4%	2.8%	2.2%
Hispanic	3.0%	2.8%	4.3%
Asian	21.0%	28.3%	25.1%
White	75.2%	65.3%	67.9%
Two or More	0.4%	0.8%	0.5%

* M = Male, F = Female, U = Undeclared

Additionally:

•
We invest in the ongoing development of our employees and provide education assistance to help mitigate the costs of certification and degree programs, as well as assistance toward the repayment of student debt, an attractive and innovative benefit.
•
We curate a centralized and broadly used learning management system that houses our training courses, certifications, and compliance modules.
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Our talent management system and processes promote career-focused discussions, development, and succession planning.
•
We have expanded our learning and professional development strategy to foster a culture of continuous learning, with a focus on leadership and management development, upskilling of employees, and employee coaching and mentoring.
•
We have a global, employee-led wellness team that delivers regular health content, team challenges, nutritious snacks and other perks to promote a healthy lifestyle for employees and their families worldwide.
•
We have launched a Global Employee and Family Assistance Program to better support employees and their families’ mental health and overall well-being.
•
We have strong participation in our periodic global employee surveys and partner with a third-party organization to formalize data collection focused on employee engagement.

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•
We also offer recognition programs, including a Spot Award program and a High Five peer-to-peer program through which employees can recognize each other’s achievements and contributions. Our annual bonus program is designed to pay for performance and to recognize outstanding employee contributions.
•
We have established technical career ladders and a process that supports career growth and development through professional or management tracks.
•
We are committed to providing a safe, healthy and environmentally responsible workplace for all employees by developing safe work practices, outlining operating procedures, and encouraging communication. All Allegro environmental, health and safety policies and procedures are developed in accordance with applicable federal, state, and local regulations. Additionally, our manufacturing site in the Philippines is ISO 45001 certified.

Making an Impact: Program Highlights in Fiscal Year 2024
We paid nearly $80K in tuition reimbursement for employees.

Our student debt assistance program has made a significant impact, contributing over $730K towards employee student debt reduction since its inception. This year alone, we have provided over $150K in assistance, saving employees both principal and interest on their loans.

Nearly 87% of our employees participated in our robust and ever-expanding learning management system, with over 166K course completions.
To date, we have supported nearly 90 students in the pursuit of higher education, which equates to over $400K in scholarship awards.
Globally we matched nearly $80K in charitable donations.
To date, our U.S. Dollars for Doers program has provided nearly $20K in support of organizations where employees have volunteered their personal time.
Allegro demonstrated its commitment to humanitarian aid by providing a $10K donation to the Japan Red Cross following a severe earthquake.
Allegro’s first global engagement survey resulted in a 93% response rate, representing over 4,300 employees. The survey results measured positively to the industry benchmark in several areas.
During fiscal year 2024, our teams recognized and celebrated the achievements of their peers over 500 times using our innovative High-Five program.

Community Impact
We are committed to being a responsible corporate citizen in communities in which we operate

Our employees form the core of our organization, and we are committed to nurturing their passions, philanthropic endeavors, and community engagements, while prioritizing the well-being of Allegro employees and their families. While our vision is global, we empower our teams to drive local impact where they live and work. This localized approach is a key component of one of our ESG signature initiatives, aimed at supporting and uplifting our communities through cultivating opportunities for their betterment and advancement. We take pride in supporting the causes championed by our employees and matching their charitable contributions. Some of our community-focused programs include:

•
A generous matching gift program for employee donations to qualified nonprofit organizations;
•
A grant-based volunteer program, “Dollars for Doers” that provides in-kind monetary donations to qualified nonprofit organizations where employees perform volunteer hours;
•
Company volunteer days and community service projects, including community and coastal clean-ups and tree planting;

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•
Eight hours of volunteer time off per year for all full-time and part-time regular, non-factory employees to volunteer in non-profit community programs;
•
Our corporate sponsorship programming, targeted at science, technology, engineering and math education programs and community-related programs, such as FIRST Robotics and Cornell Racing; and
•
We have a history of uncapping our charitable donation matching policies for global disaster relief donations following unexpected or severe events. We prioritize the safety and well-being of our employees and their families and provide location-based support when faced with unexpected and extraordinary challenges.

Governance
Our management and Board are committed to furthering our ESG program and are highly engaged in the work to maintain alignment of our long-term strategy and operations with these core values and goals.

Our ESG Steering Committee leads our sustainability efforts and has executive sponsorship from our SVP, General Counsel and Secretary. The ESG Steering Committee is a cross-functional team comprised of leaders and subject matter experts from across the Company that collaborates with our full-time ESG team to manage and oversee communications about sustainability topics with employees, investors, customers, suppliers, and other stakeholders. In addition, the committee works to monitor and assess our sustainability developments and to expand our awareness of ESG priorities by fostering a culture of commitment to sustainability within Allegro. As part of this work, they consider current and emerging ESG trends that may affect the Company or are otherwise relevant to our organization and stakeholders and make recommendations for how we can address these trends to ensure compliance and the success of our forward-looking initiatives.

On a quarterly basis, senior management reports on key ESG activities to the Board’s Nominating and Corporate Governance Committee (the “NCGC”). The NCGC provides direct oversight on ESG initiatives and reviews regular updates on our ESG strategy. Each year, our Board dedicates one of their scheduled meetings to matters related to the governance and promotion of ESG topics and initiatives at Allegro. The Board is engaged in our ESG strategy and involved in instituting a formal accountability process for our five goals that help inform our ESG strategy: maximize the positive impact of our products; minimize our impact on the planet; engage our supply chain to advance sustainability; build a diverse and innovative workforce; and cultivate opportunities in local communities.

Allegro appointed two accomplished women leaders to its Board in the last nine months. With these additions, three of our 11 Board members are women. This strategic move reflects the Company’s commitment to fostering equity and diversity at all levels of the organization, which aligns with our broader ESG objectives.

Additionally, Allegro formalized its enterprise risk management (ERM) program in fiscal year 2024 to systematically identify and manage the top risks facing the Company, including any ESG risks. Launching the ERM program involved compiling a risk register, evaluating risks based on impact/likelihood, and designing a program to assign risk owners to implement mitigation plans and regularly engage in formal risk review sessions. Under the ERM program, risks are reported quarterly to the Board’s Audit Committee and annually to the Board. An annual risk register review will be conducted to reassess the established baseline. This structured ERM program enables proactive risk management across the company.

Cybersecurity

Our cybersecurity program seeks to foster Allegro employees’ understanding of how and why they must remain vigilant in promoting comprehensive data protection throughout the Company. When it comes to data protection, we know it is up to all of us to do our part to keep Allegro and other stakeholders safe. We also have incident response procedures in place and are compliant with the EU General Data Protection Regulation (GDPR). By maintaining these procedures and a posture of vigilance, we collectively work to protect Allegro employees, data, and resources and promote a culture of data protection throughout the Company. Additionally, our VP, Chief Digital and Information Officer briefs the Board’s Audit Committee quarterly on cybersecurity matters and the Board periodically and as needed.

The Allegro cybersecurity team strives to provide the tools and education required to accomplish our cybersecurity goals. They provide training programs to our employees, host regular awareness campaigns about Company information security policies and security practices, disseminate tips and how-to information, and provide employees with a centralized digital

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cybersecurity portal. We host cybersecurity trainings for our employees. We also routinely conduct unplanned phishing tests.

We have developed and implemented a cybersecurity risk management program intended to protect the confidentiality, integrity, and availability of our critical systems and information, and our cybersecurity risk management program is integrated into our overall ERM program. Our cybersecurity team has the duty of carrying out cybersecurity risk assessments to our critical systems and information on a regular basis. The results from risk assessment activities are reviewed to prioritize the mitigation of identified risks, and the need for risk mitigation may influence business or operational strategy, project roadmaps and timelines, or other decision-making, as needed.

In fiscal year 2024, Allegro’s cybersecurity and legal teams engaged in a comprehensive review of the Company’s incident response capabilities and adopted a new cybersecurity incident response plan. The response plan establishes clear guidelines and procedures to detect, respond to, and recover from cyber incidents. Additionally, we have retained outside advisors to assist us in conducting tabletop exercises to evaluate our incident response plan and response capabilities, with our most recent tabletop exercises for our core incident response team and for senior management taking place in early 2024.

Underscoring our commitment to robust cybersecurity practices and data protection, Allegro pursued TISAX (Trusted Information Security Assessment Exchange) certification in fiscal year 2024 and is currently pending formal certification.

We intend to monitor our activities and achievements in these areas and report on them on our ESG webpage located at allegromicro.com/en/about-allegro/corporate-responsibility. We encourage our employees, community members, shareholders and other stakeholders to check this webpage for updates as we work to further our efforts and realize important results in these critical areas. References to websites or policies in this proxy statement are provided for reference and general information only, and the contents of such websites or policies are not incorporated by reference into this filing.

This proxy statement contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Certain statements contained in this proxy statement, particularly pertaining to our ESG performance, goals, and initiatives, are subject to additional risks and uncertainties, including regarding gathering and verification of information and related methodological considerations; our ability to implement various initiatives under expected timeframes, cost, and complexity; our dependency on third-parties to provide certain information and to comply with applicable laws and policies; and other unforeseen events or conditions. These factors, as well as others, may cause results to differ materially and adversely from those expressed in any of our forward-looking statements.

Additionally, our discussion of various items herein, including our discussion of ESG matters, may include information that is not necessarily “material” under the federal securities laws for SEC reporting purposes. For many ESG matters, this is informed by various ESG standards and frameworks (including standards for the measurement of underlying data), and the interests of various stakeholders. Much of this information is subject to assumptions, estimates or third-party information that is still evolving and subject to change. Our disclosures or underlying methodologies may evolve as well, including our methodologies for measuring and reporting on avoided emissions, and we cannot guarantee that our approach will align with the preferences of any particular stakeholder. For example, our disclosures based on any standards may change due to revisions in framework requirements, availability or quality of information, changes in our business or applicable government policies, or other factors, some of which may be beyond our control. We also expressly disclaim any duty to update disclosures if our information or methodologies change in the future, except as expressly required by law.

INNOVATION WITH PURPOSE	10

QUESTIONS AND ANSWERS ABOUT THE 2024 ANNUAL MEETING OF SHAREHOLDERS

1.
Who is entitled to vote at the Annual Meeting?

The Record Date for the Annual Meeting is June 12, 2024. You are entitled to vote at the Annual Meeting only if you were a shareholder at the close of business on the Record Date. Each outstanding share of Common Stock is entitled to one vote for all matters before the Annual Meeting. Holders of Common Stock vote as a single class on any matter that is submitted to a vote of shareholders, unless otherwise required by law or our Third Amended and Restated Certificate of Incorporation. At the close of business on the Record Date, there were 193,784,314 shares of Common Stock outstanding and entitled to vote at the Annual Meeting.

2.
What is the difference between being a “registered” holder and holding shares in “street name” as a “beneficial” holder?

A “registered” holder is a shareholder of the Company that holds shares in his or her own name. A “beneficial” holder is a shareholder of the Company that holds shares in “street name,” meaning the shares are held in the name of a bank, broker, or other nominee on a person’s behalf.

3.
Am I entitled to vote if I am a beneficial holder that holds my shares in “street name” through a bank, broker, or other nominee?

Yes. If your shares are held by a bank, brokerage firm, dealer, or other similar organization, you are considered the beneficial owner of those shares held in “street name.” If your shares are held in street name, these proxy materials are being provided to you by your bank, brokerage firm, or other nominee, along with a voting instruction form, if you received printed copies of our proxy materials. As the beneficial owner, you have the right to direct your bank, brokerage firm, or other nominee how to vote your shares, and the bank, brokerage firm, or other nominee is required to vote your shares in accordance with your instructions. Alternatively, you may vote your shares by attending the Annual Meeting and voting during the virtual Annual Meeting. Please see the section below entitled “How can I attend the Annual Meeting?” for instructions on how to attend the virtual Annual Meeting and vote your shares.

4.
How many shares must be present to hold the Annual Meeting?

A quorum must be present at the Annual Meeting for any business to be conducted. The holders of a majority in voting power of our Common Stock issued and outstanding and entitled to vote, present in person, or by remote communication, if applicable, or represented by proxy, shall constitute a quorum for the transaction of business at the Annual Meeting.

5.
How can I attend the Annual Meeting?

The Annual Meeting will be a completely virtual meeting of shareholders, which will be conducted exclusively by live, online webcast. You are entitled to participate in the Annual Meeting if you were a registered or beneficial holder as of the close of business on the Record Date. No physical meeting will be held.

If you are a registered holder as of the Record Date, you will be able to attend the Annual Meeting online and ask a question or vote during the Annual Meeting by visiting meetnow.global/MSCDKJU. Please follow the instructions on your proxy card that you received. During the Annual Meeting, you will be able to vote your shares electronically by clicking on the “Vote” link on the meeting center site.

If you are a beneficial holder as of the Record Date with shares that are held in “street name” through a bank, broker, or other nominee and want to attend the Annual Meeting online (with the ability to ask a question and/or vote, if you choose to do so), you must register in advance using the following instructions.

To register to attend the Annual Meeting online, you must submit proof of your proxy power (a “Legal Proxy”) reflecting your ownership of the Company’s Common Stock as of the Record Date, along with your name and email address to our transfer agent, Computershare. Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m. Eastern time on August 5, 2024. You will receive a confirmation of your registration by email after Computershare receives your registration materials.

INNOVATION WITH PURPOSE	11

QUESTIONS AND ANSWERS ABOUT THE 2024 ANNUAL MEETING OF SHAREHOLDERS

Requests for registration should be directed to Computershare using either of the following:

By email:	Forward the email from your bank, broker, or other nominee granting you a Legal Proxy, or attach an image of your Legal Proxy, to: legalproxy@computershare.com
By mail:	Computershare
Allegro MicroSystems, Inc. Legal Proxy
P.O. Box 43001
Providence, RI 02940-3001

Advance registration for the Annual Meeting is only required if you are a beneficial holder.

6.
What does it mean if I receive more than one Notice or more than one set of proxy materials?

It means that your shares are held in more than one account at the transfer agent and/or with banks, brokers or other nominees. Please vote all of your shares. To ensure that all of your shares are voted, for each Notice or set of proxy materials, please submit your proxy by phone, via the Internet, or by signing, dating, and returning the enclosed proxy card in the enclosed envelope.

7.
How do I vote?

Whether or not you expect to attend the Annual Meeting online, we urge you to vote your shares as promptly as possible to ensure your representation and the presence of a quorum at the Annual Meeting. If you vote prior to the Annual Meeting, you may still decide to attend the Annual Meeting and vote your shares electronically during the Annual Meeting.

Registered Holders

Registered holders may vote online, by telephone and by mail prior to the Annual Meeting. Registered holders may vote online at www.envisionreports.com/ALGM, 24 hours a day, seven days a week. Registered holders may vote by telephone by calling 1-800-652-8683, 24 hours a day, seven days a week. Registered holders will need the control number included in their Notice or proxy card in order to vote online or by telephone. Registered holders that received a copy of the proxy card by mail may also vote by mail by completing, signing and dating the proxy card and returning it in the prepaid envelope to Proxy Services c/o Computershare Investor Services, P.O. Box 43006, Providence, RI 02940-3006. Registered holders submitting their vote by mail should sign their name exactly as it appears on the proxy card. Votes submitted by proxy cards must be received no later than 11:59 p.m. Eastern time on August 7, 2024.

Registered holders may also vote at the Annual Meeting. Please see the section above entitled “How can I attend the Annual Meeting?” for more information about how to attend the Annual Meeting online. During the Annual Meeting, registered Holders that attend will be able to vote their shares electronically by clicking on the “Vote” link on the meeting center site.

Beneficial Holders

If you are a beneficial holder with shares that are held in “street name” through a bank, broker, or other nominee, you will receive instructions on how to vote from the bank, broker, or other nominee. You must follow their instructions in order for your shares to be voted. Internet and telephone voting may also be offered to shareholders owning shares through certain banks, brokers, and other nominees.

Beneficial holders may also vote at the Annual Meeting. Please see the section above entitled “How can I attend the Annual Meeting?” for more information about how to attend the Annual Meeting online. During the Annual Meeting, beneficial holders that attend will be able to vote their shares electronically by clicking on the “Vote” link on the meeting center site.

8.
How can I change my vote after I submit my proxy?

If you are a registered holder, you may revoke your proxy and change your vote:

•
by submitting a duly executed proxy bearing a later date;
•
by granting a subsequent proxy through the Internet or by telephone;

INNOVATION WITH PURPOSE	12

QUESTIONS AND ANSWERS ABOUT THE 2024 ANNUAL MEETING OF SHAREHOLDERS

•
by giving written notice of revocation to the Secretary of the Company prior to the Annual Meeting; or
•
by voting online at the Annual Meeting.

Your most recent proxy card or Internet or telephone proxy is the one that is counted. Your attendance at the Annual Meeting by itself will not revoke your proxy unless you give written notice of revocation to the Secretary of the Company before your proxy is voted or you vote online at the Annual Meeting.

If your shares are held in “street name,” you may change or revoke your voting instructions by following the specific directions provided to you by your bank, broker or other nominee, or you may vote online at the Annual Meeting.

9.
Who will count the votes? Is my vote confidential?

A representative of Computershare will act as Inspector of Elections, supervise the voting, decide the validity of proxies, and receive and tabulate proxies. As a matter of policy, we keep confidential all shareholder meeting proxies, ballots and voting tabulations that identify individual shareholders. In addition, the vote of any shareholder is not disclosed except as may be necessary to meet legal requirements.

10.
What if I do not specify how my shares are to be voted?

If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote in accordance with the recommendations of the Board. See “Recommendations of the Board” above. For beneficial holders, proxies submitted without voting instructions could result in broker non-votes for certain matters. See “What are broker non-votes and do they count for determining a quorum?” below for additional information.

11.
Will any other business be conducted at the Annual Meeting?

We do not know of any other business that will be presented at the Annual Meeting. However, if any other matter properly comes before the shareholders for a vote at the Annual Meeting, the proxy holders named on the Company’s proxy card will have the discretionary authority to vote your shares in accordance with their best judgment.

12.
Why hold a virtual meeting instead of a physical meeting?

In order to make the meeting accessible to all shareholders, our Board has decided to hold a virtual Annual Meeting. With this live, online webcast format, we believe we will provide our shareholders with substantially the same opportunities to participate as you would have at an in-person meeting.

13.
What if I have trouble accessing the Annual Meeting virtually?

The virtual meeting platform is fully supported across browsers (MS Edge, Firefox, Chrome and Safari) and devices (desktops, laptops, tablets, and cell phones) running the most up-to-date version of applicable software and plugins. Please note, Internet Explorer is not a supported browser. Participants should ensure that they have a strong WiFi connection at the location where they intend to participate in the meeting. We encourage you to access the Annual Meeting prior to the start time. If you need further assistance accessing the meeting, you may call 1-888-724-2416.

INNOVATION WITH PURPOSE	13

QUESTIONS AND ANSWERS ABOUT THE 2024 ANNUAL MEETING OF SHAREHOLDERS

14.
How many votes are required for the approval of the proposals to be voted upon and how will abstentions and broker non-votes be treated?

Proposal	Votes required	Effect of Votes Withheld / Abstentions and Broker Non-Votes
Proposal 1: Election of Directors	A plurality of the votes cast. This means that the four nominees receiving the highest number of affirmative “FOR” votes will be elected as Class I Directors.	Votes withheld and broker non-votes will have no effect on the outcome because they are not considered votes cast.
Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm	The affirmative vote of the holders of a majority in voting power of the votes cast.	Abstentions and broker non-votes, if any, will have no effect on the outcome because they are not considered votes cast. We do not expect any broker non-votes on this proposal.
Proposal 3: Advisory Vote on Executive Compensation	The affirmative vote of the holders of a majority in voting power of the votes cast.	Abstentions and broker non-votes will have no effect on the outcome because they are not considered votes cast.
15.
What is a “vote withheld” and an “abstention” and how will votes withheld and abstentions be treated?

A “vote withheld,” in the case of the proposal regarding the election of directors, or an “abstention,” in the case of the proposals regarding the ratification of the appointment of PwC as our independent registered public accounting firm and the approval, on an advisory basis, of our executive compensation represent a shareholder’s affirmative choice to decline to vote on such proposal. Votes withheld and abstentions are counted as present and entitled to vote for purposes of determining a quorum. Votes withheld have no effect on the election of directors. Abstentions have no effect on the ratification of the appointment of PwC or the approval, on an advisory basis, of our executive compensation.

16.
What are broker non-votes and do they count for determining a quorum?

Generally, broker non-votes occur when shares held by a broker in “street name” for a beneficial owner are not voted with respect to a particular proposal because the broker: (1) has not received voting instructions from the beneficial owner; and (2) lacks discretionary voting power to vote those shares. A broker is entitled to vote shares held for a beneficial owner on routine matters, such as the ratification of the appointment of PwC as our independent registered public accounting firm, without instructions from the beneficial owner of those shares. On the other hand, absent instructions from the beneficial owner of such shares, a broker is not entitled to vote shares held for a beneficial owner on non-routine matters, such as the election of directors and the approval, on an advisory basis, of our executive compensation. Broker non-votes do count for purposes of determining whether a quorum is present.

17.
Where can I find the voting results of the Annual Meeting?

We plan to announce preliminary voting results at the Annual Meeting, and we will report the final results in a Current Report on Form 8-K, which we intend to file with the SEC after the Annual Meeting.

INNOVATION WITH PURPOSE	14

PROPOSALS TO BE VOTED ON

Proposal 1: Election of Directors

We currently have 11 directors on our Board. At the Annual Meeting, four Class I Directors, Katsumi Kawashima, Joseph R. Martin, Vineet Nargolwala and Mary G. Puma, are to be elected to hold office until the 2027 Annual Meeting of Shareholders and until each such director’s respective successor is elected and qualified or until each such director’s earlier death, resignation or removal.

The proposal regarding the election of directors requires the approval of a plurality of the votes cast. This means that the four nominees receiving the highest number of affirmative “FOR” votes will be elected as Class I Directors. Votes withheld and broker non-votes are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal.

As set forth in our Third Amended and Restated Certificate of Incorporation, the Board is currently divided into three classes with staggered, three-year terms. At each annual meeting of shareholders, the successors to directors with expiring terms will be elected to serve from the time of election and qualification until the third annual meeting following election. The current class structure is as follows: Class I, whose term currently expires at the Annual Meeting and whose subsequent term will expire at the 2027 Annual Meeting of Shareholders; Class II, whose term will expire at the 2025 Annual Meeting of Shareholders; and Class III, whose term will expire at the 2026 Annual Meeting of Shareholders. The current Class I Directors are Katsumi Kawashima, Joseph R. Martin, Vineet Nargolwala and Mary G. Puma; the current Class II Directors are Yoshihiro (Zen) Suzuki, David J. Aldrich, Kojiro (Koji) Hatano and Paul Carl (Chip) Schorr IV; and the current Class III Directors are Richard R. Lury, Susan D. Lynch and Jennie M. Raubacher. In preparation for the initial public offering of our Common Stock in 2020 (the “IPO”), we entered into a stockholders agreement with Sanken Electric Co., Ltd. (“Sanken”) and OEP SKNA, L.P. (the “OEP Investor”), a fund affiliated with One Equity Partners (“OEP”). The stockholders agreement was amended and restated by the parties as of June 16, 2022 (as amended and restated, the “Stockholders Agreement”). Pursuant to the rights provided in the Stockholders Agreement, Messrs. Hatano, Kawashima and Lury were each designated by Sanken, and Mary G. Puma was jointly designated by Sanken and the OEP Investor. The OEP Investor’s rights to nominate directors under the Stockholders Agreement passed to the NCGC in February 2024 when the OEP Investor ceased to beneficially own at least five percent of the outstanding shares of Common Stock. As a result, the NCGC designated the other members of the Board. Based on Sanken’s aggregate voting power, we expect that Sanken will control the election of directors to the Board. For more information regarding the Stockholders Agreement, see “Corporate Governance—Stockholders Agreement” on page 29.

The division of our Board into three classes with staggered three-year terms may delay or prevent a change of our management or a change in control of our Company. Our directors may be removed only for cause by the affirmative vote of the holders of at least two-thirds of the voting power of all of the then-outstanding shares of voting stock of the Company entitled to vote at an election of directors; provided, however, that the directors who were originally designated for nomination in accordance with the Stockholders Agreement may be removed with or without cause, but only in accordance with, and to the extent provided by, the terms of the Stockholders Agreement.

If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote the shares of Common Stock represented thereby for the election of each of Messrs. Kawashima, Martin and Nargolwala and Ms. Puma as a Class I Director. In the event that any of the nominees should become unable to serve, or for good cause will not serve, as a director, it is intended that votes will be cast for a substitute nominee designated by the Board, or the Board may elect to reduce its size. The Board has no reason to believe that any of Messrs. Kawashima, Martin or Nargolwala or Ms. Puma will be unable to serve if elected. Each of the nominees has consented to being named in this proxy statement and to serve if elected.

Vote Required

The proposal regarding the election of directors requires the approval of a plurality of the votes cast. This means that the four nominees receiving the highest number of affirmative “FOR” votes will be elected as Class I Directors.

Votes withheld and broker non-votes are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal.

RECOMMENDATION OF THE BOARD OF DIRECTORS
The Board unanimously recommends a vote FOR the election of each of the below Class I Director nominees.

INNOVATION WITH PURPOSE	15

PROPOSAL ONE: ELECTION OF DIRECTORS

Nominees For Class I Director (terms to expire at the 2027 Annual Meeting)

The principal occupations and business experience, for at least the past five years, of each Class I Director nominee for election at the Annual Meeting are as follows:

Katsumi Kawashima
Age: 59

Mr. Kawashima has served as a member of our Board since June 2022. Since April 2022, Mr. Kawashima has served as Head of Corporate Design at Sanken. Mr. Kawashima has also served as a Senior Vice President of Sanken since June 2023. Prior to that, he was a Senior Corporate Officer of Sanken from June 2022 to June 2023, and a Corporate Officer of Sanken from June 2021 to June 2022. From April 2021 to March 2022, Mr. Kawashima served as Director of the General Affairs and Human Resources Division at Sanken, and from April 2018 to March 2021, he was the Deputy Director of this same division. Prior to joining Sanken, he was Senior Manager of the Market Planning Division of Resona Holdings, Inc. from April 2016 to March 2018. Mr. Kawashima has served on the board of directors of Sanken since June 2022 and also serves on the board of directors of a number of Sanken affiliates. Mr. Kawashima received his B.S. in Physics from Tokyo University of Science, Tokyo, Japan in 1989.

We believe Mr. Kawashima’s institutional knowledge and insight, acquired through numerous years of service to Sanken and its affiliates, make him well qualified to serve as a member of our Board.

OTHER PUBLIC COMPANY BOARDS
CURRENT: Sanken Electric Co., Ltd.	PAST FIVE YEARS: None

Joseph R. Martin
Age: 76 Board Committees: Audit (Chair) NCGC Strategy

Mr. Martin has served as a member of our Board since 2017. Previously, he served as Co-Chairman of Fairchild Semiconductor Corporation, and prior to that as its Senior Executive Vice President and Chief Financial Officer. He also served as the Vice Chairman of Fairchild’s board of directors. Mr. Martin has also previously served on the board of directors of other public companies, including Azenta Inc. (Chairman), Bionik Labs, ChipPac Inc. (chair of the Audit Committee), Collectors Universe (chair of the Nominating and Governance Committee) and Soitec Semiconductor (chair of the Audit Committee). Mr. Martin also serves on the board of trustees of Embry-Riddle Aeronautical University. Mr. Martin received a B.S. in Aeronautics in 1974 and was awarded an honorary Ph.D. in 2018, both from Embry-Riddle Aeronautical University. Mr. Martin received an M.B.A. from the University of Maine in 1976. Mr. Martin holds an Executive Master’s Professional Certification from the American College of Corporate Directors, a director education and credentialing organization.

We believe Mr. Martin’s extensive public company board experience and his knowledge and insight into the semiconductor industry, make him well qualified to serve as a member of our Board.

OTHER PUBLIC COMPANY BOARDS
CURRENT: None	PAST FIVE YEARS: Azenta Inc. (until February 2024); Bionik Labs (until 2023); Collectors Universe (until 2020)

INNOVATION WITH PURPOSE	16

PROPOSAL ONE: ELECTION OF DIRECTORS

Vineet Nargolwala
Age: 51 Board Committee: Strategy

Mr. Nargolwala has served as our President and Chief Executive Officer and as a member of our Board since joining the Company in June 2022. Mr. Nargolwala is a technology executive with over 25 years of global executive leadership experience. Prior to joining the Company, Mr. Nargolwala previously served as Executive Vice President of Sensing Solutions at Sensata Technologies, a leading industrial technology company that develops sensors and sensor-based solutions for the automotive, heavy vehicle and off-road, industrial, and aerospace industries, from March 2020 to May 2022. Mr. Nargolwala joined Sensata as Vice President, Sensors Americas in February 2013 and was later promoted to Senior Vice President, Performance Sensing, North America, Japan and Korea in April 2016. In February 2019, he was appointed Senior Vice President, General Manager, Global Safety & Mobility, and in September 2019, he was appointed Senior Vice President, Sensing Solutions. Prior to Sensata, he was with Honeywell International Inc. (“Honeywell”) for over nine years in business strategy and P&L leadership roles of increasing responsibility. Prior to Honeywell, Mr. Nargolwala was at Nortel Networks in product management and engineering roles. He has been a member of the board of Brady Corporation, an international manufacturer and marketer of complete solutions that identify and protect people, products and places, since February 2022. Mr. Nargolwala holds a bachelor’s degree in Electrical Engineering from Maharaja Sayajirao University in Baroda, India, a master’s degree in Electrical Engineering from the University of Texas and a Master of Business Administration from Cornell University.

We believe Mr. Nargolwala’s experience and insight, acquired through his over 25 years as a technology executive, make him well qualified to serve as a member of our Board.

OTHER PUBLIC COMPANY BOARDS
CURRENT: Brady Corporation	PAST FIVE YEARS: None

INNOVATION WITH PURPOSE	17

PROPOSAL ONE: ELECTION OF DIRECTORS

Mary G. Puma
Age: 62 Board Committees: Strategy (Chair) Compensation

Ms. Puma has served as a member of our Board since October 2023. Ms. Puma has more than 40 years of technology experience, including 25 years in the semiconductor industry. Ms. Puma was the Executive Chairperson of Axcelis Technologies, Inc. (“Axcelis”) from May 2023 until May 2024, and previously served as President and Chief Executive Officer of Axcelis from January 2002 to May 2023. Prior to becoming CEO of Axcelis, she served as the company’s President and Chief Operating Officer beginning in July 2000. In 1998, Ms. Puma was appointed General Manager and Vice President of Axcelis’s predecessor, the Implant Systems Division of Eaton Corporation, a global diversified industrial manufacturer, after having joined in 1996 as general manager of Eaton’s Commercial Controls Division. Prior to Eaton, Ms. Puma spent 15 years in various marketing and general management positions at General Electric Company. Beginning in August 2023, Ms. Puma joined the board of directors of Ciena Corporation, a publicly traded networking systems and software company. Ms. Puma is also a director of SMART Global Holdings, Inc., a publicly traded memory-focused company engaging in the design and development of enterprise solutions. Until her retirement in 2023, Ms. Puma served on the board of directors of Nordson Corporation. Since December 2022, she has served as Chairperson of the Board of Semiconductor Equipment and Materials International, a global industry association serving the manufacturing supply chain for the micro- and nano-electronics industries. Ms. Puma holds a Bachelor of Arts degree in Economics from Tufts University and a Master of Science degree from the MIT Sloan School of Management.

We believe Ms. Puma’s extensive experience in our industry, acquired through her over 25 years of service to Axcelis and its predecessor, make her well qualified to serve as a member of our Board.

OTHER PUBLIC COMPANY BOARDS
CURRENT: Ciena Corporation; SMART Global Holdings, Inc.	PAST FIVE YEARS: Axcelis Technologies, Inc. (until May 2024); Nordson Corporation (until 2023)

INNOVATION WITH PURPOSE	18

PROPOSAL ONE: ELECTION OF DIRECTORS

Continuing members of the Board:

The principal occupations and business experience, for at least the past five years, of each Class II Director (terms expiring at the 2025 Annual Meeting) and Class III Director (terms expiring at the 2026 Annual Meeting) are as follows:

Class II Directors

Yoshihiro (Zen) Suzuki
Age: 65 Chairman of the Board Board Committee: Strategy

Mr. Suzuki has served as our Chairman and a member of our Board since 2018 and has served on our Board since 2001. From July 2013 until his retirement in June 2022, Mr. Suzuki served as a director and Senior Vice President at Sanken. Mr. Suzuki previously served as the Chairman and Chief Executive Officer of Polar Semiconductor, LLC (“PSL”) from July 2005 until his retirement in May 2022. In addition, from 2005 until his retirement in May 2022, Mr. Suzuki served as a member of the board of directors of PSL and its predecessor entity. Mr. Suzuki has served as a consultant to PSL since July 2022. From 2013 to 2018, Mr. Suzuki served on the board of directors of Sanken North America Inc. Mr. Suzuki has also served on the board of directors of a variety of other Sanken affiliates and has over 40 years of experience with Sanken and its affiliates. After joining Sanken in 1982, Mr. Suzuki held various senior leadership positions and general management roles, including Chief Executive Officer of Sanken North America, Inc. Mr. Suzuki has also served as an Honorary Advisor at the Institute of Management Studies in Japan since January 2024. Mr. Suzuki received his B.S. in Physics and Engineering Science from Chuo University, Tokyo, Japan in 1982.

We believe Mr. Suzuki’s institutional knowledge and insight, acquired through numerous years of service to Sanken and its affiliates, as well as his experience as a member of our Board, make him well qualified to serve as a member of our Board.

OTHER PUBLIC COMPANY BOARDS
CURRENT: None	PAST FIVE YEARS: Sanken Electric Co., Ltd. (until 2022)

David J. Aldrich
Age: 67 Board Committees: Compensation (Chair) NCGC

Mr. Aldrich has served as a member of our Board since 2021. Mr. Aldrich served in numerous senior leadership positions at Skyworks Solutions, Inc. (“Skyworks”), an innovator of high-performance analog semiconductors connecting people, places and things, including as its Chairman from 2014 to 2021, Executive Chairman from 2016 to 2018, its Chief Executive Officer from 2014 to 2016, and its President and Chief Executive Officer from 2000 to 2014. From 2000 to May 2021, Mr. Aldrich also served as a member of the board of directors of Skyworks. Since 2007, Mr. Aldrich has served as a member of the board of directors of Belden, Inc., a publicly traded manufacturer of networking, connectivity, and cable products, and has served as chairman of the board since 2021. Mr. Aldrich is also currently chairman of the board of indie Semiconductor, a publicly traded automotive semiconductor and software company, a position he has held since 2021 and is a director of Mobix Labs, Inc., a publicly traded semiconductor company developing connectivity solutions, since February 2021. From 2017 until its 2021 acquisition by Cisco Systems, Inc., Mr. Aldrich served as a member of the board of directors of Acacia Communications, Inc., a publicly traded optical networking strategy and technology company. Mr. Aldrich received his B.A. in Political Science from Providence College in 1979 and an M.B.A. from the University of Rhode Island in 1981.

We believe that Mr. Aldrich’s knowledge and insight, gained through his executive roles at Skyworks and through his service as a board member of multiple public companies, make him well qualified to serve as a member of our Board.

OTHER PUBLIC COMPANY BOARDS
CURRENT: Belden, Inc., indie Semiconductor, Inc., Mobix Labs, Inc.	PAST FIVE YEARS: Acacia Communications, Inc. (until 2021), Skyworks Solutions, Inc. (until 2021)

INNOVATION WITH PURPOSE	19

PROPOSAL ONE: ELECTION OF DIRECTORS

Kojiro (Koji) Hatano
Age: 57

Mr. Hatano has served as a member of our Board since 2022. Mr. Hatano has served as General Manager of U.S. Business Enhancement for Sanken since April 2022 and has also served as Corporate Officer of Sanken since June 2022. In addition, he has served as Chairman and Chief Executive Officer of PSL since May 2022. Mr. Hatano also served as Manager of Business Performance for the Company from January 2006 until December 2022. In addition, since May 2021, Mr. Hatano has served as a member of the board of directors of PSL, and he has served on the board of directors of Sanken Electric Europe Limited since March 2020. Mr. Hatano received his B.A. in Social Science from Waseda University, Tokyo, Japan in 1991.

We believe Mr. Hatano’s institutional knowledge and insight, acquired through numerous years of service to the Company and Sanken and its affiliates, as well as his experience on other company boards, make him well qualified to serve as a member of our Board.

OTHER PUBLIC COMPANY BOARDS
CURRENT: None	PAST FIVE YEARS: None

Paul Carl (Chip) Schorr IV
Age: 57 Board Committee: Strategy

Mr. Schorr has served as a member of our Board since 2017. Mr. Schorr is the Managing Partner of Niobrara Capital, and founder and Chairman of First Global Reserve (aka Numium). Mr. Schorr is also an investor in and a manager of PS Investment Aggregator, L.P. Mr. Schorr served as a Senior Managing Director at OEP from 2015 until January 2024. From 2011 to 2015, Mr. Schorr served as Chairman and Managing Partner of Augusta Columbia Capital, a private equity firm of which he was a founder, which was acquired by OEP in 2015. In addition, Mr. Schorr was a Senior Managing Director at The Blackstone Group Inc. from 2005 to 2011, where he served as the Global Head of Technology Investing. Mr. Schorr was also a Managing Partner at Citigroup Venture Capital Equity Partners from 1996 to 2005. Throughout his career, Mr. Schorr has served on the boards of directors of numerous companies across a variety of industries. Since 2010, Mr. Schorr has served on the board of directors of Ameritas Mutual Holding Company and Ameritas Life Insurance Corp. Mr. Schorr has also served on the board of directors of Emso Asset Management Limited, a London-based alternative asset manager focused on emerging markets, since 2014. Mr. Schorr served on the board of directors of One Equity Partners Open Water I Corp., a special purpose acquisition company, from 2021 until the company went private in December 2022. Mr. Schorr also serves on the board of directors of various non-profit organizations including Jazz at Lincoln Center, the Whitney Museum in New York City, and the Snowmass Chapel. Mr. Schorr received a B.S.F.S. from The School of Foreign Service of Georgetown University in 1989. Mr. Schorr received his M.B.A. from Harvard Business School in 1993.

We believe Mr. Schorr’s extensive experience in leadership positions at financial institutions and his knowledge and insight in the technology sector, as well as his board experience, make him well qualified to serve as a member of our Board.

OTHER PUBLIC COMPANY BOARDS
CURRENT: None	PAST FIVE YEARS: One Equity Partners Open Water I Corp.

INNOVATION WITH PURPOSE	20

PROPOSAL ONE: ELECTION OF DIRECTORS

Class III Directors

Richard R. Lury
Age: 76 Board Committees: NCGC (Chair) Compensation

Mr. Lury has served as a member of our Board since 2007. Mr. Lury served on the board of directors of Sanken and various committees from June 2015 to June 2022. Mr. Lury has also served on the board of directors for Hitachi Zosen Corporation, a Japanese industrial and engineering corporation since June 2016. Mr. Lury was previously a partner at Kelley Drye & Warren LLP, a New York-based law firm, which he joined in September 1989 and at which he practiced as a member of the Corporate Department and Chair of the Japan Practice Group until his retirement from the firm in 2015. Although retired, Mr. Lury retains Life Partner status with the firm. Mr. Lury received his B.A. in Political Science and International Relations from the University of Pennsylvania in 1969. Mr. Lury received his J.D. from Syracuse University College of Law in 1972.

We believe Mr. Lury’s extensive legal expertise as an attorney and his insight gained as a member of the board of directors of Sanken, makes him well qualified to serve as a member of our Board.

OTHER PUBLIC COMPANY BOARDS
CURRENT: Hitachi Zosen Corporation	PAST FIVE YEARS: Sanken Electric Co., Ltd.

Susan D. Lynch
Age: 62 Board Committee: Audit

Ms. Lynch has served as a member of our Board since 2021. From August 2019 to September 2023, Ms. Lynch served as the Senior Vice President and Chief Financial Officer at V2X (formerly Vectrus, Inc.). From April 2016 to July 2019, Ms. Lynch was the Executive Vice President and Chief Financial Officer for Sungard Availability Services, which was involved in a pre-negotiated Chapter 11 bankruptcy restructuring in May of 2019. Before joining Sungard AS, from 2007 to 2015, Ms. Lynch was the Executive Vice President and Chief Financial Officer for Hitachi Data Systems (now Hitachi Vantara). From 2005 to 2007, Ms. Lynch was Vice President and Chief Financial Officer of Raytheon Technical Services. Before joining Raytheon, Ms. Lynch held a number of roles of increasing financial responsibility with Honeywell from 1984 to 2005. Ms. Lynch also serves on the board of directors of Onto Innovation Inc., a publicly traded company that designs, develops, manufactures and supports metrology and inspection tools for the semiconductor industry, since March 2024. Ms. Lynch received her B.A. in accounting and business administration from MidAmerica Nazarene University.

We believe Ms. Lynch’s knowledge and insight, gained through more than 25 years of financial experience through senior leadership roles in the technology, aerospace and defense, and industrial manufacturing industries make her well qualified to serve as a member of our Board.

OTHER PUBLIC COMPANY BOARDS
CURRENT: Onto Innovation Inc.	PAST FIVE YEARS: None

INNOVATION WITH PURPOSE	21

PROPOSAL ONE: ELECTION OF DIRECTORS

Jennie M. Raubacher
Age: 48 Board Committees: Audit Strategy

Ms. Raubacher has served on our Board since April 2024. Ms. Raubacher has over 25 years’ experience in investment banking focused on the technology and telecom sectors, and has advised numerous C-suite executives and boards of directors around the world on strategic and financing transactions. Ms. Raubacher served as Managing Director at Wells Fargo & Company (“Wells Fargo”), and led Wells Fargo’s global semiconductor and electronics investment banking practice from 2011 until March 2024. Prior to joining Wells Fargo in 2011, Ms. Raubacher was an investment banker focused on the technology, media and telecom sectors from 1998 to 2011 at Lehman Brothers and Barclays Capital (which acquired Lehman Brothers). Ms. Raubacher serves on the Women’s Leadership Council of the GSA (Global Semiconductor Alliance). Ms. Raubacher received her A.B. magna cum laude from Harvard University and her M.B.A. from Stanford University.

We believe Ms. Raubacher’s extensive experience in leadership positions at financial institutions and her knowledge and insight in the technology sector make her well qualified to serve as a member of our Board.

OTHER PUBLIC COMPANY BOARDS
CURRENT: None	PAST FIVE YEARS: None

INNOVATION WITH PURPOSE	22

Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm

Our Audit Committee has appointed PricewaterhouseCoopers LLP (“PwC”) as our independent registered public accounting firm for the fiscal year ending March 28, 2025. Our Board has directed that this appointment be submitted to our shareholders for ratification at the Annual Meeting. Although ratification of our appointment of PwC is not required, we value the opinions of our shareholders and believe that shareholder ratification of our appointment is a good corporate governance practice.

PwC has been engaged as our independent registered public accounting firm since June 7, 2022, including for the fiscal year ended March 29, 2024. Prior to that, Grant Thornton LLP served as our independent registered public accounting firm, including for the fiscal year ended March 25, 2022. Neither of the accounting firms nor any of either firm’s members have any direct or indirect financial interest in or any connection with us in any capacity other than as our auditors, providing audit and non-audit related services. We expect representatives of PwC to be present at the Annual Meeting. Representatives of PwC will have an opportunity to make a statement if they so desire and are expected to be available to respond to appropriate questions from shareholders.

In the event that the appointment of PwC is not ratified by the shareholders, the Audit Committee will consider whether it is appropriate to select another independent registered public accounting firm, but it will not be obligated to do so. Even if the appointment of PwC is ratified, the Audit Committee retains the discretion to appoint a different independent registered public accounting firm at any time if it determines that such a change is in the best interest of the Company.

Changes in Certifying Accountant

On June 7, 2022, our Audit Committee dismissed Grant Thornton LLP as the Company’s independent registered public accounting firm. The reports of Grant Thornton LLP on the Company’s consolidated financial statements and internal control over financial reporting, which were included in the Company’s Annual Report on Form 10-K for the fiscal year ended March 25, 2022, and the report on the Company’s consolidated financial statements, which was included in the Company’s Annual Report on Form 10‑K for the fiscal year ended March 26, 2021, did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the Company’s fiscal years ended March 25, 2022 and March 26, 2021, and the subsequent interim period through June 7, 2022, there were: (i) no disagreements within the meaning of Item 304(a)(1)(iv) of Regulation S-K between the Company and Grant Thornton LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to Grant Thornton LLP’s satisfaction, would have caused Grant Thornton LLP to make reference thereto in Grant Thornton LLP’s reports; and (ii) no “reportable events” within the meaning of Item 304(a)(1)(v) of Regulation S-K.

We previously provided Grant Thornton LLP with a copy of the above disclosures, as included in our Current Report on Form 8-K filed with the SEC on June 10, 2022, and requested that Grant Thornton LLP furnish us with a letter addressed to the SEC stating whether Grant Thornton LLP agreed with the statements made by us in response to Item 304(a) of Regulation S-K and, if not, stating the respects in which it does not agree. A copy of Grant Thornton LLP’s letter, dated June 9, 2022, is attached as Exhibit 16.1 to that Current Report on Form 8-K.

On June 7, 2022, our Audit Committee approved the engagement of PwC as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2023. During the Company’s fiscal years ended March 25, 2022 and March 26, 2021, and the subsequent interim period through June 7, 2022, neither the Company nor anyone on its behalf has consulted with PwC regarding: (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that PwC concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue; (ii) any matter that was the subject of a disagreement within the meaning of Item 304(a)(1)(iv) of Regulation S-K; or (iii) any “reportable event” within the meaning of Item 304(a)(1)(v) of Regulation S-K.

INNOVATION WITH PURPOSE	23

PROPOSAL TWO: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Vote Required

This proposal requires the affirmative vote of the holders of a majority in voting power of the votes cast. Abstentions are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal. Because brokers have discretionary authority to vote on the ratification of the appointment of PwC, we do not expect any broker non-votes in connection with this proposal.

RECOMMENDATION OF THE BOARD OF DIRECTORS

The Board unanimously recommends a vote FOR the Ratification of the Appointment of PricewaterhouseCoopers LLP as our Independent Registered Public Accounting Firm for the fiscal year ending March 28, 2025.

INNOVATION WITH PURPOSE	24

Proposal 3: Advisory Vote on the Company’s Executive Compensation

Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act and Section 14(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), we are providing our shareholders with the opportunity to vote to approve, on a non-binding, advisory basis, the overall compensation of our named executive officers as disclosed in the “Executive and Director Compensation” section of this proxy statement. This advisory vote is commonly referred to as “say-on-pay.”

A substantial percentage of our named executive officers’ compensation is directly tied to stock performance and the attainment of financial and other performance measures the Board believes promote long-term shareholder value and position us for long-term success. As described more fully in the Compensation Discussion and Analysis, the mix of fixed and performance-based compensation, the terms of our incentive compensation programs, and the weighting of variable compensation more heavily toward equity awards, are all designed to enable us to attract and retain top talent and align the interests of our executive officers with those of our shareholders, while balancing risk and reward. The Compensation Committee and the Board believe the design of the programs, and the compensation awarded to the named executive officers under the current programs, fulfills these objectives.

Although the vote is advisory and non-binding, the Board and the Compensation Committee will carefully consider the outcome of the vote in connection with their ongoing evaluation of the Company’s compensation programs. We currently intend to hold say-on-pay votes on executive compensation annually until the next vote to determine the frequency of such an advisory vote in 2028. Accordingly, we anticipate the next say-on-pay vote will be held at the Company’s 2025 Annual Meeting of Shareholders.

We are asking our shareholders to approve the compensation of our named executive officers by voting “FOR” the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

Vote Required

This proposal requires the affirmative vote of the holders of a majority in voting power of the votes cast. Abstentions and broker non‑votes are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal.

RECOMMENDATION OF THE BOARD OF DIRECTORS
The Board unanimously recommends a vote “FOR” the approval, on an advisory basis, of the Company’s executive compensation.

INNOVATION WITH PURPOSE	25

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee has reviewed the audited consolidated financial statements of the Company for the fiscal year ended March 29, 2024 and has discussed these financial statements with management and PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm for the fiscal year ended March 29, 2024. The Audit Committee has also discussed with the independent registered public accountants the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the Securities and Exchange Commission.

The Company’s independent registered public accounting firm also provided the Audit Committee with the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence. In addition, the Audit Committee discussed with the independent registered public accounting firm its independence from the Company.

Based on its discussions with management and the independent registered public accounting firm, and its review of the representations and information provided by management and the independent registered public accounting firm, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10‑K for the fiscal year ended March 29, 2024.

June 12, 2024

Joseph R. Martin (Chair)

Susan D. Lynch

Jennie M. Raubacher

The Audit Committee Report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and it shall not otherwise be deemed filed under such Acts.

INNOVATION WITH PURPOSE	26

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES AND OTHER MATTERS

The following table summarizes the fees of PwC, our independent registered public accounting firm, billed to us for each of the last two fiscal years:

	Fiscal Year Ended
Fee Category	March 29, 2024	March 31, 2023
Audit Fees	$2,937,650	$2,630,000
Audit-Related Fees	285,000	—
Tax Fees	305,000	—
All Other Fees	900	9,150
Total Fees	$3,528,550	$2,639,150

Audit Fees

Audit fees consist of fees billed for professional services performed by PwC for the audit of our annual financial statements and the review of quarterly financial statements and audit services provided in connection with other statutory or regulatory filings.

Audit-Related Fees

Audit-related fees consist of services that are reasonably related to the performance of the audit or review of the Company’s financial statements and related services and which are not reported under “Audit Fees”. Audit-related fees in fiscal year 2024 were for professional services associated with acquisition due diligence.

Tax Fees

Tax fees consist of services for tax compliance and consulting.

All Other Fees

All other fees consist of license fees for an accounting research software license.

Audit Committee Pre-Approval Policy and Procedures

The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm retained to audit the Company’s financial statements. The Audit Committee has established a policy regarding pre-approval of all audit and non-audit services provided by the independent registered public accountants.

On an ongoing basis, management communicates specific projects and categories of services for which the advance approval of the Audit Committee is requested. The Audit Committee reviews these requests and advises management if the Audit Committee approves the engagement of the independent registered public accountants. On a periodic basis, management reports to the Audit Committee regarding the actual spending for such projects and services as compared to the approved amounts. The Audit Committee may also delegate the ability to pre-approve audit and permitted non-audit services to a subcommittee consisting of one or more members, provided that such pre-approvals are reported on at a subsequent Audit Committee meeting. All services performed for the fiscal year ended March 29, 2024 were pre-approved by the Audit Committee.

INNOVATION WITH PURPOSE	27

CORPORATE GOVERNANCE

General

Our Board has adopted Corporate Governance Guidelines, a Code of Business Conduct and Ethics, and charters for our NCGC, Audit Committee, Compensation Committee, and Strategy Committee to assist the Board in the exercise of its responsibilities and to serve as a framework for the effective governance of the Company. You can access our current committee charters, our Corporate Governance Guidelines, and our Code of Business Conduct and Ethics in the “Governance” section under “Documents & Charters” in the investor relations section of our corporate website located at investors.allegromicro.com, or by writing to our Secretary at our offices at 955 Perimeter Road, Manchester, New Hampshire, 03103.

Board Composition

Our business and affairs are managed under the direction of our Board. Our Board currently consists of 11 members: Vineet Nargolwala, Yoshihiro (Zen) Suzuki, David J. Aldrich, Kojiro (Koji) Hatano, Katsumi Kawashima, Richard R. Lury, Susan D. Lynch, Joseph R. Martin, Mary G. Puma, Jennie M. Raubacher and Paul Carl (Chip) Schorr IV. Our Board is divided into three classes, with the directors in each class serving for a three-year term, and one class being elected each year by our shareholders.

When considering whether directors have the experience, qualifications, attributes or skills, taken as a whole, to enable our Board to satisfy its oversight responsibilities effectively in light of our business and structure, our Board focuses primarily on each person’s background and experience, as reflected in the information discussed in each director’s individual biography set forth in Proposal One above and in the director skills and experience matrix set forth below. We believe that our directors provide an appropriate mix of experience and skills relevant to the size and nature of our business.

Board Skills and Experience Matrix

The NCGC regularly reviews the skills, experience and background that it believes are desirable to be represented on the Board. The following identifies some of these key qualifications and skills and includes which directors possess these skills: board skills and experience matrix experience, skills or director) automotive industry senior management (public or private) finance / accounting international business legal/ regulatory / compliance corporate governance and public company board semiconductor / technology industries sales & marketing operations / manufacturing / supply chain esg / climate / sustainability key no experience some experience substantial experience expert-level experience

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CORPORATE GOVERNANCE

Stockholders Agreement

In connection with our IPO, we entered into a stockholders agreement with certain stockholders of the Company, including Sanken and the OEP Investor. The stockholders agreement was amended and restated by the parties as of June 16, 2022 (the amended and restated agreement is referred to in this proxy statement as the “Stockholders Agreement”). Pursuant to the Stockholders Agreement, the parties agreed that:

•
the size of the Board is fixed at 11 directors;
•
for as long as Sanken, directly or indirectly, beneficially owns, in the aggregate, at least five percent (5%) of our Common Stock, Sanken will have the right to designate that number of individuals for nomination in any election of directors which, assuming all such individuals are successfully elected as directors, when taken together with any incumbent directors that have been nominated by Sanken not then standing for election, would result in there being three such directors designated by Sanken on our Board;
•
for as long as the OEP Investor, directly or indirectly, beneficially owned, in the aggregate, at least five percent (5%) of our Common Stock, the OEP Investor also had certain Board designation rights. In February 2024 when the OEP Investor ceased to beneficially own at least five percent of the outstanding shares of Common Stock (the “OEP Trigger”), its designation rights became rights of the NCGC, which now has the right to designate that number of individuals for nomination in any election of directors which, assuming all such individuals are successfully elected as directors, when taken together with any incumbent directors that have been nominated by the NCGC not then standing for election, would result in there being five such directors designated by the NCGC on our Board without the prior written approval of Sanken;
•
for as long as both Sanken and the OEP Investor each beneficially owned, directly or indirectly, in the aggregate, at least five percent (5%) of our Common Stock, Sanken and the OEP Investor had joint Board designation rights to designate that number of individuals for nomination in any election of directors which, assuming all such individuals were successfully elected as directors, when taken together with any incumbent directors that had been nominated pursuant to the joint designation right not then standing for election, would result in there being one such director on our Board appointed under the joint designation right (provided, that any individual jointly designated as described in this clause that is different from the individual designated by Sanken and the OEP Investor in the Stockholders Agreement required the prior written approval of both Sanken and the OEP Investor);
•
the NCGC will have the right to designate that number of individuals for nomination in any election of directors which, assuming all such individuals are successfully elected as directors, when taken together with any incumbent directors that have been nominated by the NCGC not then standing for election, would result in there being another director designated by the NCGC (the individual described in this clause being the “Nom/Gov Director”);
•
Mr. Suzuki is designated as the Nom/Gov Director and shall serve as the Chairperson of the Board until the 2025 annual meeting of shareholders, after which the Chairperson of the Board shall be appointed by the Board upon the recommendation of the NCGC; and
•
unless otherwise agreed, our then-current Chief Executive Officer will be designated for nomination by the Board in any applicable election.

Pursuant to the Stockholders Agreement, Sanken generally has the right to remove and replace directors that it has designated. Each of Sanken and the OEP Investor also agreed to vote, or cause to be voted, all of their outstanding shares of our Common Stock at any annual or special meeting of shareholders in which directors are elected, and to otherwise take all necessary action (as defined in the Stockholders Agreement) so as to cause the election or appointment of the designees described above. Additionally, pursuant to the Stockholders Agreement, the Company has agreed to take all commercially reasonable actions to cause (1) our Board to be comprised of the number of directors described above; (2) the individuals designated in accordance with the terms of the Stockholders Agreement to be included in the slate of nominees to be elected at the next annual or special meeting of our shareholders at which directors are to be elected, and at each annual meeting of our shareholders thereafter at which a director’s term expires; and (3) the individuals designated in accordance with the terms of the Stockholders Agreement to fill the applicable vacancies on our Board. The Stockholders Agreement allows for our Board to reject the nomination, appointment or election of a particular director if such nomination, appointment or election would constitute a breach of the Board’s fiduciary duties to our shareholders or does not otherwise comply with any requirements of our Third Amended and Restated Certificate of Incorporation or our Second Amended and Restated Bylaws (the “Bylaws”).

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CORPORATE GOVERNANCE

In addition, the Stockholders Agreement provides Sanken with a consent right (subject to certain ownership minimums) over our entry into any transaction with the OEP Investor, any of their respective affiliates or any of our affiliates. The Stockholders Agreement also includes a covenant between Sanken and the OEP Investor that gives the OEP Investor the right to require Sanken to vote all of its shares in favor of any matter that our Board has determined is advisable and in the best interests of the shareholders and has recommended that the shareholders adopt. The Stockholders Agreement further provides that neither Sanken nor the OEP Investor will directly sell a portion of its Common Stock representing greater than 10% of our outstanding shares of Common Stock to a material competitor of the Company or of the other shareholder in a privately negotiated sale solely between such selling shareholder and such competitor, without the prior written consent of the OEP Investor (in the case of a sale by Sanken) or Sanken (in the case of a sale by the OEP Investor).

The Stockholders Agreement will terminate upon the earlier to occur of (a) each of (i) Sanken and its affiliates and (ii) the OEP Investor and its affiliates ceasing to own any shares of our Common Stock, and (b) the unanimous written consent of the parties thereto. In addition, the rights and obligations of Sanken and the OEP Investor under the Stockholders Agreement will terminate upon Sanken and its affiliates (in the case of Sanken) or the OEP Investor and its affiliates (in the case of the OEP Investor) ceasing to own any shares of our Common Stock. Notwithstanding the foregoing, because the OEP Investor and its affiliates cease to beneficially own, directly or indirectly, at least five percent (5%) of the issued and outstanding shares of Common Stock, any right or benefit to which the OEP Investor was entitled as a result of holding at least five percent (5%) of the issued and outstanding shares of Common Stock automatically became a right or benefit of the NCGC for so long as the Stockholders Agreement remains in effect, and the NCGC has the right to enforce any such rights or benefits mutatis mutandis as though it were the OEP Investor under any applicable provision (but without regard to any share ownership requirements set forth therein), leaving all of Sanken’s and the Company’s obligations in respect of any such provisions in full force and effect. Further, if the OEP Investor ceases to own any shares of Common Stock, the Stockholders Agreement shall remain in effect, and all other rights and obligations of the OEP Investor and its affiliates shall automatically become a right or obligation of the NCGC for so long as the Stockholders Agreement remains in effect, and the NCGC shall have the right to enforce any such rights mutatis mutandis as though it were the OEP Investor under any applicable provision, and accordingly all of Sanken’s and the Company’s obligations in respect of any such provisions shall remain in full force and effect.

Director Independence

Our Common Stock is listed on the Nasdaq Global Select Market (“Nasdaq”). Under Nasdaq rules, a director will only qualify as an “independent director” if that company’s board of directors affirmatively determines that such person does not have a relationship with the company that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Our Board undertook a review of the independence of our directors and considered whether any director has a material relationship with us that could compromise that director’s ability to exercise independent judgment in carrying out that director’s responsibilities. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, our Board has determined that none of David J. Aldrich, Richard R. Lury, Susan D. Lynch, Joseph R. Martin, Mary G. Puma and Jennie M. Raubacher, representing six of our 11 directors, has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under Nasdaq rules. Additionally, Paul Carl (Chip) Schorr IV was independent during fiscal year 2024, and Andrew G. Dunn was independent during the period he served on the Board in fiscal year 2024.

In making these determinations, our Board considered the current and prior relationships that each director has with our Company and all other facts and circumstances our Board deemed relevant in determining their independence, including their beneficial ownership of our capital stock and relationships with certain of our significant shareholders, and the transactions involving them described in the section entitled “Certain Relationships and Related Person Transactions.”

Director Candidates

Other than director candidates designated by Sanken pursuant to the Stockholders Agreement, the NCGC is primarily responsible for searching for qualified director candidates for election to the Board and filling vacancies on the Board. To facilitate the search process, the NCGC may solicit current directors and executives of the Company for the names of potentially qualified candidates. The NCGC may also consult with outside advisors or retain search firms to assist in the search for qualified candidates or consider director candidates recommended by our shareholders. Once potential candidates are identified, the NCGC reviews the backgrounds of those candidates, evaluates candidates’ independence

INNOVATION WITH PURPOSE	30

CORPORATE GOVERNANCE

from the Company and potential conflicts of interest and determines if candidates meet the qualifications desired by the NCGC for candidates for election as a director. Mary Puma, who was elected to the Board in October 2024 and jointly designated by Sanken and the OEP Investor under the Stockholders Agreement, was identified as a potential director candidate and presented to the NCGC and the Board by a third-party recruiting firm, which was engaged by the NCGC to assist the NCGC in (i) identifying director candidates that meet the Company’s director qualifications set forth below, (ii) coordinating interviews with those qualified candidates selected by the NCGC for further consideration, and (iii) completing the due diligence work of the NCGC, as needed. Once identified as a candidate, the NCGC evaluated Ms. Puma following the process described below and recommended that she be elected to the Board.

In evaluating the suitability of individual candidates (both new candidates and current Board members), the NCGC, in recommending candidates for election, and the Board, in approving (and, in the case of vacancies, appointing) such candidates, may take into account many factors, including: personal and professional integrity, ethics and values; experience in corporate management, such as serving as an officer or former officer of a publicly held company; the categories of skills and experience identified in the director skills and experience matrix; strong finance experience; relevant social policy concerns; experience relevant to the Company’s industry; experience as a board member or executive officer of another publicly held company; relevant academic expertise or other proficiency in an area of the Company’s operations; diversity of expertise and experience in substantive matters pertaining to the Company’s business relative to other Board members; diversity of background and perspective, including, but not limited to, with respect to age, gender, race, place of residence and specialized experience; practical and mature business judgment, including, but not limited to, the ability to make independent analytical inquiries; and any other relevant qualifications, attributes or skills. The Board evaluates each individual in the context of the Board as a whole, with the objective of assembling a group that can best perpetuate the success of the business and represent shareholder interests through the exercise of sound judgment using its diversity of experience in these various areas. In determining whether to recommend a director for re-election, the NCGC may also consider the director’s past attendance at meetings and participation in and contributions to the activities of the Board.

Shareholders may recommend individuals to the NCGC for consideration as potential director candidates by submitting the names of the recommended individuals, together with appropriate biographical information and background materials, to the NCGC, c/o Secretary, Allegro MicroSystems, Inc., 955 Perimeter Road, Manchester, New Hampshire, 03103. In the event there is a vacancy, and assuming that appropriate biographical and background material has been provided on a timely basis, the NCGC will evaluate shareholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others.

Communications from Shareholders

The Board will give appropriate attention to written communications that are submitted by shareholders and will respond if and as appropriate. Our Secretary is primarily responsible for monitoring communications from shareholders and for providing copies or summaries to the directors as our Secretary considers appropriate.

Communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that our Secretary considers to be important for the directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs or personal grievances. Shareholders who wish to send communications on any topic to the Board should address such communications to the Board of Directors in writing: c/o Secretary, Allegro MicroSystems, Inc. 955 Perimeter Road, Manchester, New Hampshire, 03103.

Board Leadership Structure and Role in Risk Oversight

Our Bylaws and Corporate Governance Guidelines provide our Board with flexibility to combine or separate the positions of Chairman of the Board and Chief Executive Officer in accordance with its determination that utilizing one or the other structure would be in the best interests of our Company. Currently, the roles are separated, with Yoshihiro Suzuki serving as Chairman of the Board and Vineet Nargolwala serving as President and Chief Executive Officer and as a director. Our Board has determined that separating the roles of Chairman of the Board and Chief Executive Officer allows our Chief Executive Officer to focus on the strategic management of our day-to-day business, while allowing the Chairman to focus on leading the Board in its fundamental role of providing advice to, and independently overseeing, management. The Board recognizes the time, effort, and energy that the Chief Executive Officer is required to devote to the position in the current business environment, as well as the commitment required to serve as our Chairman. The Board believes that having separate positions, with a non-executive director serving as the Chairman, is the appropriate leadership structure for our Company at this time and allows the Board to fulfill its role with appropriate independence. For these reasons and because

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CORPORATE GOVERNANCE

of the strong leadership of Mr. Suzuki and Mr. Nargolwala, our Board has concluded that our current leadership structure is appropriate at this time.

However, our Board will continue to periodically review our leadership structure and may make such changes in the future as it deems appropriate. Our Corporate Governance Guidelines provide that whenever our Chairman of the Board is also a member of management or is a director that does not otherwise qualify as an independent director, the independent directors may elect a lead director. The Board does not currently have a lead director.

Our Board has an active role, as a whole and also at the committee level, in overseeing the management of our risks. Our Board is responsible for overseeing our risk management process. Our Board focuses on our general risk management strategy, the most significant risks facing us, and oversees the implementation of risk mitigation strategies by management. Our Audit Committee is also responsible for discussing our policies with respect to risk assessment and risk management and is responsible for overseeing the management of risks relating to accounting matters and financial reporting. Our Compensation Committee is responsible for overseeing the management of risks relating to our executive compensation plans and arrangements. Our NCGC is responsible for overseeing the management of risks associated with the independence of our Board and potential conflicts of interest. Although each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed through discussions with committee members and regular reports from management about such risks, as well as the actions taken by management to adequately address those risks.

Code of Business Conduct and Ethics

Our Board has adopted a written Code of Business Conduct and Ethics that applies to our directors, officers and employees (including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions). A copy of the Code of Business Conduct and Ethics is posted on our investor relations website at investors.allegromicro.com in the “Governance” section under “Documents & Charters.” In addition, we have or intend to post on our website all disclosures that are required by law or Nasdaq rules concerning any amendments to, or waivers from, any provision of the code.

Attendance by Members of the Board at Meetings

There were five meetings of the full Board during the fiscal year ended March 29, 2024, not including special meetings convened in which only a subset of the Board were invited participants. During the fiscal year ended March 29, 2024, each director attended at least 75% of the aggregate of (i) all meetings of the Board and (ii) all meetings of the committees on which the director served during the period in which he or she served as a director.

Under our Corporate Governance Guidelines, which are available on our investor relations website at investors.allegromicro.com in the “Governance” section under “Documents & Charters,” a director is expected to spend the time and effort necessary to properly discharge his or her responsibilities. Accordingly, a director is expected to regularly prepare for and attend meetings of the Board and all committees on which the director serves (including separate meetings of the non-management and independent directors), with the understanding that, on occasion, a director may be unable to attend a meeting. A director who is unable to attend a meeting of the Board or a committee of the Board is expected to notify the Chairman of the Board or the chair of the appropriate committee in advance of such meeting, and, whenever possible, participate in such meeting via teleconference in the case of an in-person meeting. We do not maintain a formal policy regarding director attendance at the Annual Meeting; however, it is expected that directors will attend, absent compelling circumstances. The 2023 virtual annual meeting was attended by Messrs. Suzuki, Aldrich, Hatano, Kawashima and Nargolwala and Ms. Lynch.

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COMMITTEES OF THE BOARD

Our Board has established four standing committees — Audit, Compensation, NCGC, and Strategy — each of which operates under a written charter that has been approved by our Board.

The current members of each of the Board committees and committee chairs are set forth in the following chart.

Name	Audit	Compensation	Nominating and Corporate Governance	Strategy
David J. Aldrich		Chair	X
Richard R. Lury		X	Chair
Susan D. Lynch	X
Joseph R. Martin	Chair		X	X
Vineet Nargolwala				X
Mary G. Puma		X		Chair
Jennie M. Raubacher	X			X
Paul Carl (Chip) Schorr IV				X
Yoshihiro (Zen) Suzuki				X
Number of meetings in fiscal year 2024*	14	9	5	5

* Does not include special committee meetings convened for specific purposes

Audit Committee

Our Audit Committee’s responsibilities include:

•
appointing, compensating, retaining, evaluating, terminating, and overseeing our independent registered public accounting firm;
•
discussing with our independent registered public accounting firm their independence from management;
•
reviewing with our independent registered public accounting firm the scope and results of their audit;
•
approving all audit and permissible non-audit services to be performed by our independent registered public accounting firm;
•
overseeing the financial reporting process and discussing with management and our independent registered public accounting firm the quarterly and annual consolidated financial statements that we file with the SEC;
•
overseeing our financial and accounting controls and compliance with legal and regulatory requirements;
•
reviewing our policies on risk assessment and risk management and overseeing management of the material risks facing the Company;
•
reviewing related person transactions and the Company’s policies for reviewing and approving related person transactions;
•
establishing procedures for the confidential anonymous submission of concerns regarding questionable accounting, internal controls or auditing matters; and
•
preparing the Audit Committee Report required by SEC rules (which is included on page 26 of this proxy statement).

In addition to the foregoing, the Audit Committee is responsible under our Whistleblower Policy for receiving reports on and evaluating reported concerns, not just those related to accounting, auditing or internal controls.

The Audit Committee charter is available on our investor relations website at investors.allegromicro.com in the “Governance” section under “Documents & Charters.” The members of the Audit Committee are Joseph R. Martin, Susan D. Lynch, and Jennie M. Raubacher. Mr. Martin serves as the chair of the Audit Committee. Our Board has affirmatively determined that each of Mr. Martin and Mses. Lynch and Raubacher qualifies as an “independent director” for purposes of serving on the Audit Committee under Rule 10A-3 under the Exchange Act and Nasdaq rules.

The members of our Audit Committee meet the requirements for financial literacy under the applicable Nasdaq rules. In addition, our Board has determined that each of Mr. Martin and Mses. Lynch and Raubacher qualifies as an “audit committee financial expert,” as such term is defined in Item 407(d)(5) of Regulation S-K.

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COMMITTEES OF THE BOARD

Compensation Committee

Our Compensation Committee is responsible for assisting the Board in the discharge of its responsibilities relating to the compensation of our executive officers, including the compensation of the named executive officers identified on page 37 of this proxy statement. Our Compensation Committee’s responsibilities include:

•
reviewing and approving, or recommending for approval by the Board, the compensation of our Chief Executive Officer and our other executive officers;
•
reviewing and approving or making recommendations to our Board, regarding our incentive compensation and equity-based plans and arrangements;
•
administering our equity-based plans and arrangements;
•
reviewing and making recommendations to our Board with respect to director compensation;
•
administering and, when appropriate, reviewing and revising, any policy or procedure that permits or requires us to recover compensation erroneously awarded to our employees;
•
appointing and overseeing any compensation consultants; and
•
reviewing and discussing with management the Compensation Discussion and Analysis section of our proxy statement and preparing the Compensation Committee Report required by SEC rules (which is included on page 52 of this proxy statement).

Under its charter, the Compensation Committee may form, and delegate authority to, subcommittees, as appropriate. To the extent permitted by and consistent with applicable law and the provisions of a given equity-based plan, the Compensation Committee may delegate to one or more executive officers of the Company the power to grant options or other stock or other equity-based awards pursuant to equity-based plan to employees of the Company or any subsidiary of the Company who are not officers (as defined in Rule 16a-1(f) under the Exchange Act) or directors of the Company. The Compensation Committee may consider, in its discretion, the Chief Executive Officer’s recommendations when making decisions regarding the compensation of non-employee directors and executive officers (other than the Chief Executive Officer). Pursuant to the Compensation Committee’s charter, which is available on our investor relations website at investors.allegromicro.com in the “Governance” section under “Documents & Charters,” the Compensation Committee has the authority to retain or obtain the advice of compensation consultants, legal counsel and other advisors to assist in carrying out its responsibilities. In the fiscal year ended March 29, 2024, the Compensation Committee engaged Meridian Compensation Partners, LLC (“Meridian”) to provide guidance in reviewing our executive compensation program, including the composition of our peer group. Meridian consulted with the members of our management regarding various aspects of executive and director compensation, including with respect to our long-term incentive program.

The members of our Compensation Committee are David J. Aldrich, Richard R. Lury and Mary G. Puma. Mr. Aldrich serves as the chair of the Compensation Committee. Our Board has determined that each of Messrs. Aldrich and Lury and Ms. Puma qualifies as an “independent director” for purposes of serving on the Compensation Committee under Nasdaq rules, including the additional independence considerations for members of a compensation committee, and are “non-employee directors” as defined in Rule 16b-3 of the Exchange Act.

Compensation Committee Interlocks and Insider Participation

During all or a portion of our fiscal year ending March 29, 2024, Richard R. Lury, Mary G. Puma and Paul Carl (Chip) Schorr IV served on our Compensation Committee. During the fiscal year ended March 29, 2024, no such member of our Compensation Committee was an officer or employee of the Company, was formerly an officer of the Company or had related person transactions with the Company that required disclosure. During the fiscal year ended March 29, 2024, none of the Company’s executive officers served on the board of directors or the compensation committee of any other entity that had one or more of its executive officers serving on our Board or Compensation Committee.

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COMMITTEES OF THE BOARD

Nominating and Corporate Governance Committee

Our NCGC’s responsibilities include:

•
identifying individuals qualified to become Board members, consistent with criteria approved by our Board;
•
recommending to our Board the persons to be nominated for election as directors at our annual meeting of shareholders and to be appointed to fill Board vacancies;
•
recommending to the Board the directors to appoint to serve on each Board committee;
•
developing and recommending to our Board corporate governance guidelines, and reviewing and recommending to our Board proposed changes to our corporate governance guidelines from time to time;
•
periodically reviewing the Board’s leadership structure and recommending any changes to the Board;
•
periodically reviewing and discussing with the Board the Company’s policies, objectives and practices with respect to ESG matters; and
•
overseeing the evaluation of our Board and its committees to determine whether the Board and its committees are functioning effectively.

Pursuant to the NCGC charter, which is available on our investor relations website at investors.allegromicro.com in the “Governance” section under “Documents & Charters,” the NCGC has the authority to retain or obtain the advice of independent legal counsel and other advisors to assist in carrying out its responsibilities. The NCGC leads a biennial evaluation of our Board and its committees. The next evaluation of the Board and its committees is scheduled to place in fiscal year 2025.

The members of the NCGC are Richard R. Lury, David J. Aldrich and Joseph R. Martin. Mr. Lury serves as the chair of the NCGC. Our Board has determined that each of Messrs. Aldrich, Lury and Martin qualifies as an “independent director” under Nasdaq rules.

Strategy Committee

Our Strategy Committee’s responsibilities include:

•
reviewing the Company’s strategies, including organic and inorganic initiatives to drive above market growth while meeting profitability objectives, including review of technology roadmaps, portfolio management initiatives, strategic partnerships and R&D investments as needed, as well as the periodic review of mergers and acquisitions pipeline and evaluation of strategic fit of potential targets;
•
conducting regular reviews with management of our performance relative to key performance indicators and the process for their measurement; and
•
reviewing organizational matters and talent capabilities related to technology strategy and implementation in conjunction with the Compensation Committee, where appropriate, including recommendations to the Board, as applicable.

The Strategy Committee’s charter is available on our investor relations website at investors.allegromicro.com in the “Governance” section under “Documents & Charters.” The members of our Strategy Committee are Mary G. Puma, Joseph R. Martin, Vineet Nargolwala, Jennie M. Raubacher, Paul Carl (Chip) Schorr IV and Yoshihiro (Zen) Suzuki. Ms. Puma serves as the chair of the Strategy Committee.

Shareholder Engagement

We value our shareholders’ interests. We maintain an active dialogue with our shareholders to ensure we understand issues that are important to our shareholders and address their interests in a meaningful and effective way. We engage with our shareholders on a regular basis to discuss a range of topics, including our performance, strategy, risk management, compensation practices and ESG issues.

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COMMITTEES OF THE BOARD

Board Diversity Matrix

The table below provides certain information with respect to the composition of our Board. Each of the categories listed in the table has the meaning ascribed to it in Nasdaq Listing Rule 5605(f).

Board Diversity Matrix (as of June 26, 2024)
Total number of directors			11
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	3	8	-	-
Part II: Demographic Background
African American or Black	-	-	-	-
Alaskan Native or Native American	-	-	-	-
Asian	1	4	-	-
Hispanic or Latinx	-	-	-	-
Native Hawaiian or Pacific Islander	-	-	-	-
White	2	4	-	-
Two or More Races or Ethnicities	-	-	-	-
LGBTQ+			-
Did Not Disclose Demographic Background			-

Board Composition

The following charts show the composition of the 11 members of our Board of Directors by age, tenure, gender, and racial or ethnic diversity.

Age	Tenure	Gender	Race / Ethnicity
(in years)

70s 18% 40s 10% 50s 36% 60s 36% 4 to 8 36% 8+ 18% 1 to 3 46% female 9% male 91% racially or ethnically diverse 45% not racially or ethnically diverse 55%

60s 70s 40s 50s 36% 18% 10% 36% 8+ 4 to 8 0 to 3 18% 18% 64% female male 27% 73%racially or ethnically diverse not racially or ethnically diverse 45% 555

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EXECUTIVE AND DIRECTOR COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis describes the philosophy, policies, practices, and material decisions underlying the compensation reported in the executive compensation tables included in this proxy statement for the following executive officers of the Company (the “NEOs” or “named executive officers”):

Executive Officers
Vineet Nargolwala	President and Chief Executive Officer (the “CEO”)
Derek P. D’Antilio	Senior Vice President, Chief Financial Officer and Treasurer[1]
Michael C. Doogue	Senior Vice President, Chief Technology Officer
Max R. Glover	Senior Vice President of Worldwide Sales
Sharon S. Briansky	Senior Vice President, General Counsel and Secretary

1. Following the end of the 2024 fiscal year, Mr. D'Antilio was promoted to Executive Vice President, Chief Financial Officer and Treasurer, effective in June 2024.

The total compensation of each NEO is reported in the Fiscal Year 2024 Summary Compensation Table presented on page 53 of this proxy statement.

Executive Summary

2024 Business Results

Allegro delivered record fiscal year 2024 sales of more than $1 billion, a company first, representing 8% year-over-year growth. We also achieved record level design wins of more than $1 billion. E-Mobility, which includes the increasing electrification of vehicles and higher adoption of advanced driver assistance systems and features, continues to drive Allegro’s above-market growth and accounted for more than half of fiscal year 2024 design wins. Emphasizing our ongoing commitment to innovation, since our IPO, we kicked off a record number of products in fiscal year 2024, while introducing over thirty new products to the market, including initial products in our Power-ThruTM isolated gate driver portfolio. We also extended our leadership position in magnetic sensing with our acquisition of Crocus Technology International Corp. and are seeing strong interest from customers for our highly differentiated XtremeSenseTM TMR technology.

The following sets forth certain details of our financial results for fiscal year 2024 and the returns delivered to shareholders, compared to certain benchmarks, for fiscal year 2024 and the year-over-year change from fiscal year 2023:

	Revenue $M	GAAP Gross Margin	Non-GAAP Gross Margin [1]	GAAP Diluted EPS	EBITDA $M [1]	Adjusted EBITDA $M [1]	Non-GAAP Diluted EPS [1]
Fiscal Year 2024 Result	$1,049.4	54.8%	56.3%	$0.78	$273.8	$364.2	$1.35
Year-Over-Year Change	8%	(130) bps	(50) bps	(20)%	4%	11%	5%

1.
Denotes a non-GAAP financial measure. See Appendix A for definitions of and additional information regarding non-GAAP financial measures, along with reconciliations of non-GAAP financial measures to their most directly comparable GAAP financial measures.

The following compares, for the period beginning October 29, 2020, the initial trading date of our Common Stock on Nasdaq, and ending on March 29, 2024, the last day of our fiscal year 2024, the cumulative total stockholder return for our Common Stock, the Nasdaq Composite Index and the Philadelphia Semiconductor Index (the “SOX Index”), and assumes reinvestment of any dividends. The shareholder return in the table below is not necessarily indicative of, nor is it intended to forecast, the potential future performance of our Common Stock, and we do not make or endorse any predictions as to future shareholder returns. We selected these comparative groups due to industry similarities and the fact that they include several direct competitors.

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Shareholder value creation	October 29, 2020	March 26, 2021	March 25, 2022	March 31, 2023	March 29, 2024
Allegro’s Result	$100.00	$142.77	$164.86	$271.13	$152.32
Nasdaq Composite Index	$100.00	$117.46	$126.67	$109.26	$146.43
Philadelphia Semiconductor Sector Result	$100.00	$136.02	$154.37	$141.48	$214.80

Important 2024 Compensation Actions

Our Compensation Committee, which consists entirely of independent directors, sets the compensation of our NEOs. In fiscal year 2024, the Compensation Committee took the following actions with respect to the compensation of our NEOs:

•
As part of our standard annual review cycle, reviewed the base salaries and, under the Company's Annual Incentive Plan (“AIP”), the annual target bonus opportunities for our NEOs, approving:
o
Salary increases of 10.0%, 6.3%, 2.6%, 3.9% and 6.7% for Messrs. Nargolwala, D’Antilio, Doogue and Glover, and Ms. Briansky, respectively;
o
An increase to Mr. Nargolwala’s target bonus opportunity from 110% to 125% of base salary and maintaining the annual target bonus opportunities under the AIP for each of our other NEOs;
•
Approved AIP performance metrics, weighting non-GAAP Operating Income, further adjusted for the operational impact of acquisitions (“Performance EBIT”) performance at 60%, revenue performance at 30% and adding a new metric for new products released to market weighted at 10%; and
•
Approved Long-Term Incentive (“LTI”) compensation, consisting of a combination of time-based restricted stock units (“RSUs”) and performance-based restricted stock units (“PSUs”) to provide strong links to long-term shareholder value creation and promote alignment with investors.

As illustrated below, our executive compensation program utilizes annual and long-term incentive awards, including awards that are contingent on Company performance relative to our key performance metrics. The pay mix charts set forth below are based on target compensation and include annualized base salary, target annual bonus under the AIP, and annual long-term equity-based awards at target. The “Other NEO” average includes Messrs. D’Antilio, Doogue and Glover, and Ms. Briansky. variable, at risk compensation 90% base salary aip (Target) lti (annual equity award target fy2024 ceo compensation 78% 10% 12% 40% 60% fy2024 ceo target lti psus rsus variable, at risk compensation 82% fy2024 other neo avg compensation 68% 18% 14% base salary aip (target) lti (annual equity award target) 40% 60$ fy2024 other neo avg lti psus rsus

Compensation Philosophy and Objectives

The overall objective of our compensation program is to encourage and reward the creation of sustainable, long-term value for our stakeholders. We pursue this objective via:

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EXECUTIVE AND DIRECTOR COMPENSATION

•
Alignment with long-term shareholders’ interests. We believe our executives’ interests are more directly aligned with our shareholders’ interests when compensation programs emphasize an appropriate balance of short- and long-term financial performance.
•
External competitiveness. We believe an executive’s total pay at the target performance level should be competitive with the total target pay provided by companies of similar industry, size and complexity in order to attract qualified executives, motivate performance and retain, develop and reward executives with the abilities and skills needed to foster long-term value creation.
•
Motivating achievement of financial goals and strategic objectives. We believe an effective way to create value over the long term is to make a significant portion of an executive’s overall pay dependent on the achievement of our short- and long-term financial goals and strategic objectives.
•
Rewarding superior performance. We believe that although an executive’s total compensation should be tied to achievement of financial goals and strategic objectives and should be competitive with companies of similar industry, size and complexity at the target performance level, performance that exceeds target should be appropriately rewarded. We also believe there should be a downside risk of below-target payouts if our financial performance is below target and if we do not achieve our financial goals and strategic objectives.
•
Responding to change. We believe that as our industry continues to evolve and our opportunities for competitive business advantages change over time, we must also continue to evolve in order to continue to create value. Our compensation programs must likewise be tailored to our strategic priorities (which may require changing the performance measures in our incentive plans from time to time) and our current outlook (which may impact how we calibrate incentive plan payouts to various levels of performance).

Compensation Governance and Best Practices

We are committed to maintaining strong governance standards with respect to our compensation programs, procedures, and practices. For example:

What we do
√	Our executive compensation decisions are made by the non-employee members of our Board or by our Compensation Committee, which is made up exclusively of independent members.
√	Our Compensation Committee has retained an independent executive compensation consulting firm to provide objective analysis, advice and information.
√

We make a significant portion of each NEO’s overall compensation dependent on our performance measures against pre-determined targets for short- and long-term financial performance measures, targets that we believe are challenging, yet achievable.

√	We impose a limit on the maximum pool funding under our AIP and cap payouts on our PSUs, including a cap on TSR-based metrics at 100% of target for instances of negative absolute TSR.
√

We provide a significant portion of each NEO’s overall compensation opportunity in the form of at-risk, equity-based incentive awards to establish a strong link between an NEO’s compensation and our stock price performance.

√	Our NEOs and members of our Board who receive compensation from the Company for their Board service are subject to robust stock ownership guidelines.
√

Our Policy for Recovery of Erroneously Awarded Compensation (the “Clawback Policy”) provides for recovery of incentive-based compensation received by covered officers that exceeds the amount of incentive-based compensation that would have been received based on a restated financial measure in the event of a financial restatement.

√	We conduct an annual “say-on-pay” vote.

What we don’t do
X	We do not provide our NEOs with material executive perquisites.
X	We do not permit hedging or pledging of the Company’s equity securities by any officers, directors, or employees.

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EXECUTIVE AND DIRECTOR COMPENSATION

X	We do not provide any tax gross ups to our NEOs, including in the event of a change in control of the Company (a “change in control”) or otherwise.
X	We do not provide for single-trigger vesting of unvested equity awards in the event of a change in control.
X	We currently have no outstanding stock option awards, but if we choose to grant option awards in the future, we do not permit the repricing or back-dating of stock option awards.

Role of the Compensation Committee, Compensation Consultant and Management

In setting executive compensation, the Compensation Committee considers a number of factors, including the CEO’s recommendations (other than with respect to his own compensation), the recommendations and competitive market data and analysis provided by the Compensation Committee’s independent compensation consultant, Company performance and each executive’s impact on that performance, each executive’s relative scope of responsibility and potential, each executive’s individual performance and demonstrated leadership, and each executive’s professional experience and tenure with the Company. The Compensation Committee also considers prior fiscal year adjustments to executive compensation, historical payments under our AIP and our historical equity award grant practices. The Compensation Committee has the final authority to approve annual compensation packages for all executives, with the exception of the compensation for the CEO, which the Compensation Committee recommends to the non-employee members of the Board for approval.

Prior to the start of each fiscal year, we develop Company performance metrics aligned with our annual operating plan for our employees, including our NEOs. These goals represent key performance objectives that are incorporated into the AIP framework and then submitted to the Compensation Committee for consideration and approval. After our fiscal year-end financial results are available, the Compensation Committee approves annual bonus payout amounts under our AIP for our executives for the just-completed fiscal year, with the exception of the annual bonus payout amount for the CEO, which the Compensation Committee recommends to the non-employee members of the Board for approval.

The Compensation Committee has engaged Meridian Compensation Partners, LLC (“Meridian”), an independent compensation consulting firm, to provide research and analysis and to make recommendations on the form and level of executive compensation. The Compensation Committee sought input from Meridian on executive compensation matters for the 2024 fiscal year, including the design and competitive position of our executive compensation program, our peer group (see below for additional information on our peer group), appropriate compensation levels, and evolving compensation trends.

Based on its consideration of the various factors set forth in the rules promulgated by the SEC and Nasdaq rules, the Compensation Committee has determined that the work performed by Meridian has not raised any conflict of interest.

Competitive Positioning

We perform a competitive market analysis of our executive compensation programs annually and director compensation programs biennially to ensure that the total compensation packages of our executive officers and the eligible, non-employee members of our Board are within a reasonably competitive range of companies of similar industry, size and complexity. In connection with its fiscal year 2024 compensation actions and decisions, the Compensation Committee considered a competitive market analysis prepared by Meridian in February of 2023 (see below for more information on the competitive market analysis). The Meridian analysis determined that the NEOs’ target cash compensation, comprised of annual base salary, plus annual target bonus under the AIP, was in aggregate below the 50th percentile relative to competitive market data in the aggregate. The analysis also found that the grant date fair values of equity incentive awards that we granted during fiscal year 2023 were also below the 50th percentile in aggregate.

The Compensation Committee considered these results in its compensation program decision-making for fiscal year 2024.

Competitive Market Analysis

In February 2023, Meridian conducted a competitive market analysis to support the Compensation Committee in connection with its executive and non-employee director compensation decisions for fiscal year 2024. To develop an understanding of the competitive marketplace, the Compensation Committee reviewed the executive compensation practices of a group of publicly traded companies based on compensation data gathered from publicly available filings. Meridian worked with the Compensation Committee to review and select the Company’s peer group.

In determining the peer group to be utilized in making compensation decisions for fiscal year 2024 (the “Peer Group”), the Compensation Committee and Meridian reviewed and considered factors such as industry, total revenue, market

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EXECUTIVE AND DIRECTOR COMPENSATION

capitalization, growth, and profitability margins. The Peer Group was selected based on the evaluation of all of these factors. The Peer Group consisted of the following 14 companies, which was the same group of 14 companies that comprised the peer group used for fiscal year 2023:

Peer Group
Cirrus Logic, Inc.	ON Semiconductor Corporation
Diodes Incorporated	Power Integrations, Inc.
Lattice Semiconductor Corporation	Rambus Inc.
MACOM Technology Solutions Holdings, Inc.	Semtech Corporation
MaxLinear, Inc.	Silicon Laboratories Inc.
Microchip Technology Incorporated	Synaptics Incorporated
Monolithic Power Systems, Inc.	Wolfspeed, Inc.

As indicated in the table below, at the time of the competitive market analysis in February 2023, our revenue approximated the Peer Group 43rd percentile, our headcount the 79th percentile, and our market capitalization the 64th percentile.

Allegro Compared to Peer Group, Sorted from Highest to Lowest (as of February 2023)
Revenue	Headcount	Market Cap
ON Semiconductor Corporation	ON Semiconductor Corporation	Microchip Technology Incorporated
Microchip Technology Incorporated	Microchip Technology Incorporated	ON Semiconductor Corporation
Cirrus Logic, Inc.	Diodes Incorporated	Monolithic Power Systems, Inc.
Diodes Incorporated	Allegro MicroSystems, Inc.	Lattice Semiconductor Corporation
Monolithic Power Systems, Inc.	Wolfspeed, Inc.	Wolfspeed, Inc.
Synaptics Incorporated	Monolithic Power Systems, Inc.	Allegro MicroSystems, Inc.
MaxLinear, Inc.	Semtech Corporation	Silicon Laboratories Inc.
Silicon Laboratories Inc.	Silicon Laboratories Inc.	Synaptics Incorporated
Allegro MicroSystems, Inc.	MaxLinear, Inc.	Cirrus Logic, Inc.
Wolfspeed, Inc.	Synaptics Incorporated	Power Integrations, Inc.
Semtech Corporation	Cirrus Logic, Inc.	MACOM Technology Solutions Holdings, Inc.
MACOM Technology Solutions Holdings, Inc.	MACOM Technology Solutions Holdings, Inc.	Rambus Inc.
Lattice Semiconductor Corporation	Lattice Semiconductor Corporation	Diodes Incorporated
Power Integrations, Inc.	Power Integrations, Inc.	MaxLinear, Inc.
Rambus Inc.	Rambus Inc.	Semtech Corporation
Allegro = 43rd percentile	Allegro = 79th percentile	Allegro = 64th percentile

The Compensation Committee uses the market analysis as a reference point to ensure that our executive compensation program is competitive with market practice for our Peer Group. In the case of each executive officer, the Compensation Committee compares the overall compensation of each individual against the compensation data developed through the market analysis, if their position is sufficiently similar to the positions identified in the data to make the comparison meaningful. The Compensation Committee reviews a full array of competitive market data as part of this comparison process rather than isolating a particular percentile with respect to any portion of the executives’ pay. Ultimately, the Compensation Committee’s decisions with respect to each executive’s total compensation, and each individual compensation element, are based in large part on its assessment of the Company’s and individual’s performance, as well as other factors, such as internal equity across the organization.

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Compensation Elements

We use the following key elements to compensate our NEOs:

Compensation Element	Purpose	Timing of Payment(s)
Base Salary Representing the only fixed element of total direct compensation	• Provide a competitive fixed rate of pay relative to similar positions in the market. • Enable the Company to attract and retain critical executive talent.	• Paid bi-weekly throughout the year
Annual Incentive Plan (AIP) Cash-settled and tied to the achievement of short-term (one year or less) Company financial and / or strategic goals	• Focus executive officers on achieving progressively challenging short-term performance goals that align with the Company’s annual operating plan and result in long-term value creation.	• Lump-sum payment in the first quarter of the following fiscal year for executives as of the end of the fiscal year
Long-Term Incentives Comprised of a selection of equity awards and vesting criteria tailored to promote long-term alignment of pay with shareholders
•
Focus our executive officers on long-term relative and absolute performance goals that strongly align with and drive shareholder value creation, as well as support the Company’s leadership retention strategy.
• Annual equity awards generally vest over a three-year period from date of grant

Variation in competitive positioning among executives is to be expected, to recognize differences in individual performance, tenure, or scope of responsibility relative to market. However, we generally position each compensation element within a competitive range (+/- 15% for base salary and AIP target compensation, +/- 20% for grant date fair value of long-term incentives) of the market 50th percentile.

Fiscal Year 2024 Base Salaries

NEO base salaries are an important part of their total compensation package and are intended to reflect their respective positions, duties, and responsibilities. Our Compensation Committee annually reviews and determines the base salaries of our executives. During fiscal year 2024, the Compensation Committee reviewed the base salaries of the NEOs, approving the adjustments shown in the table below, as applicable, for all NEOs (with the exception of the CEO, whose base salary adjustment was recommended by the Compensation Committee and approved by the non-employee members of the Board). In deciding whether to make any annual adjustments, the Compensation Committee considered factors, including each NEO’s performance, tenure, and job responsibilities, in addition to considering market information from our February 2023 competitive analysis.

Name	FY 2023 Base Salary ($)	FY 2024 Base Salary ($)	Increase ($)	Increase (%)	Reason for Change
Vineet Nargolwala	600,000	660,000	60,000	10.0%	Merit / Market adjustment [1]
Derek P. D’Antilio	400,000	425,000	25,000	6.3%	Merit
Michael C. Doogue	390,000	400,000	10,000	2.6%	Merit
Max R. Glover	385,000	400,000	15,000	3.9%	Merit
Sharon S. Briansky	375,000	400,000	25,000	6.7%	Merit
1.
Mr. Nargolwala had the lowest competitive position relative to market data among our NEOs both prior to and following his market adjustment.

Fiscal Year 2024 AIP

Each of our NEOs participates in our AIP, which is focused on rewarding our executive officers for annual operating performance that meets or exceeds pre-established goals. The Compensation Committee periodically reviews and determines each NEO’s target bonus opportunity (expressed as a percentage of base salary) under the AIP (with the exception of the CEO, whose target bonus opportunity is recommended by the Compensation Committee and approved by the non-employee members of the Board). During fiscal year 2024, the Compensation Committee reviewed each NEO’s target bonus opportunity, recommending that the Board approve the adjustment to Mr. Nargolwala’s target shown in the table below, in order to bring it to the market median level. The Compensation Committee considered the same factors as

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in its deliberations relating to base salaries, as well as our desire to motivate achievement of short-term financial objectives via meaningful annual incentive opportunities. Each NEO’s target bonus opportunity was generally aligned to the market 50th percentile, as detailed in the February 2023 competitive analysis.

Name	2023 Target AIP (% of Base Salary)	2024 Target AIP (% of Base Salary)	Increase (%)	Reason for Change
Vineet Nargolwala	110.0%	125.0%	15.0%	Market adjustment [1]
Derek P. D’Antilio	75.0%	75.0%	—%	N/A
Michael C. Doogue	75.0%	75.0%	—%	N/A
Max R. Glover	75.0%	75.0%	—%	N/A
Sharon S. Briansky	70.0%	70.0%	—%	N/A
1.
Mr. Nargolwala had the lowest competitive position relative to market data for target total cash among our NEOs prior to his market adjustment and remained below median after his market adjustment.

The actual amount of the annual bonuses paid under the AIP each year may be more or less than the applicable NEO’s target bonus opportunity, depending on Company performance against a set of pre-established performance metrics. For fiscal year 2024, these Company performance metrics included Performance EBIT (weighted 60%), revenue growth (weighted 30%), and a new metric for products released to market (“RTMs”) (weighted 10%). The RTM metric was added to increase the entire organization’s focus on advancing both the speed and volume of product development. The annual bonuses under the AIP are also subject to potential increase or reduction at the discretion of the Compensation Committee (or the Board in the case of the CEO), based on individual NEO performance during the fiscal year (the “Multiplier for Individual Performance”).

The table below illustrates AIP determinations at various levels of performance and the actual performance in fiscal year 2024 for each metric. For performance between points referenced in the table, straight line interpolation is used for the determination of actual achievement of performance metrics. target aip mix 60% 10% 30% performance ebit revenue rtm performance

Weighting	Performance Metric		Threshold	Target	Maximum	Actual Performance	Weighted Pool Funding
60%	Performance EBIT[1]	Performance Goals ($M)	$304.0	$346.6	$378.0	$306.2	48.6%
		% Pool Funding	80.0%	100.0%	200.0%	81.0%
30%	Revenue	Performance Goals ($M)	$1,017.0	1,130.0	$1,210.0	$1,046.4	25.6%
		% Pool Funding	80.0%	100.0%	200.0%	85.2%
10%	RTM	Performance Goals ($M)	26	28	35	29	11.4%
		% Pool Funding	33.0%	100.0%	200.0%	114.3%
Total Pool Funding							85.6%
1.
Actual performance for Performance EBIT for the period is calculated from GAAP operating income, as adjusted as provided in Appendix A.

In May 2024, the Compensation Committee assessed the Company’s fiscal year 2024 achievement of the corporate performance objectives, as detailed in the table above. The sum of the Performance EBIT, revenue and RTM performance portions of the pool funding resulted in total pool funding at 85.6% of target. Additionally, the Compensation Committee did not choose to exercise upward or downward discretion based on individual performance for fiscal year 2024 AIP payout determinations, and so the Multiplier for Individual Performance for all NEOs was 1.0.

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The table below illustrates the final AIP payout determinations for each NEO.

Name	2024 Target AIP ($)	X	Pool Funding per Corporate Achievement	X	Multiplier for Individual Performance	=	Final AIP Payout ($)
Vineet Nargolwala	825,000		85.6%		1.00		706,200
Derek P. D’Antilio	318,750		85.6%		1.00		272,850
Michael C. Doogue	300,000		85.6%		1.00		256,800
Max R. Glover	300,000		85.6%		1.00		256,800
Sharon S. Briansky	280,000		85.6%		1.00		239,680

The AIP payments with respect to fiscal year 2024 detailed above are expected to be paid to each NEO on June 28, 2024.

Fiscal Year 2024 Equity Compensation

We use equity awards as a form of long-term incentive compensation to motivate and reward executive officers for effectively executing longer-term strategic and financial objectives. The multi-year vesting provisions of these awards also support the Company’s leadership retention strategy. The value of these equity awards is based on the value of our Common Stock, and these awards help align the interests of our executive officers with those of the Company’s shareholders.

In fiscal year 2024, our annual equity awards consisted of a combination of RSUs and PSUs. Further details regarding awards granted during fiscal year 2024 are set forth below. The Compensation Committee elected to use PSUs as the primary equity vehicle for annual equity awards to NEOs to strengthen the alignment between rewards and the achievement of our longer-term strategic goals referenced in the PSUs.

For each eligible executive, the Committee considers the relative value of equity awards compared to the equity awards held by other executive officers, the desired incentive mix between PSU awards and RSU awards, a compensation analysis performed by Meridian, and the individual experience, skills and performance level of the executive officer to determine the size of equity awards.

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Annual Equity Awards

The annual equity awards granted to each of our NEOs consisted of RSUs (40% of each LTI award) and PSUs (60% of each LTI award). The RSUs are scheduled to vest in three equal installments on each of May 16, 2024, 2025, and 2026, subject to continued employment through the applicable vesting date. The PSUs vest based on achievement of four separate performance and service criteria, as outlined in the table below and described in greater detail following the table. psu award weighting (at target) 50% 15% 15% 20% relative tsr strategic product revenue cumulative performance ebitda cumulative cycle time

Performance Metric	PSU Award Weighting (at target)	Performance Period	Additional Service-Based Vesting after Performance Period
Relative Total Shareholder Return (“Relative TSR”)	50%	Three years (fiscal years 2024 through 2026)	Earned shares (if any) based on this metric vest on May 16, 2026
Strategic Products Revenue	20%	One year (fiscal year 2024)	Earned portion of PSU shares (if any) based on this metric vest 50% on May 16, 2024, and 50% on May 16, 2025
Cumulative Performance EBITDA	15%	One-third allocated to each of one-year (fiscal year 2024), two-year (fiscal years 2024 and 2025) and three-year (fiscal years 2024 through 2026) performance periods	Earned portion of PSU shares (if any) based on this metric vest on May 16, 2026
Cumulative Cycle Time	15%	Three year (fiscal years 2024 through 2026)	Earned portion of PSU shares (if any) based on this metric vest on May 16, 2026

PSUs by metric are earned as follows:

•
The Relative TSR portion is earned based on our total shareholder return (“TSR”) performance, as measured relative to the performance of companies in the SOX Index over a three-year period (fiscal years 2024 through 2026);
•
The Strategic Products revenue portion is earned based on our revenue applicable to products that drove our growth in the e-Mobility and industrial markets in fiscal year 2024 (the “Strategic Products”), as compared to pre-established threshold, target and maximum goals;
•
The cumulative non-GAAP adjusted EBITDA, further adjusted for the operational impact of acquisitions (“Performance EBITDA”) portion is earned based on cumulative Performance EBITDA, as compared to threshold, target and maximum goals for each of fiscal year 2024, the two-year period encompassing fiscal years 2024 and 2025, and the three-year period encompassing fiscal years 2024, 2025 and 2026; and
•
The cumulative cycle time metric portion is earned based on the average number of weeks from product development kickoff to product RTM for 85% of the total products released to market as compared to a target number of cycle time weeks for the three-year period encompassing fiscal years 2024 through 2026.

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For the Relative TSR metric, target vesting at 100% of this portion of the award is achieved if the Company’s TSR equals the TSR of the median company in the SOX Index. The actual number of PSUs that will be earned can range from 0% - 200% of the target amount, with a threshold vest (fixed at 50% of the target number of PSUs for this portion of the award) achieved if the Company’s TSR equals the TSR of the 25th percentile SOX Index company, and a maximum vest (fixed at 200% of the target number of PSUs for this portion of the award) achieved if the Company’s TSR equals or exceeds the TSR of the 75th percentile SOX Index company. Straight line interpolation is used for vesting determinations for performance between threshold and target or between target and maximum. If the Company’s TSR is negative during the performance period, vesting is capped at target for this portion of the award, regardless of what the award formula would otherwise specify for this portion of the award.

Performance Metric			Threshold		Target		Maximum
	Goal	<25th	25th	37.5th	50th	62.5th	75th
Relative TSR - TSR percentile rank vs. SOX Index	Payout % (positive TSR)	—%	50.0%	75.0%	100.0%	150.0%	200.0%
	Payout % (negative TSR)	—%	50.0%	75.0%	100.0%	100.0%	100.0%

The table below illustrates Strategic Products revenue PSU payout determinations at various levels of performance, including actual performance in fiscal year 2024, and the resulting payout (i.e., the percentage of target PSUs for this portion of the award that vested one half on May 16, 2024, with the remaining half to vest on May 16, 2025, subject to a recipient meeting the continued service requirement). For performance between points referenced in the table, straight-line interpolation was used for the PSU vesting determination.

Performance Metric		Threshold	Target	Maximum	Actual Performance
Strategic Products revenue FY24 ($ millions)	Goal ($ millions)	$573.9	$637.7	$682.3	$604.3
	Payout %	80.0%	100.0%	200.0%	89.5%

The table below illustrates cumulative Performance EBITDA PSU payout determinations for the one-third of cumulative Performance EBITDA PSUs allocated to fiscal year 2024 performance, and the resulting payout (i.e., the percentage of PSUs allocated to fiscal year 2024 performance that vested on May 16, 2024 for this portion of the award. For performance between points referenced in the table, straight line interpolation was used for the PSU vesting determination.

Performance Metric		Threshold	Target	Maximum	Actual Performance [1]
Fiscal Year 2024 Cumulative Performance EBITDA	Goal ($ millions)	$327.8	$409.7	$441.1	$370.1
	Payout %	50.0%	100.0%	200.0%	75.8%

1.
Actual performance for cumulative Performance EBITDA for the period is calculated from GAAP net income, as adjusted as provided in Appendix A, with such number calculated above the baseline level of Performance EBITDA for fiscal year 2024.

The table below illustrates how payouts for this portion of the award will be determined for each of (1) the two-year period encompassing fiscal years 2024 and 2025, and (2) the three-year period encompassing fiscal years 2024, 2025, and 2026.

Performance Metric		Threshold	Target	Maximum
Fiscal Years 2024-2025 Cumulative Performance EBITDA	Goal	80.0% of Plan[1]	At Plan[1]	107.3% of Plan[1]
	Payout %	50.0%	100.0%	200.0%
Fiscal Years 2024-2026 Cumulative Performance EBITDA	Goal	80.0% of Plan[1]	At Plan[1]	106.4% of Plan[1]
	Payout %	50.0%	100.0%	200.0%

1.
Respective goals for “Plan” as approved by the Board for our 2024-2026 business plan.

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Average cumulative cycle time was added as a performance metric to the PSUs to incentivize the speed and efficiency of our product development process for viable products in our product development pipeline.

The table below illustrates how the payout for this portion of the award will be determined. The payout is binary based on either achievement at 100% if the average cycle time for 85% of the RTMs is less than or equal to the target of 110 weeks, otherwise the payout is zero.

Performance Metric			Threshold / Maximum
Average Cumulative Cycle Time for 85% of RTMs in FY24-FY26 (# weeks)	Goal (# weeks)	>110.0	<=110.0
	Payout %	—%	100.0%

Equity Awards Granted in Fiscal Year 2024

The table below summarizes all the equity awards granted to our NEOs in fiscal year 2024. There were no off-cycle awards made to any of the NEOs in fiscal year 2024.

Annual Equity Awards
	PSUs At Target Level of Achievement (60% of Total Award)									RSUs (40% of Total Award)
Name	Relative TSR PSUs	+	Strategic Product Revenue PSUs	+	Cumulative Performance EBITDA PSUs	+	Cycle Time PSUs	=	Total PSUs	Total RSUs
Vineet Nargolwala	41,920		16,768		12,576		12,576		83,840	55,893
Derek P. D’Antilio	15,819		6,328		4,746		4,746		31,639	21,092
Michael C. Doogue	11,864		4,746		3,560		3,560		23,730	15,819
Max R. Glover	11,074		4,430		3,322		3,322		22,148	14,765
Sharon S. Briansky	8,701		3,481		2,611		2,611		17,404	11,601

Performance-Based Equity Awards with Performance Periods Ending in 2024

The following portions of PSUs granted in prior years had performance periods ending at the end of the 2024 fiscal year:

Fiscal Year of PSU Grant	PSU Award Component	Performance Period	Target Performance ($M)	Actual Performance ($M)	Payout (%)	Shares Earned
2022	Relative TSR	FY2022 - FY2024	50th %ile, positive TSR	36th %ile, positive TSR	71.4%	(1)
2022	Performance EBITDA	FY2022 - FY2024	675.0	931.0	200.0%	(2)
2023	Performance EBITDA	FY2023 - FY2024	657.6	715.5	200.0%	(3)
2024	Strategic Products Revenue	FY2024	637.7	604.3	89.5%	(4)
2024	Performance EBITDA	FY2024	409.7	370.1	75.8%	(5)
1.
Messrs. Doogue and Glover earned 9,505 PSUs and 13,249 PSUs, respectively, as a result of the performance of this component of the PSU. These amounts vested and shares were delivered on May 16, 2024.
2.
Messrs. Doogue and Glover earned 4,438 PSUs and 6,186 PSUs, respectively, as a result of the performance of this component of the PSU. These amounts vested and shares were delivered on May 16, 2024.
3.
Messrs. Nargolwala, D’Antilio, Doogue, Glover and Ms. Briansky earned 15,886, 6,388, 5,536, 5,962 and 4,260 PSUs, respectively, as a result of the performance of this component of the PSU. These amounts will vest and shares will be delivered on May 16, 2025, provided that the NEO meets the conditions contained in the PSU award agreement.
4.
Messrs. Nargolwala, D’Antilio, Doogue, Glover and Ms. Briansky earned 15,007, 5,664, 4,248, 3,965 and 3,115 PSUs, respectively, as a result of the performance of this component of the PSU. Half of this amount vested and shares were delivered on May 16, 2024. The remaining amount will vest and shares will be delivered on May 16, 2025, provided that the NEO meets the conditions contained in the PSU award agreement.

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5.
Messrs. Nargolwala, D’Antilio, Doogue, Glover and Ms. Briansky earned 3,178, 1,199, 899, 839 and 659 PSUs, respectively, as a result of the performance of this component of the PSU. These amounts will vest and shares will be delivered on May 16, 2026, provided that the NEO meets the conditions contained in the PSU award agreement.

Benefits and Perquisites

We maintain broad-based benefits for all employees, and our NEOs are eligible to participate on the same basis as other U.S.-based, full-time employees. The retirement plan, as well as our other benefits, are designed to be competitive in the labor market and to provide financial protection and security for employees and their families.

Health/Welfare Plans

We offer medical, dental, and vision insurance to our NEOs and pay a portion of the premiums for these benefits consistent with the arrangements for all of our other U.S.-based, full-time employees. We also provide our NEOs and other eligible employees, at our expense, with group life and accidental death and dismemberment insurance benefits; short-term and long-term disability insurance benefits; paid time off benefits; and other ancillary benefits.

Charitable Contributions Matching Program

Subject to certain limitations, we match charitable donations made by our NEOs (and other senior executives) to eligible charitable organizations, up to a $5,000 annual limit per person. All other global employees are eligible for a match under the program of up to a $2,000 annual limit per person.

Service Anniversary Awards

All global employees receive cash awards in recognition of continuous service to the Company upon the attainment of certain milestone years of service. The amount of a service award is fixed regardless of title, role or position with the Company, but varies based on geography.

Inventor Awards Program

Under our Inventor Awards Program, our employees, including our NEOs, are eligible to earn cash incentives associated with U.S. patents, including upon filing invention disclosures, issuances of first, second, and third patents associated with such invention disclosures, and in respect of an annual “innovation award” selected from patents issued in respect of invention filings in a given year. Incentives associated with the foregoing patent-related awards range from $100 to $5,000 per occurrence, depending on the particular type of award.

Retirement Plan

We currently maintain a 401(k) retirement savings plan (the “401(k) Plan”) for our U.S.-based employees, including our NEOs, who satisfy certain eligibility requirements. Our NEOs are eligible to participate in the 401(k) Plan on the same terms as other full-time employees in the U.S. The Internal Revenue Code of 1986, as amended (the “Code”) allows eligible employees to defer a portion of their compensation, within prescribed limits, on a pre-tax basis or after-tax basis through contributions to the 401(k) Plan. During fiscal year 2024, we matched contributions made by participants in the 401(k) Plan up to five percent (5%) of the employee’s eligible compensation, up to the statutory eligible compensation limit, and these matching contributions were fully vested as of the date they were made.

Deferred Compensation Plan

We maintain an Executive Deferred Compensation Plan (the “DCP”) under which eligible employees, including our NEOs, are permitted to defer up to 90% of their base salary and/or up to 100% of any amount earned under the AIP. All deferrals are fully vested as of the date the deferral is made. During fiscal year 2024, we also made fully vested employer contributions to our NEOs’ (and other participants’) DCP accounts. The amounts of these contributions were designed to replace matching contributions to our 401(k) Plan for eligible wages paid over the applicable statutory limits and are capped at five percent (5%) of the participant’s annual eligible compensation that exceeds the statutory limit. Amounts deferred under the DCP may be notionally invested by participants in one or more of the investment choices offered in the DCP, all of which are investments offered in the 401(k) Plan and are subject to adjustment for earnings or losses resulting from these investments.

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DCP accounts are generally distributable upon the first to occur of a participant’s termination of employment (subject to a six-month delay if required by applicable regulations), the participant’s death, or a change in control of the Company. Participants may also elect certain in-service or other fixed distribution dates and/or installment payments (including with respect to distributions following a termination of employment).

No Perquisites or Tax “Gross Ups”

We do not currently provide material perquisites to our NEOs, and we do not view perquisites or other personal benefits as a significant component of our executive compensation program. In the future, we may provide perquisites or other personal benefits in limited circumstances, such as where we believe it is appropriate to assist an individual executive officer in the performance of the executive’s duties, to make our executive officers more efficient and effective, and for recruitment, motivation, or retention purposes. All future practices with respect to perquisites or other personal benefits will be approved by the Compensation Committee.

We do not provide tax “gross ups” to our named executive officers.

Compensation Policies

Prohibition on Option Re-Pricing and Backdating

We currently have no outstanding stock option awards, but if we choose to grant stock options in the future, options to purchase shares of our Common Stock will be granted with an exercise price equal to the closing market price of our Common Stock on Nasdaq on the effective date of grant. The Allegro MicroSystems, Inc. 2020 Omnibus Incentive Compensation Plan (the “2020 Plan”) prohibits re-pricing of equity awards without shareholder approval, except in connection with certain corporate transactions involving the Company (including, without limitation, any stock dividend, distribution, stock split, extraordinary cash dividend, recapitalization, change in control, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of shares of Company stock or other securities, or similar transactions).

Compensation Recovery

On November 6, 2023, the Compensation Committee adopted the Clawback Policy, effective as of October 2, 2023, to comply with the requirements of Section 10D of the Exchange Act, the rules promulgated thereunder by the SEC, and the Nasdaq listing standards regarding clawback provisions. The Clawback Policy provides that if the Company is required to prepare a restatement, the Company will be required to recover reasonably promptly from any current or former executive officer of the Company any amount of incentive-based compensation received during the three fiscal years preceding the date on which the Company is required to prepare an accounting restatement that exceeds the amount of incentive-based compensation that would have been paid based on the corrected financial reporting measure. For purposes of the Clawback Policy, a restatement means an accounting restatement to correct the Company’s material noncompliance with any financial reporting requirement under securities laws, including restatements that correct an error in previously issued financial statements (a) that is material to the previously issued financial statements or (b) that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period.

During the preparation of the third quarter fiscal year 2024 interim condensed consolidated financial statements, the Company identified and corrected an immaterial error in the classification of net sales by application (Automotive, Industrial and Other), whereby customer returns and sales allowances were incorrectly classified by application between Automotive, Industrial and Other in the prior periods (the “Revenue Revision”). There was no impact to previously reported total net sales or net income in any of the prior periods, but the Revenue Revision qualified as a restatement under the Clawback Policy. Company management prepared an analysis of the incentive-compensation measures utilized in fiscal years 2023, 2022 and 2021 and determined that: (1) adjustments to the financial reporting measures in the applicable years as a result of the Revenue Revision did not apply to any element of incentive-based compensation except Strategic Products revenue (and a similar measure for emerging products revenue in a prior fiscal year), and (2) Strategic Products revenue increased for each applicable year as a result of the Revenue Revision and would not have resulted in a lower payout amount for any applicable year. At a meeting on June 11, 2024, the Compensation Committee, as administrator of the Clawback Policy, reviewed management’s analysis and concluded that there was no erroneously awarded compensation under the Clawback Policy, and therefore recovery of erroneously awarded compensation was not required pursuant to the Clawback Policy.

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Anti-Hedging and Anti-Pledging Policies

Our Board has adopted an Insider Trading and Compliance Policy governing the purchase, sale, and/or other dispositions of our securities by our directors, officers, employees and other Covered Persons (as defined in the Insider Trading and Compliance Policy), that we believe is reasonably designed to promote compliance with insider trading laws, rules and regulations, and the exchange listing standards applicable to us. The policy prohibits Covered Persons from purchasing financial instruments such as prepaid variable forward contracts, equity swaps, collars, and exchange funds, or otherwise engaging in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of the Company’s equity securities, or that may cause any Covered Person to no longer have the same objectives as the Company’s other shareholders. In addition, our Insider Trading Compliance Policy provides that no Covered Person may pledge Company securities as collateral to secure loans. This prohibition means, among other things, that these individuals may not hold Company securities in a “margin” account, which would allow the individual to borrow against their holdings to buy securities.

Stock Ownership Guidelines

The Company has robust stock ownership guidelines for directors and officers that require each non-employee director who receives compensation from the Company for their Board services (“Covered Directors”) and senior officers and certain other senior employees of the Company (“Covered Executives”) to own shares of our Common Stock. Our stock ownership guidelines are limited to Covered Directors because some non-employee directors serve as appointees of shareholders under the Stockholders Agreement and do not receive any shares of Common Stock or other compensation for their service on the Board. See the “2024 Director Compensation” section of this proxy statement for additional information regarding Board compensation.

Under the guidelines, all current Covered Directors and Covered Executives, including each of our NEOs, must own shares of our Common Stock with a value equal to a certain multiple of the annual cash retainer for Board members, in the case of Covered Directors, or base salary, in the case of Covered Executives. Please refer to the table below for the applicable multiple for our Covered Directors, CEO and other Covered Executives. Equity interests that count towards the satisfaction of the ownership guidelines include unvested time-based RSUs, and vested shares, including shares owned outright, shares jointly owned, shares owned in retirement accounts, and shares owned in trust or other estate planning vehicles for the benefit of a Covered Director or Covered Executive’s immediate family members. Unearned performance awards and unexercised stock options, if we were to issue stock options, do not count towards the ownership guidelines. Covered Directors and Covered Executives have four years from the date of the Company’s IPO or, if later, the date they first become a member of the Board or an officer to meet the ownership levels. For purposes of these guidelines, shares are valued based upon the then-current market value, or if higher, the value on the date of acquisition. Based on an evaluation on the Record Date, all of our NEOs and all Covered Directors were either in compliance with our stock ownership guidelines or are expected to be in compliance within this time window.

Covered Person	Multiple of Base Salary / Board Retainer
Covered Director	3x
Chief Executive Officer	6x
Other Covered Executives	3x

Compensation Risk Assessment

Our Compensation Committee has reviewed our incentive compensation programs, discussed the concept of risk as it relates to our compensation program, considered various mitigating factors, and reviewed these items with its independent compensation consultant, Meridian. In addition, our Compensation Committee asked Meridian to conduct an independent risk assessment of our executive compensation program. Based on these reviews and discussions, the Compensation Committee does not believe our compensation program creates risks that are reasonably likely to have a material adverse effect on our business.

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Tax and Accounting Considerations

Section 162(m) of the Code generally limits the amount of remuneration that the Company may deduct in any calendar year for certain executive officers to $1 million. While the Compensation Committee will continue to consider the deductibility of compensation as a factor in making compensation decisions, it retains the flexibility to provide compensation that is consistent with the Company’s goals for its executive compensation program, even if such compensation would not be fully tax-deductible.

“Golden Parachute” Payments

Sections 280G and 4999 of the Code provide that certain executive officers and other service providers who are highly compensated or hold significant equity interests may be subject to an excise tax if they receive payments or benefits in connection with a change in control of the Company that exceeds certain prescribed limits, and that we, or a successor, may forfeit a deduction on the amounts subject to this additional tax. We do not provide any tax gross ups to cover excise taxes under Section 4999 in connection with a change in control. Mr. Nargolwala’s employment agreement, entered into on May 2, 2022 (the “Employment Agreement”), contains a provision that provides that in the event that any payment or benefit received or to be received by Mr. Nargolwala in connection with a change in control would be subject to the excise tax imposed under Section 4999 of the Code, then such payments will be reduced if and to the extent that doing so will result in net after-tax payments and benefits for Mr. Nargolwala that are more favorable than the net after-tax payments and benefits payable to Mr. Nargolwala in the absence of such a reduction after the imposition of the excise tax. For additional details, see page 60.

Accounting for Share-Based Compensation

We follow Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 718 Compensation – Stock Compensation for all stock-based awards (“ASC 718”). ASC 718 requires companies to measure the compensation expense for all share-based payment awards made to employees and directors, including stock options and full value stock awards, based on the aggregate estimated grant date fair value of these awards. This calculation is performed for accounting purposes and reported in the compensation tables on pages 53 - 55 of this proxy statement. ASC 718 also requires companies to recognize the compensation cost of their stock-based compensation awards in their income statements over the period that an executive officer is required to render service in exchange for the option or other award.

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EXECUTIVE AND DIRECTOR COMPENSATION

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis as set forth in this Proxy Statement. Based upon this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be incorporated by reference in the Company’s Annual Report on Form 10-K for its fiscal year ended March 29, 2024 and included in the Company’s 2024 Proxy Statement filed in connection with the Company’s 2024 Annual Meeting of Shareholders.

June 11, 2024

Respectfully submitted by the Compensation Committee of the Board of Directors.

David J. Aldrich

Richard R. Lury

Mary G. Puma

The Compensation Committee Report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and it shall not otherwise be deemed filed under such Acts.

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EXECUTIVE COMPENSATION TABLES

2024 Summary Compensation Table

The following table contains information about the compensation earned by each of our NEOs during our most recently completed fiscal year ended March 29, 2024.

Name and Principal Position	Fiscal Year	Salary [1] ($)	Bonus ($)	Stock Awards [2] ($)	Non-Equity Incentive Plan Compensation [3] ($)	All Other Compensation [4] ($)	Total ($)
Vineet Nargolwala	2024	658,846	—	5,547,401	706,200	89,156	7,001,603
President, Chief Executive Officer	2023	484,615	217,000	8,365,115	1,052,384	9,400	10,128,514
Derek P. D’Antilio	2024	424,519	—	2,093,419	272,850	50,560	2,841,348
SVP, Chief Financial Officer and Treasurer	2023	407,692	—	3,124,457	600,000	33,522	4,165,671
	2022	84,615	125,000	1,500,001	120,549	4,277	1,834,442
Michael C. Doogue	2024	399,808	—	1,570,091	256,800	51,497	2,278,196
SVP, Chief Technology Officer	2023	390,611	—	1,682,818	585,000	51,648	2,710,077
	2022	364,808	—	2,010,772	506,956	38,603	2,921,139
Max R. Glover	2024	399,712	—	1,465,447	256,800	43,372	2,165,331
SVP, Worldwide Sales	2023	391,624	49,500	1,791,137	577,500	51,133	2,860,894
	2022	363,173	151,000	1,519,516	623,446	35,077	2,692,212
Sharon S. Briansky	2024	399,520	—	1,151,496	239,680	46,436	1,837,132
SVP, General Counsel and Secretary	2023	381,635	250,000	2,232,994	525,000	32,487	3,422,116

1.
Reflects salary paid during the fiscal year. Fiscal years 2024 and 2022 were 52-week years, while fiscal year 2023 was a 53-week year.
2.
Amounts shown represent the aggregate grant date fair value of RSU and PSU awards made during fiscal years 2024, 2023 and 2022, respectively, calculated in accordance with FASB ASC 718. For information on the valuation assumptions with respect to these awards, refer to note 18 of the Allegro MicroSystems, Inc. financial statements that were included in our Annual Report on Form 10-K for the fiscal year ended March 29, 2024. Awards that are subject to Company financial performance metrics are accounted for as performance-based awards and are shown at 100% of the target award level, which was determined to be the probable outcome for such awards. If these performance-based awards were shown at their maximum attainment level, then the aggregate grant date fair values shown in the table above for fiscal year 2024 for all Stock Awards would be as follows: Mr. Nargolwala: $6,660,419; Mr. D’Antilio: $2,513,456; Mr. Doogue: $1,885,145; Mr. Glover: $1,759,472; and Ms. Briansky: $1,382,569. The amounts reflected in this column do not represent the actual amounts paid to or realized by the NEO for awards made during fiscal years 2024, 2023 and 2022, as applicable.
3.
Represents payments made (or expected to be paid, in the case of the award for the 2024 fiscal year) under the AIP in the first quarter of the following fiscal year for performance during the fiscal year presented.

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4.
Represents All Other Compensation detailed in the table below.

Name	Fiscal Year 2024 401(k) Company Match ($)	Charitable Contribution Company Match ($)	Nonqualified Plan Company Contribution ($)	Patent Award Payments ($)	Company HSA Contribution ($)	Service Anniversary Award* ($)	Total of All Other Compensation ($)
Vineet Nargolwala	17,250	4,000	66,706	—	1,200	—	89,156
Derek P. D’Antilio	15,755	—	33,605	—	1,200	—	50,560
Michael C. Doogue	12,298	3,100	31,849	1,050	1,200	2,000	51,497
Max R. Glover	10,755	—	31,417	—	1,200	—	43,372
Sharon S. Briansky	11,514	5,000	28,722	—	1,200	—	46,436

*In fiscal year 2024, Mr. Doogue received a cash award of $2,000 under the Company's service anniversary reward program in recognition of his 25 years of continuous service to the Company.

Grants of Plan-Based Awards in Fiscal Year 2024

The following table contains information relating to all grants of plan-based awards made to our NEOs during the 2024 fiscal year.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards [1]	Estimated Future Payouts Under Equity Incentive Plan Awards [2]
Name	Grant Date	Target ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares [3] (#)	Grant Date Fair Value of Stock Awards [4] ($)
Vineet Nargolwala		825,000
	5/15/2023					55,893	2,120,022
	5/15/2023		2,096	83,840	155,104		3,427,379
Derek P. D’Antilio		318,750
	5/15/2023					21,092	800,020
	5/15/2023		791	31,639	58,532		1,293,399
Michael C. Doogue		300,000
	5/15/2023					15,819	600,015
	5/15/2023		594	23,730	43,901		970,076
Max R. Glover		300,000
	5/15/2023					14,765	560,037
	5/15/2023		554	22,148	40,974		905,410
Sharon S. Briansky		280,000
	5/15/2023					11,601	440,026
	5/15/2023		436	17,404	32,197		711,470

1.
Amounts reflect target payouts under our 2024 AIP. For fiscal year 2024, there were no individual threshold or maximum payout levels under the plan. However, the minimum threshold for AIP total pool funding for all AIP awards would be 3.3% if the metric with the lowest weight (RTM performance) were the only metric achieved and it funded at its threshold level. Under such a scenario, and assuming each NEO received 100% of such NEO’s

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award, the threshold payouts under the 2024 AIP to our NEOs would be: Mr. Nargolwala: $27,225; Mr. D’Antilio: $10,519; Mr. Doogue: $9,900; Mr. Glover: $9,900; and Ms. Briansky: $9,240. Similarly, the AIP has a maximum pool funding level of 200% for all awards under the plan. In a scenario where the AIP pool funded at 200%, and assuming each NEO received 100% of such NEOs award, the maximum payouts under the 2024 AIP to our NEOs would be: Mr. Nargolwala: $1,650,000; Mr. D’Antilio: $637,500; Mr. Doogue: $600,000; Mr. Glover: $600,000; and Ms. Briansky: $560,000. The actual payouts under the 2024 AIP, which are expected to be made in the first quarter of fiscal year 2025 to our NEOs are: Mr. Nargolwala: $706,200; Mr. D’Antilio: $272,850; Mr. Doogue: $256,800; Mr. Glover: $256,800; and Ms. Briansky: $239,680.
2.
Represents the target and maximum payout levels for PSU awards granted in fiscal year 2024. Threshold payout levels presented in the table for these awards assume that the only metric achieved is one period of cumulative Performance EBITDA (one-third of the 15% of the total target award allocated to cumulative Performance EBITDA, or 5% of target), achieved at its threshold payout level (2.5% of the total target PSU award).
3.
Amounts in this column represent RSUs granted to NEOs in fiscal year 2024.
4.
Amounts shown represent the aggregate grant date fair value of RSU and PSU awards (at target with respect to PSUs) calculated in accordance with FASB ASC 718, disregarding the effect of estimated forfeitures. Assumptions used in the calculation of these amounts are set forth in note 18 to the Company’s audited financial statements for the fiscal year ended March 29, 2024 included in the 2024 Annual Report. In accordance with FASB ASC 718, the aggregate grant date fair value of the PSUs presented above that are subject to non-market performance conditions is calculated based on the most probable outcome of the performance conditions as of the grant date, which was determined to be 100% of the target award level. The amounts set forth may be more or less than the value ultimately realized based upon, among other things, the value of our Common Stock at the time of vesting of the stock awards, whether the Company achieves certain performance goals and whether such awards actually vest.

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Outstanding Equity Awards at Fiscal Year-End 2024

The following table details the number of stock awards outstanding for each NEO as of March 29, 2024. None of our NEOs held any option awards as of March 29, 2024.

		Stock Awards
Name	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock that Have Not Vested [1] ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested [1] ($)
Vineet Nargolwala	6/13/2022	74,593	[2]	2,011,027
	8/1/2022	47,658	[3]	1,284,860
	8/1/2022	55,602	[4]	1,499,030	55,600	[4]	1,498,976
	5/15/2023	55,893	[5]	1,506,875
	5/15/2023	18,186	[6]	490,295	62,880	[6]	1,695,245
Derek P. D’Antilio	2/2/2022	36,497	[7]	983,959
	5/16/2022	19,166	[8]	516,715
	5/16/2022	22,360	[4]	602,826	22,361	[4]	602,853
	5/15/2023	21,092	[5]	568,640
	5/15/2023	6,864	[6]	185,053	23,729	[6]	639,734
Michael C. Doogue	11/2/2020	5,893	[9]	158,875
	5/7/2021	8,875	[10]	239,270
	5/7/2021	22,817	[11]	615,146
	5/16/2022	16,611	[8]	447,833
	5/16/2022	19,378	[4]	522,431	19,379	[4]	522,458
	5/15/2023	15,819	[5]	426,480
	5/15/2023	5,147	[6]	138,763	17,798	[6]	479,834
Max R. Glover	11/2/2020	5,893	[9]	158,875
	5/7/2021	9,682	[10]	261,027
	5/7/2021	31,805	[11]	857,463
	5/16/2022	17,889	[8]	482,287
	5/16/2022	20,868	[4]	562,601	20,870	[4]	562,655
	5/15/2023	14,765	[5]	398,064
	5/15/2023	4,805	[6]	129,543	16,611	[6]	447,833
Sharon S. Briansky	2/2/2022	18,249	[12]	491,993
	5/16/2022	12,777	[8]	344,468
	5/16/2022	14,908	[4]	401,920	14,907	[4]	401,893
	6/3/2022	3,988	[7]	107,516
	5/15/2023	11,601	[5]	312,763
	5/15/2023	3,776	[6]	101,801	13,053	[6]	351,909

1.
Market values are based on the closing price of our Common Stock on Nasdaq of $26.96 as of March 28, 2024, the last trading day of our 2024 fiscal year.
2.
Represents new hire RSUs that vested 60% of the RSUs on June 13, 2023, and the remaining 40% shown in the table vested on June 13, 2024.
3.
Represents remaining RSUs from a grant of RSUs that vest in substantially equal installments on each of the first four anniversaries of August 1, 2022.
4.
Represents PSUs that vest on the attainment of specified performance goals linked to Relative TSR, and specified financial goals over a performance period covering fiscal years 2023 through 2025. Amounts are shown at the target level for the portions of the award for cumulative Performance EBITDA for the fiscal years 2023-2025 and Relative TSR, and shown at actual performance at 200% for the portions of the award for cumulative Performance EBITDA

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for the fiscal year 2023 and fiscal years 2023-2024 periods, and actual performance at 185.1% for the portion of the award for Strategic Products revenue for fiscal year 2023. The actual award that is delivered will be based upon the actual level of achievement of the performance goals during the performance period. On May 16, 2024, the portion of the award attributable to Strategic Products revenue vested as to the remaining 50% of that portion of the award.
5.
Represents RSUs that vest in substantially equal installments on each of the first three anniversaries of May 16, 2023. On May 16, 2024, one third of the RSUs shown in the table vested.
6.
Represents PSUs that vest on the attainment of specified performance goals linked to Relative TSR, and specified financial and product development goals over a performance period covering fiscal years 2024 through 2026. Amounts are shown at the target level for the portions of the award for cumulative Performance EBITDA for the fiscal years 2024-2025 and fiscal years 2024-2026 periods, for Relative TSR, and for cumulative cycle time. Amounts are shown at actual performance of 75.8% for the portion of the award for cumulative Performance EBITDA for fiscal year 2024 and at actual performance of 89.5% for Strategic Products revenue for fiscal year 2024. The actual award that is delivered will be based upon the actual level of achievement of the performance goals during the performance period. On May 16, 2024, the portion of the award attributable to Strategic Products revenue vested as to 50% of that portion of the award.
7.
Represents remaining RSUs from an award that vested as to 25% of the award on June 3, 2024. The other 75% of the original award vested on June 3, 2023.
8.
Represents remaining RSUs from an award that vests in substantially equal installments on each of the first four anniversaries of May 16, 2022. On May 16, 2024, 25% of the original award vested (one-third of the amount shown in the table).
9.
Represents remaining RSUs from an award that vests in substantially equal installments on each of the first four anniversaries of November 18, 2020. On each of November 18, 2021, November 18, 2022 and November 18, 2023, 25% of the original award vested.
10.
Represents remaining RSUs from an award that vests in substantially equal installments on each of the first four anniversaries of May 16, 2021. On May 16, 2024, 25% of the original award vested (half of the amount shown in the table).
11.
Represents PSUs that vest on the attainment of specified performance goals linked to Relative TSR, and specified financial goals over a performance period covering fiscal years 2023 through 2024. Amounts are shown at the actual performance at 200% for the portions of the award for cumulative Adjusted EBITDA for fiscal year 2022, fiscal years 2022-2023 and fiscal years 2022-2024 periods, and actual performance of 71.4% for Relative TSR. The actual award that is delivered was based upon the actual level of achievement of the performance goals during the performance period. On May 16, 2024, the portions of the award attributable to Cumulative Adjusted EBITDA for the periods noted above and Relative TSR vested in the aggregate for the number of shares shown in the table.
12.
Represents RSUs that vest in full on February 13, 2026.

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Option Exercises and Stock Vested in Fiscal Year 2024

The following table sets forth information for our NEOs regarding the value realized during the 2024 fiscal year related to shares acquired upon vesting of previously granted stock awards. None of our NEOs held any option awards during the fiscal year ended March 29, 2024.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting [1] ($)
Vineet Nargolwala	151,601	6,187,992
Derek P. D’Antilio	37,733	1,269,385
Michael C. Doogue	159,616	4,931,928
Max R. Glover	214,121	6,415,566
Sharon S. Briansky	33,490	1,208,457

1.
Amounts are calculated by multiplying the number of shares vested by the closing stock price of our Common Stock on Nasdaq on the applicable vesting date.

Nonqualified Deferred Compensation Table

We maintain the DCP for our executives, and all of our NEOs are eligible to participate. The following table contains information regarding the DCP for the fiscal year ended March 29, 2024.

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY [1] ($)	Aggregate Earnings in Last FY [2] ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
Vineet Nargolwala	23,077	66,706	7,399	—	97,182
Derek P. D’Antilio	500,567	33,605	156,728	—	764,804
Michael C. Doogue	—	31,849	180,710	—	680,618
Max R. Glover	—	31,417	13,543	—	99,233
Sharon S. Briansky	79,808	28,722	10,269	—	219,990

1.
Amounts represent Company contributions to the DCP included as Other Compensation in the Summary Compensation Table.
2.
Amounts represent change in DCP account value during the fiscal year. None of the amounts in this column have been included in the Summary Compensation Table.

Potential Payments upon Termination or Change in Control

Overview

The information provided in the following tables reflects the amount of incremental compensation required to be paid to each NEO in the event of a change in control of the Company, or a termination of the NEO’s employment. For purposes of the disclosure, we have assumed that all triggering event(s) took place on March 29, 2024, and we used the closing price per share on Nasdaq of our Common Stock on March 28, 2024 ($26.96), the last trading day of the 2024 fiscal year. Due to the number of factors that affect the nature and amount of benefits provided upon the occurrence of such events, actual

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amounts paid or distributed may be different from the amounts disclosed below. Factors that could affect the actual amounts paid include:

•
when the event actually occurs;
•
the number of outstanding but unvested stock awards then held by the NEO;
•
awards granted after March 29, 2024;
•
the Company’s Relative TSR over a specified period and its performance against certain financial and/or business objectives established for determining the level of payment and/or vesting of outstanding, but unvested, stock awards; and
•
the Company’s stock price as of the date of such event.

Specifically excluded from the information and tables below are any amounts which are not contingent upon the occurrence of the triggering event(s) or payments pursuant to Company benefit plans that are generally available to all U.S. salaried employees of the Company and do not discriminate in scope or terms of operation in favor of our NEOs (e.g., term life insurance, long-term disability insurance, etc.).

Severance and Employment Agreements

We entered into severance agreements with each of Messrs. Doogue and Glover on October 3, 2017 and October 1, 2019, respectively (together, the “Severance Agreements”). On September 30, 2020, the Company amended and restated these Severance Agreements.

We entered into severance agreements with Ms. Briansky (the “Briansky Severance Agreement”) and Mr. D’Antilio (the “D’Antilio Severance Agreement”) in connection with their hiring on December 6, 2021 and January 10, 2022, respectively. Both the Briansky Severance Agreement and the D’Antilio Severance Agreement were amended on May 15, 2023 to remove a tax gross up provision related to post-employment healthcare coverage. Mr. Nargolwala’s severance provisions are described in the Employment Agreement as of his hire on June 13, 2022.

The Severance Agreements (as amended and restated), the Briansky and D’Antilio Severance Agreements, and the Employment Agreement provide that if a NEO’s employment is terminated by the Company without “cause” or by the executive for “good reason” (each such term as defined in the applicable agreement) (a “Qualifying Termination”), subject to the executive’s execution of an effective general release of claims and continued compliance with applicable non-competition, non-solicitation and (in the cases of Messrs. Doogue and Glover) other restrictive covenants applicable to the executive pursuant to their respective pre-IPO share award agreement, we will pay or provide the executive with the following severance benefits:

Benefit upon Qualifying Termination under applicable NEO agreement	Vineet Nargolwala	Derek P. D’Antilio	Michael C. Doogue / Max R. Glover / Sharon S. Briansky
Cash Severance [1]	Lump sum cash payment equal to 2.0 times his then-current base salary	Lump sum cash payment equal to 2.0 times his then-current base salary and target bonus	Lump sum cash payment equal to 1.0 times the NEO’s then-current base salary and target bonus
Prorated Bonus [1]

Cash payment equal to the amount of the executive’s target bonus in effect on the applicable date of termination, prorated for the number of days the executive was employed by the Company during the year of such termination

Treatment of RSU Awards	Accelerated vesting of outstanding RSU awards with respect to the number of shares that would have become vested on the next applicable vesting date following such Qualifying Termination	Any then-outstanding incentive equity awards (then-held by the NEO) will be governed by the applicable equity incentive plan or award agreement
Treatment of PSU Awards

Prorated vesting of outstanding PSU awards, with the applicable performance conditions being deemed achieved at the greater of the target performance level or the trending performance level, as determined by the Compensation Committee

Any then-outstanding incentive equity awards (then-held by the NEO) will be governed by the applicable equity incentive plan or award agreement
Continued Company-paid Health Care Coverage	For up to 12 months following termination	For up to 18 months following termination

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1.
Subject to applicable withholding and for delays in distribution that may be required to comply with tax regulations related to deferred compensation, the cash severance benefit and prorated bonus will be paid in a lump-sum payment within fifteen days following termination for each NEO, with the exception of Mr. Nargolwala, whose payments are required to be made on the first regular payroll date following the date his general release of claims becomes effective and irrevocable.

Potential Payments upon Termination not Involving a Change in Control

Our NEOs would be entitled to severance payments and benefits in the event their employment with us is terminated following an involuntary termination, which would include a termination of the officer’s employment by us without cause or a resignation for good reason, or a Qualifying Termination. For more information, refer to the discussion above under the heading “Severance and Employment Agreements.” In addition, upon a Qualifying Termination outside of a 12-month period following a change in control of our Company, or a termination due to death or disability, an executive’s RSUs which are eligible to vest on the next vesting date following such termination will vest, and a prorated portion of such executive’s PSUs would vest as of the date of such termination, with the applicable performance conditions being deemed achieved at the greater of the target performance level or the trending performance level at the time of termination, as determined by the Compensation Committee.

Potential Payments upon Termination or a Change in Control

Under the terms of his Employment Agreement, if Mr. Nargolwala is terminated in a Qualifying Termination within 24 months of a Change in Control, he would receive all of the same benefits listed in the table in the “Severance and Employment Agreements” section above, except his lump sum cash severance amount would be equal to his multiplier times his annual base salary plus target bonus, and all of his equity would be treated in accordance with the following paragraph.

In addition, under the terms of the 2020 Plan, if an NEO has a Qualifying Termination within 12 months following a change in control of the Company, all outstanding equity incentive awards held by such executive under the 2020 Plan will vest, with the award agreement for outstanding PSUs specifying that performance for these awards shall be measured based on the greater of target or actual performance. “Cause” is defined under the 2020 Plan as the definition given to such term in a NEO’s severance or employment agreement.

Section 280G of the Code

The D’Antilio Severance Agreement and the Briansky Severance Agreement each provide that in the event that the cash severance and prorated bonus benefits set forth in the table in the “Severance and Employment Agreements” section above, the health care continuation coverage benefit, and/or any other any payment, coverage or benefit, including any accelerated vesting of Company equity compensation, provided in respect of Mr. D’Antilio’s or Ms. Briansky’s employment or termination of employment would constitute “parachute payments” within the meaning of Section 280G(b)(2) of the Code or would subject Mr. D’Antilio or Ms. Briansky to an excise tax under Section 4999 of the Code, then, provided that the requirements of Treas. Reg. Section 1.280G-1 Q&A-6(a)(2)(i) are met, the Company shall use its reasonable best efforts to obtain shareholder approval with respect to such parachute payments pursuant to Section 280G(b)(5)(B) of the Code, subject to Mr. D’Antilio’s or Ms. Briansky’s execution of a contingent waiver of his/her receipt of, or entitlement to retain, any such parachute payments, to the extent necessary to obtain such shareholder approval.

Mr. Nargolwala’s Employment Agreement contains a provision that provides that in the event that any payment or benefit received or to be received by Mr. Nargolwala, including the benefits set forth in the “Severance and Employment Agreements” section above, would be subject to the excise tax imposed under Section 4999 of the Code (the “Excise Tax”), then the total payments due to Mr. Nargolwala shall be reduced to the extent necessary to ensure that no portion of the total payments are subject to the Excise Tax, but only if (i) the net amount of the total payments, as so reduced is greater than or equal to (ii) the net amount of the total payments without a reduction, in each case after taking into account the net amount of certain taxes and the phase out of itemized deductions and personal exemptions attributable to potential payments.

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Termination / Change in Control Table

The following table shows potential payments to our NEOs under the executive severance arrangements and with respect to their outstanding equity incentive awards for various scenarios involving a termination of employment or a change in control, assuming such event occurred on March 29, 2024 and, where applicable, using a price of our Common Stock of $26.96, which was the closing price of our Common Stock on Nasdaq on March 28, 2024, the last trading day of the 2024 fiscal year:

Name /	Cash Severance	Prorated Bonus	Benefit Continuation	Equity Awards [1]	Total
Triggering Event	($)	($)	($)	($)	($)
Vineet Nargolwala
Termination Following Change in Control	2,970,000	825,000	27,839	10,354,635	14,177,474
Death/Disability	—	—	—	6,354,530	6,354,530
Qualifying Termination	1,320,000	825,000	27,839	6,354,530	8,527,369
Derek P. D’Antilio
Termination Following Change in Control	1,487,500	318,750	41,759	4,247,925	6,095,934
Death/Disability	—	—	—	2,617,102	2,617,102
Qualifying Termination	1,487,500	318,750	41,759	2,617,102	4,465,111
Michael C. Doogue
Termination Following Change in Control	700,000	300,000	41,759	3,679,501	4,721,260
Death/Disability	—	—	—	2,248,039	2,248,039
Qualifying Termination	700,000	300,000	41,759	2,248,039	3,289,798
Max R. Glover
Termination Following Change in Control	700,000	300,000	41,759	3,998,626	5,040,385
Death/Disability	—	—	—	2,551,508	2,551,508
Qualifying Termination	700,000	300,000	41,759	2,551,508	3,593,267
Sharon S. Briansky
Termination Following Change in Control	680,000	280,000	27,169	2,613,044	3,600,213
Death/Disability	—	—	—	1,631,269	1,631,269
Qualifying Termination	680,000	280,000	27,169	1,631,269	2,618,438

1.
Amounts reflect the aggregate value of RSUs and PSUs, valued using the closing price of our Common Stock on March 28, 2024 ($26.96).

RSUs – With respect to RSUs, amounts in the table include an additional tranche of vesting for a Qualifying Termination and for a termination in connection with death or disability, and vesting in full for a termination following a Change in Control.

PSUs – Performance Valuation – PSUs are valued and presented in the table as follows:

(i)
With respect to PSUs that were subject to completed performance periods as of March 29, 2024 but remained unvested as of that date, these PSUs are presented at the actual level of performance.
(ii)
With respect to PSUs subject to ongoing performance periods as of March 29, 2024, these PSUs are valued and presented in the table as follows:
a.
FY23 PSUs - For PSUs granted in fiscal year 2023 (“FY23 PSUs”), per the terms of the award agreement the performance metrics would have paid out between 100% and 200% of target depending on the metric, for a hypothetical termination event on March 29, 2024, so these performance factors were used to calculate the value of the FY23 PSUs as of March 29, 2024.
b.
FY24 PSUs - For PSUs granted in fiscal year 2024 (“FY24 PSUs”), per the terms of the award agreement the performance metrics would have paid out at 100% of target for a hypothetical termination event on March 29, 2024, so the FY24 PSUs are shown at 100%.

PSUs – Number of Shares Included – The number of PSUs included in the table is based on the nature of the termination event, as follows:

(i)
Termination Following A Change in Control - Per the terms of the PSU award agreements, all outstanding PSUs would vest in full upon a termination following a Change in Control.
(ii)
Death/Disability and Qualifying Termination - Per the terms of the PSU award agreements, amounts in the table represent the prorated portion of the award through March 29, 2024.

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2024 DIRECTOR COMPENSATION

The director compensation program provides for annual cash retainer fees and long-term equity awards for certain of our eligible non-employee directors. For details of our director compensation program, see “Director Compensation Program” below.

The following table contains information concerning the compensation paid or payable to our non-employee directors in respect of fiscal year 2024 services.

Name [1]	Fees Earned or Paid in Cash [2] ($)	Stock Awards [3] ($)	All Other Compensation [4] ($)	Total ($)
Yoshihiro (Zen) Suzuki	83,500	185,023	3,363	271,886
David Aldrich [5]	75,000	185,023	5,000	265,023
Andrew Dunn [6]	—	—	—	—
Kojiro (Koji) Hatano [7]	—	—	—	—
Katsumi Kawashima [7]	—	—	—	—
Reza Kazerounian [8]	37,885	185,023	—	222,908
Richard Lury [9]	78,500	185,023	—	263,523
Susan Lynch [10]	70,000	185,023	—	255,023
Joseph Martin [11]	93,885	185,023	5,000	283,908
Mary Puma [12]	35,058	146,585	—	181,643
Paul Carl (Chip) Schorr IV 13	14,712	94,522	—	109,234

1.
Mr. Nargolwala, who served as Chief Executive Officer during fiscal year 2024, is not included in this table because he was an employee of the Company during fiscal year 2024 and did not receive any compensation for his services as a director. All compensation paid to Mr. Nargolwala for the services he provided to the Company during fiscal year 2024 is reflected in the Summary Compensation Table. Jennie M. Raubacher is not included in this table because she joined our Board after the end of fiscal year 2024.
2.
Amounts represent the annual cash retainer(s) paid in respect of services provided in fiscal year 2024, payable in quarterly installments in arrears. For additional details regarding cash retainers, see “Director Compensation Program” below.
3.
Amounts reflect the full grant-date estimated fair value of stock awards granted during the 2024 fiscal year computed in accordance with ASC 718, Compensation—Stock Compensation. See note 18 of the audited consolidated financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended March 29, 2024 for a discussion of the relevant assumptions used in calculating these amounts. The amounts reported in this column reflect the aggregate grant date fair value as determined for financial accounting purposes and do not correspond to the actual economic value that may be received by the directors from these awards.
4.
Amounts represent matching contributions by the Company to qualified charitable organizations under our director gift matching program.
5.
Amount represents fees paid in fiscal year 2024 for the Board retainer and services provided as a member of the Audit and Nominating and Corporate Governance Committees.
6.
During fiscal year 2024, Mr. Dunn served on our Board of Directors as a designee of OEP and did not receive compensation for his service on our Board, nor did Mr. Dunn receive compensation for his service on the Strategy Committee.
7.
During fiscal year 2024, Messrs. Hatano and Kawashima served on our Board of Directors as designees of Sanken. Neither Mr. Hatano nor Mr. Kawashima received compensation for their service on our Board.
8.
Amount represents prorated fees paid in fiscal year 2024 for the Board retainer and services provided as the Chair of the Strategy Committee. Mr. Kazerounian retired from the Board on October 15, 2023.
9.
Amount represents fees paid in fiscal year 2024 for the Board retainer and services provided as a member of the Compensation Committee as well as Chair of the NCGC.
10.
Amount represents fees paid in fiscal year 2024 for the Board retainer and for services provided as an Audit Committee member.

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11.
Amount represents fees paid in fiscal year 2024 for the Board retainer, service as Audit Committee Chair, as a member of the Strategy Committee, as well as a member of the NCGC, beginning on March 4, 2024.
12.
Amount represents prorated fees paid in fiscal year 2024 for the Board retainer, service as a member of the Compensation Committee and Strategy Committee beginning when Ms. Puma joined the Board on October 18, 2023, and as Chair of the Strategy Committee beginning on March 4, 2024.
13.
Amount represents prorated fees paid in fiscal year 2024 for the Board retainer, service as Chair of the Compensation Committee, and as a member of NCGC, beginning on January 29, 2024 when he became eligible to receive Board compensation under our policy.

The table below shows the aggregate number of unvested RSUs held as of March 29, 2024 by each non-employee director who was serving as of March 29, 2024. None of our non-employee directors held any vested or unvested stock options as of March 29, 2024.

Name	Unvested Restricted Stock Units Outstanding at 2024 Fiscal Year End [1] (#)
Yoshihiro (Zen) Suzuki	3,838
David Aldrich	3,838
Andrew Dunn	—
Kojiro Hatano	—
Katsumi Kawashima	—
Richard Lury	3,838
Susan Lynch	3,838
Joseph Martin	3,838
Mary Puma	4,678
Paul Carl (Chip) Schorr IV	3,326

1.
Amounts represent RSUs that will vest in full on the date of the Annual Meeting, subject to the director’s continued service through the applicable vesting date.

Director Compensation Program

Compensation is made to each member of the Board who is not an employee of the Company, the OEP Investor or Sanken, or their respective subsidiaries (each, an “Eligible Director”).

1.
Annual Cash Compensation

Compensation for Eligible Directors	Annualized Cash Retainer ($)
Annual Cash Retainer (Other than Chairman of the Board)	60,000
Annual Cash Retainer (Chairman of the Board)	75,000
Additional Cash Retainer for Chair of Audit Committee	25,000
Additional Cash Retainer for Chair of Compensation Committee	20,000
Additional Cash Retainer for Chair of NCGC	10,000
Additional Cash Retainer for Chair of Strategy Committee	10,000
Additional Cash Retainer for member of Audit Committee	10,000
Additional Cash Retainer for member of Compensation Committee	8,500
Additional Cash Retainer for member of NCGC	5,000
Additional Cash Retainer for member of Strategy Committee	8,500

2.
Equity Compensation

Each Eligible Director serving on the Board as of the date of the Annual Meeting will be granted an award of RSUs with a value of approximately $185,000, as determined by dividing the amount by the trailing 30-calendar day average closing price of the Company’s Common Stock on Nasdaq through and including the date prior to the applicable grant date.

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Eligible Directors elected or appointed to serve on the Board on a date other than the date of the Annual Meeting will be granted a prorated award in the first year of service on the Board.

3.
Travel Expenses

Directors are reimbursed for reasonable out-of-pocket expenses incurred in attending meetings

4.
Charitable Contributions Matching Program

Subject to certain limitations, we match charitable donations made by our Eligible Directors to eligible charitable organizations, up to a $5,000 annual limit per person.

Pay Versus Performance

In accordance with Item 402(v) of Regulation S-K and the rules adopted by the SEC pursuant to Section 953(a) of the Dodd-Frank Act, we provide the following disclosure regarding executive compensation for our principal executive officers (“PEOs”) and non-PEO NEOs (“Non-PEO NEOs”) and Company financial performance for each of the fiscal years listed below. The Compensation Committee did not consider the pay versus performance disclosure below in making its pay decisions for any of the years shown.

							Value of Initial Fixed $100 Investment Based on:[4]
Year	Summary Compensation Table Total for Ravi Vig ¹ ($)	Summary Compensation Table Total for Vineet Nargolwala [1] ($)	Compensation Actually Paid to Ravi Vig [1,2,3] ($)	Compensation Actually Paid to Vineet Nargolwala [1,2,3] ($)	Average Summary Compensation Table Total for Non-PEO NEOs [1] ($)	Average Compensation Actually Paid to Non-PEO NEOs [1,2,3] ($)	Total Share-holder Return ($)	Peer Group Total Share-holder Return ($)	Net Income ($ Thousands)	Performance EBIT ($ Thousands) ⁵
2024	—	7,001,603	—	(4,253,826)	2,280,501	(3,628,582)	152.32	214.80	152,888	306,175
2023	35,348,581	10,128,514	8,300,753	22,659,744	3,289,690	9,200,243	271.13	141.48	187,494	282,560
2022	11,191,041	—	21,149,326	—	4,272,620	3,460,448	164.86	154.37	119,555	180,627
2021	6,480,109	—	52,343,799	—	2,059,971	14,870,010	142.77	136.02	18,101	96,683

1.
Ravi Vig was our PEO during fiscal years 2021 and 2022, and for a portion of fiscal year 2023 until his retirement on June 13, 2022. Vineet Nargolwala served as our PEO for the portion of fiscal year 2023 beginning as of June 13, 2022 and for all of fiscal year 2024. The individuals comprising the Non-PEO NEOs for each year presented are listed below.

2021	2022		2023 & 2024
Michael C. Doogue	Christopher E. Brown	Max R. Glover	Sharon S. Briansky
Paul V. Walsh, Jr.	Derek P. D’Antilio	Thomas C. Teebagy, Jr.	Derek P. D’Antilio
	Michael C. Doogue	Paul V. Walsh, Jr.	Michael C. Doogue
Max R. Glover

2.
The amounts shown represent Compensation Actually Paid to the Company’s PEO for the applicable fiscal year and the average Compensation Actually Paid to our remaining NEOs for the relevant fiscal year, calculated in accordance with Item 402(v) of Regulation S-K, which do not reflect compensation actually earned, realized, or received by the Company’s PEO or Non-PEO NEOs. These amounts reflect the total compensation reported in the Summary Compensation Table for the applicable fiscal year, with certain adjustments as described in footnote 3 below.
3.
Compensation Actually Paid reflects the exclusions and inclusions of certain amounts for the PEOs and the Non-PEO NEOs as set forth below. The fair values of unvested and outstanding equity awards to our NEOs were remeasured as of the end of each fiscal year, and as of each vesting date, during the 2021, 2022, 2023 and 2024 fiscal years. Fair values as of each measurement date were determined using valuation assumptions and methodologies (including volatility, dividend yield, and risk-free interest rates) that are generally consistent with those used to estimate fair value at grant in accordance with FASB ASC 718. Amounts in the Exclusion of Stock Awards column below are the totals from the Stock Awards column set forth in the Summary Compensation Table.

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Year	Summary Compensation Table Total for PEO ($)	Exclusion of Stock Awards for PEO ($)	Inclusion of Equity Values for PEO ($)	Compensation Actually Paid to PEO ($)
2024	7,001,603	(5,547,401)	(5,708,028)	(4,253,826)

Year	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Exclusion of Stock Awards for Non-PEO NEOs ($)	Average Inclusion of Equity Values for Non-PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)
2024	2,280,501	(1,570,113)	(4,338,970)	(3,628,582)

The amounts in the Inclusion of Equity Values in the tables above are derived from the amounts set forth in the following tables:

Year	Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for PEO ($)	Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for PEO ($)	Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for PEO ($)	Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for PEO ($)	Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for PEO ($)	Value of Dividends or Other Earnings Paid on Equity Awards Not Otherwise Included for PEO ($)	Total - Inclusion of Equity Values for PEO ($)
2024	2,546,050	(7,166,738)	—	(1,087,340)	—	—	(5,708,028)

Year	Average Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Non-PEO NEOs ($)	Average Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Non-PEO NEOs ($)	Average Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Non-PEO NEOs ($)	Average Value of Dividends or Other Earnings Paid on Equity Awards Not Otherwise Included for Non-PEO NEOs ($)	Total - Average Inclusion of Equity Values for Non-PEO NEOs ($)
2024	720,619	(3,177,516)	—	(1,882,073)	—	—	(4,338,970)

4.
For the relevant fiscal year, represents the cumulative TSR of the SOX Index (“Peer Group TSR”), which we also utilize in the stock performance graph required by Item 201(e) of Regulation S-K included in our Annual Report, assuming an initial fixed investment point of $100, and that all dividends, if any, were reinvested.
5.
Consistent with our determination in 2023, we determined that Performance EBIT in our compensation plans, to be the most important financial performance measure used to link Company performance to Compensation Actually Paid to our PEOs and Non-PEO NEOs in 2024. Performance EBIT is a non-GAAP financial measure explained in Appendix A of this proxy statement.

Description of Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Company TSR

The following chart sets forth the relationship between Compensation Actually Paid (“CAP”) to our PEOs, the average of CAP to our Non-PEO NEOs, and the Company’s cumulative TSR over the four most recently completed fiscal years. This chart also compares our cumulative TSR over the four most recently completed fiscal years to that of the SOX Index over

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the same period. TSR amounts reported in the graph assume an initial fixed investment of $100 and that all dividends, if any, were reinvested. cap vs. tsr and peer group tsr cap ($K) $60,000 $40,000 $20,000 $- $(20,000) fy 2021 fy 2022 fy 2023 fy 2024 0 100 200 300 tsr peo 1 - rv peo 2 - vn avg neo company tsr (FY21 indexed to $100) peer group tsr

CAP vs. TSR and Peer Group TSR
$60,000
$40,000
$20,000
$-
$(20,000)
CAP ($K)
300
200
100
0
TSR
FY 2021
FY 2022
FY 2023
FY 2024
PEO 1 - RV
PEO 2 - VN
Avg NEO
Company TSR (FY21 Indexed to $100)
Peer Group TSR

Description of Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Net Income

The following chart sets forth the relationship between CAP to our PEOs, the average of CAP to our Non-PEO NEOs, and our net income for each of the four most recently completed fiscal years. cap vs. net income cap ($K) $(10,000) $- $10,000 $20,000 $30,000 $40,000 $50,000 $60,000 fy 2021 fy 2022 fy 2023 fy 2024 net income ($K) $- $20,000 $40,000 $60,000 $80,000 $100,000 $120,000 $140,000 $160,000 $180,000 $200,000 peo 1 - rv peo 2 - vs avg neo net income ($K)

CAP vs. Net Income
$60,000
$50,000
$40,000
$30,000
$20,000
$10,000
$-
$(10,000)
CAP ($K)
$200,000
$180,000
$160,000
$140,000
$120,000
$100,000
$80,000
$60,000
$40,000
$20,000
$-
Net Income ($K)
FY 2021
FY 2022
FY 2023
FY 2024
PEO 1 - RV
PEO 2 - VN
Avg NEO
Net income ($K)

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Description of Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Performance EBIT

The following chart sets forth the relationship between CAP to our PEOs, the average of CAP to our Non-PEO NEOs, and Performance EBIT during the four most recently completed fiscal years. cap ($K) cap vs. performance ebit $(10,000) $- $10,000 $20,000 $30,000 $40,000 $50,000 $60,000 fy 2021 fy 2022 fy 2023 fy 2024 $- $50,000 $100,000 $150,000 $200,000 $250,000 $300,000 $350,000 peo 1 - rv peo 2 vn avg neo performance ebit ($K)

CAP vs. Performance EBIT
$60,000
$50,000
$40,000
$30,000
$20,000
$10,000
$-
$(10,000)
CAP ($K)
$350,000
$300,000
$250,000
$200,000
$150,000
$100,000
$50,000
$-
Performance EBIT ($K)
FY 2021
FY 2022
FY 2023
FY 2024
PEO 1 - RV
PEO 2 - VN
Avg NEO
Performance EBIT ($K)

Tabular List of Most Important Financial Performance Measures

The following table presents the financial performance measures that the Company considers to be the most important in linking CAP to our PEOs and Non-PEO NEOs for 2024 to Company performance. The measures in this table are not ranked.

Performance EBIT
Performance EBITDA
Total Revenue
Strategic Product Revenue
Relative TSR

CEO Pay Ratio

As required by Section 953(b) of the Dodd-Frank Act and Item 402(u) of Regulation S-K, we are required to disclose the ratio of our CEO’s annual total compensation to the annual total compensation of our other employees.

The total compensation for fiscal year 2024 to our CEO was $7,001,603, as reported in the Summary Compensation Table on page 53. The annual total compensation for fiscal year 2024 for our median-compensated employee, determined to be an employee located in the Philippines, and identified as discussed below, was $10,410, as calculated in accordance with the rules applicable to the Summary Compensation Table. Based on this information, for fiscal year 2024, the ratio of the annual total compensation of our CEO to the total annual compensation of our median-compensated employee was approximately 673 to 1.

Methodology, Assumptions, and Estimates Used in Determining our Pay Ratio Disclosure

For our 2024 pay ratio, we evaluated our workforce as of December 31, 2023 and determined that neither the changes to the median-compensated employee’s compensation nor the changes to our employee population and compensation

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structure as a whole have significantly impacted our pay ratio disclosure from last year. Therefore, we have used the same median compensated employee identified pursuant to our 2023 identification process.

The annual total compensation of the median-compensated employee and the annual total compensation of the CEO were calculated in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K.

The pay ratio reported above is an estimate calculated in a manner consistent with SEC rules based on our internal records and the methodology described above. Because the SEC rules for identifying the median-compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, apply certain exclusions, and make reasonable estimates and assumptions that reflect their employee populations and compensation practices, the pay ratio reported above should not be used as a basis for comparison between companies. In addition, we expect the Company’s annually reported pay ratio may vary significantly year over year, given the size of the Company and the potential variability in Company employee compensation.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to holdings of our Common Stock by (i) shareholders who beneficially owned more than 5% of the outstanding shares of our Common Stock, and (ii) each of our directors, each of our NEOs and all current directors and executive officers as a group as of June 12, 2024, unless otherwise indicated.

The number of shares beneficially owned by each shareholder as described in this proxy statement is determined under rules issued by the SEC. Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power. The percentage ownership of each individual or entity as of June 12, 2024 is computed on the basis of 193,784,314 shares of our Common Stock outstanding. In computing the number of shares beneficially owned by an individual or entity and the percentage ownership of that person, shares of Common Stock subject to options, or other rights, held by such person that are currently exercisable or will become exercisable within 60 days of June 12, 2024, are considered outstanding, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other person. Unless otherwise indicated, the address of each beneficial owner listed below is 955 Perimeter Road, Manchester, New Hampshire, 03103. We believe, based on information provided to us, that each of the shareholders listed below has sole voting and investment power with respect to the shares beneficially owned by the shareholder unless noted otherwise, subject to community property laws where applicable.

	Shares of Common Stock Beneficially Owned
Name of beneficial owner	Number	Percentage
5% Stockholders
Sanken Electric Co., Ltd. [1]	98,500,097	50.8%
FMR LLC [2]	10,450,296	5.4%
Named Executive Officers and Directors
David J. Aldrich [3]	19,873	*
Sharon S. Briansky	36,821	*
Derek P. D’Antilio	52,788	*
Michael C. Doogue [4]	224,926	*
Max R. Glover	201,036	*
Kojiro (Koji) Hatano	—	*
Katsumi Kawashima	—	*
Richard R. Lury [3]	23,001	*
Susan D. Lynch [3]	16,711	*
Joseph R. Martin [3]	22,374	*
Vineet Nargolwala [5]	200,585	*
Mary G. Puma [6]	4,678	*
Jennie M. Raubacher [7]	2,171	*
Paul Carl (Chip) Schorr IV [8]	3,326	*
Yoshihiro (Zen) Suzuki [3]	200,755	*
All executive officers and directors as a group (17 individuals)	1,045,060	0.5%

* Represents beneficial ownership of less than 1%.

1.
Based on information provided to the Company by Sanken. The address of Sanken Electric Co., Ltd. is 3-6-3 Kitano, Niiza-shi, Saitama-ken, 352-8666, Japan.
2.
Based on a Schedule 13G filed with the SEC on February 9, 2024 by FMR LLC (the "Schedule 13G"). FMR LLC is the beneficial owner of 10,450,296 shares of our Common Stock, with the sole power to vote or to direct the vote on 10,440,839 shares of our Common Stock and the sole power to dispose or to direct the disposition of 10,450,296 shares of our Common Stock. The Schedule 13G also reported that Fidelity Management & Research Company LLC is an entity that beneficially owns 5% or greater of the outstanding shares of the shares of Common Stock reported on the 13G and that Abigail P. Johnson, a director and the Chairman and Chief Executive Officer of FMR LLC, and members of the Johnson family, as predominant owners of FMR LLC, may be deemed to form a controlling group with respect to FMR LLC. The address of FMR LLC is 245 Summer Street, Boston, Massachusetts 02210.

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3.
Includes 3,838 RSUs that will vest on August 8, 2024.
4.
Includes 175,890 shares of Common Stock held by The Michael C. Doogue Revocable Trust of 2015, of which Mr. Doogue is a trustee.
5.
Includes 74,593 RSUs that will vest on June 13, 2024 and 15,885 RSUs that will vest on August 1, 2024.
6.
Includes 4,678 RSUs that will vest on August 8, 2024.
7.
Includes 2,171 RSUs that will vest on August 8, 2024.
8.
Includes 3,326 RSUs that will vest on August 8, 2024.

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CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Policies and Procedures for Related Person Transactions

Our Board recognizes that transactions with related persons present a heightened risk of conflicts of interests and/or improper valuation (or the perception thereof). Our Board has adopted a written policy that provides that our Audit Committee will approve or ratify related person transactions required to be disclosed pursuant to Item 404 of Regulation S-K. Item 404 of Regulation S-K requires disclosure, subject to certain exceptions, of transactions in which we were or are to be a participant and the amount involved exceeds $120,000 and in which any “related person” as defined under Item 404(a) of Regulation S-K had or will have a direct or indirect material interest. The policy provides that the Audit Committee shall review the relevant facts and circumstances of each related person transaction, including if the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party and the extent of the related person’s interest in the transaction, taking into account any conflicts of interest and/or corporate opportunity provisions of our corporate governance documents and, if applicable, whether such transaction will impair a director or director nominee’s independence. It is our policy that directors interested in a related person transaction will recuse themselves from any vote on a related person transaction in which they have an interest and that no director may participate in the approval of a related person transaction for which he or she is a “related person.” Each of the transactions described below that were entered into during the fiscal year ended March 29, 2024 were approved in accordance with our related person transaction policy. Transactions described below from before our IPO were entered into prior to the adoption of our related person transaction policy.

Related Person Transactions

In addition to the compensation arrangements, including employment, termination of employment and change in control arrangements, discussed in the section entitled “Executive and Director Compensation,” the following is a description of each transaction or agreement since March 31, 2023 and each currently proposed transaction in which:

•
we have been or are to be a participant;
•
the amount involved exceeded or exceeds $120,000; and
•
any of our directors, executive officers or, to our knowledge, beneficial owners of more than 5% of our Common Stock, or any immediate family member of, or person sharing a household with, any of these individuals or entities, had or will have a direct or indirect material interest.

The following descriptions include summaries of certain provisions of our related party agreements and are qualified in their entirety by reference to the full text of any such agreement filed as an exhibit to our 2024 Annual Report.

Related Party Agreements

Wafer Foundry Agreement

Effective January 26, 2023, the Company and Polar Semiconductor, LLC (“PSL”) entered into a Wafer Foundry Agreement for the fabrication of wafers (the “WFA”). The WFA replaced an existing Wafer Foundry Agreement with PSL, which was due to expire on March 31, 2023. The WFA has a three-year term, and auto renews for subsequent one-year terms, unless terminated by either party providing two years notice. Pursuant to the WFA, the Company will provide a rolling annual forecast for three years, the first two years of which will be binding. If the Company fails to purchase the forecasted number of wafers for either of the first two years, it will pay a penalty for any shortfall for the given year. The parties also agreed upon production lead-times, as well as wafer, alignment, and mask pricing for the first two years of the term. Any changes to such pricing are subject to mutual agreement. During the fiscal year ended March 29, 2024, the Company made aggregate purchases of approximately $60.4 million from PSL pursuant to the WFA. Accounts payable to PSL totaled $1.6 million during the year ended March 29, 2024.

Notes Receivable from PSL

On December 2, 2021, Allegro MicroSystems, LLC, our wholly owned subsidiary (“AML”) entered into a loan agreement with PSL wherein PSL provided an initial promissory note to AML for a principal amount of $7.5 million (the “Initial PSL Loan”). The Initial PSL Loan will be repaid in equal installments, comprising of principal and interest accrued at 1.26% per annum, over a term of four years with payments due on the first day of each calendar year quarter (April 1st, July 1st, October 1st, and January 1st). On July 1, 2022, PSL borrowed an additional $7.5 million under the same terms of the PSL

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CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Loan (the “Secondary PSL Loan” and, together with the Initial PSL Loan, the “PSL Promissory Notes”). The loan funds were used by PSL to procure a deep ultraviolet scanner and other associated manufacturing tools necessary to increase wafer fabrication capacity in support of the Company’s increasing wafer demand. As of March 29, 2024, the outstanding balance of the PSL Promissory Notes was approximately $8.4 million. During the year ended March 29, 2024, PSL made quarterly payments to AML totaling approximately $4.0 million, which included approximately $0.2 million of interest income.

Sale and Subscription Agreement with PSL

On April 25, 2024, the Company entered into a Sale and Subscription Agreement (the “Sale and Subscription Agreement”) with Sanken, PSL, and PS Investment Aggregator, L.P. (“Subscriber”). Pursuant to the terms and conditions of the Sale and Subscription Agreement, in exchange for equity interests in PSL, Subscriber and an affiliate of Subscriber will make aggregate capital contributions to PSL of $175 million (the “Transaction”). The Sale and Subscription Agreement also contemplates that following closing of the Transaction, the Company, Sanken and Subscriber shall contribute all their equity interests in PSL and PSL indebtedness, including the PSL Promissory Notes held by the Company, in exchange for limited partnership interests of a newly formed Delaware limited partnership that, following a series of reorganization transactions (the “Reorganization”), will be the ultimate parent indirectly holding all of PSL’s issued and outstanding equity units (“Polar Parent”). In connection with the Reorganization, the Company, Sanken and Subscriber shall enter into a new partnership agreement for Polar Parent to account for the Reorganization into a limited partnership structure. Following the Reorganization, it is expected that the Company’s ownership of Polar Parent will be approximately 10.2%. Sanken is the principal stockholder of the Company, beneficially owning, in the aggregate, approximately 51% of the Company’s issued and outstanding shares of common stock as of June 12, 2024. Prior to the Transaction, PSL is owned jointly by the Company and Sanken, with the Company holding 30% of PSL’s equity interests and Sanken holding the other 70%.

Distribution of Allegro Products in Japan

In July 2007, we entered into a distribution agreement with Sanken (the “Japan Distribution Agreement”) pursuant to which we appointed Sanken to act as the exclusive distributor of our products in Japan (subject to certain exceptions for any products we and Sanken agree to exclude).

On March 30, 2023, the Company entered into a termination of the distribution agreement with Sanken (the “Termination Agreement”). The Termination Agreement formally terminated the Japan Distribution Agreement, effective March 31, 2023. In connection with the termination of the Japan Distribution Agreement, and, as provided for in the Termination Agreement, the Company made a one-time payment of $5 million to Sanken in exchange for the cancellation of Sanken’s exclusive distribution rights in Japan. Concurrent with the Termination Agreement, AML and Sanken also entered into a short-term, nonexclusive distribution agreement (the “Short-Term Distribution Agreement”) and a consulting agreement (the “Consulting Agreement”), each of which were effective April 1, 2023. In addition, the Company allowed a one-time sales return from Sanken of resalable inventory of $4.2 million. The Short-Term Distribution Agreement provides for the management and sale of Company product inventory for a period of 24 months from April 1, 2023. Under the terms of the Consulting Agreement, Sanken agreed to continue to provide transition services for a period of six months from April 1, 2023 to a strategic customer as orders for the customer were transitioned from Sanken to the Company, and the Company agreed to pay Sanken for providing these transition services. No payments were made by the Company to Sanken under the Short-Term Distribution Agreement or the Consulting Agreement in the fiscal year ended March 29, 2024.

Transactions Involving Sanken

The Company sells products to, and purchases in-process products from Sanken. Net sales of the Company’s products to Sanken totaled approximately $6.2 million during the fiscal year ended March 29, 2024. There were no trade accounts receivable, net from Sanken as of March 29, 2024. Other accounts receivable from Sanken totaled approximately $0.2 million as of March 29, 2024.

Sublease Agreement

On April 1, 2023, our subsidiary, Allegro MicroSystems Japan GK (“Allegro Japan”), entered into a sublease agreement with Sanken pursuant to which Allegro Japan subleases certain office building space in Japan from Sanken. The sublease automatically renews on an annual basis unless either party provides notice to the other party otherwise, and the agreement can be terminated by either party upon providing six months’ notice. We made aggregate payments of approximately $0.2 million to Sanken under the sublease agreement during the fiscal year ended March 29, 2024.

INNOVATION WITH PURPOSE	72

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Stockholders Agreement

We are party to the Stockholders Agreement with Sanken and the OEP Investor. For more information, see “Corporate Governance—Stockholders Agreement” on page 29.

Relationships of our Directors with Sanken, PSL and Subscriber

Yoshihiro (Zen) Suzuki, our Chairman of our Board, has served as a consultant to PSL since July 2022. Katsumi Kawashima, a current member of our Board, serves as a Senior Vice President of Sanken since June 2023. He has also served as an officer of Sanken since June 2021 and as a member of the board of directors of Sanken since June 2022. Kojiro (Koji) Hatano, a member of our Board, has served as General Manager of U.S. Business Enhancement for Sanken since April 2022 and as a Corporate Officer for Sanken since June 2022. He became Chairman and Chief Executive Officer of PSL in May 2022. In addition, since May 2021, Mr. Hatano has served as a member of the board of directors of PSL, and he has served on the board of directors of another Sanken affiliate since March 2020. Paul Carl “Chip” Schorr IV, who serves on the Company’s Board, is also an investor in and a manager of the Subscriber. See “Corporate Governance—Stockholders Agreement” on page 29 for additional information.

Director and Officer Indemnification and Insurance

We have entered into indemnification agreements with each of our directors and executive officers. These agreements, among other things, require us or will require us to indemnify each director and executive officer to the fullest extent permitted by Delaware law, including indemnification of expenses such as attorneys’ fees, judgments, fines and settlement amounts incurred by the director or executive officer in any action or proceeding, including any action or proceeding by or in right of us, arising out of the person’s services as a director or executive officer. We have also purchased directors’ and officers’ liability insurance.

INNOVATION WITH PURPOSE	73

SHAREHOLDERS’ PROPOSALS

Shareholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at our 2025 Annual Meeting of Shareholders pursuant to Rule 14a-8 under the Exchange Act must submit the proposal in writing to our Secretary at our offices at 955 Perimeter Road, Manchester, New Hampshire, 03103 not later than February 26, 2025.

Shareholders intending to present a proposal at the 2025 Annual Meeting of Shareholders, but not to include the proposal in our proxy statement, or to nominate a person for election as a director, must comply with the requirements set forth in our Bylaws. Our Bylaws require, among other things, that our Secretary receive written notice from the shareholder of record of their intent to present such proposal or nomination not earlier than the 120th day and not later than the 90th day prior to the anniversary of the preceding year’s annual meeting. Therefore, we must receive notice of a proposal or nomination for the 2025 Annual Meeting of Shareholders no earlier than April 10, 2025 and no later than May 10, 2025. The notice must contain the information required by the Bylaws, a copy of which is available upon written request to our Secretary. In the event that the date of the 2025 Annual Meeting of Shareholders is more than 30 days before or more than 60 days after August 8, 2025, then our Secretary must receive such written notice not earlier than the 120th day and not later than the close of business on the 90th day prior to the 2025 Annual Meeting or, if later, the close of business on the 10th day following the day the Company first publicly discloses the date of the 2025 Annual Meeting.

In addition to satisfying the foregoing requirements under our Bylaws, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice to the Company that sets forth the information required by Rule 14a-19 under the Exchange Act.

In connection with our solicitation of proxies for our 2025 Annual Meeting of shareholders, we intend to file a proxy statement and WHITE proxy card with the SEC. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these or other applicable requirements.

OTHER MATTERS

Our Board is not aware of any matter to be presented for action at the Annual Meeting other than the matters referred to above and does not intend to bring any other matters before the Annual Meeting. However, if other matters should properly come before the Annual Meeting, it is intended that holders of the proxies named on the Company’s proxy card will use their discretion to vote thereon.

SOLICITATION OF PROXIES

The accompanying proxy is solicited by and on behalf of our Board, whose Notice of Annual Meeting is attached to this proxy statement, and the entire cost of our solicitation will be borne by the Company. In addition to the use of mail, proxies may be solicited by personal interview, telephone, e-mail and facsimile by our directors, officers and other employees who will not be specially compensated for these services. We will also request that brokers, nominees, custodians and other fiduciaries forward soliciting materials to the beneficial owners of shares held by the brokers, nominees, custodians and other fiduciaries. We will reimburse these persons for their reasonable expenses in connection with these activities.

Certain information contained in this proxy statement relating to the occupations and security holdings of our directors, and officers is based upon information received from the individual directors and officers.

INNOVATION WITH PURPOSE	74

ANNUAL REPORT ON FORM 10-K

A copy of Allegro’s Annual Report on Form 10-K for the fiscal year ended March 29, 2024, including financial statements and schedules thereto but not including exhibits, as filed with the SEC, will be sent to any shareholder of record as of June 12, 2024 without charge upon written request addressed to:

Allegro MicroSystems, Inc.

Attention: Secretary

955 Perimeter Road

Manchester, New Hampshire, 03103

A reasonable fee will be charged for copies of exhibits. You also may access this proxy statement and our Annual Report on Form 10-K at investors.allegromicro.com/financials/annual-reports. You also may access our Annual Report on Form 10-K for the fiscal year ended March 29, 2024 at investors.allegromicro.com.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING ONLINE, WE URGE YOU TO VOTE YOUR SHARES VIA THE TOLL-FREE TELEPHONE NUMBER OR OVER THE INTERNET, AS DESCRIBED IN THIS PROXY STATEMENT. IF YOU RECEIVED PRINTED COPIES OF OUR PROXY MATERIALS, YOU MAY ALSO SIGN, DATE AND MAIL THE PROXY CARD IN THE ENCLOSED RETURN ENVELOPE. PROMPTLY VOTING YOUR SHARES WILL ENSURE THE PRESENCE OF A QUORUM AT THE ANNUAL MEETING AND WILL SAVE US THE EXPENSE OF FURTHER SOLICITATION.

By Order of the Board of Directors

Sharon S. Briansky, Senior Vice President, General Counsel and Secretary

Manchester, New Hampshire

June 26, 2024

INNOVATION WITH PURPOSE	75

APPENDIX A

Non-GAAP Financial Measures

In addition to the measures presented in our consolidated financial statements, we regularly review other measures, defined as non-GAAP financial measures by the SEC, to evaluate our business, measure our performance, identify trends, prepare financial forecasts and make strategic decisions. The key measures we consider include non-GAAP Gross Profit, non-GAAP Gross Margin, non-GAAP Operating Expenses, non-GAAP Operating Income, non-GAAP Net Income and non-GAAP Basic and Diluted Earnings per Share, EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin, Performance EBIT, and Performance EBITDA (collectively, the “Non-GAAP Financial Measures”). These Non-GAAP Financial Measures provide supplemental information regarding our operating performance on a non-GAAP basis that excludes certain gains, losses and charges of a non-cash nature or that occur relatively infrequently and/or that management considers to be unrelated to our core operations. By presenting these Non-GAAP Financial Measures, we provide a basis for comparison of our business operations between periods by excluding items that we do not believe are indicative of our core operating performance, and we believe that investors’ understanding of our performance is enhanced by our presenting these Non-GAAP Financial Measures, as they provide a reasonable basis for comparing our ongoing results of operations. Management believes that tracking and presenting these Non-GAAP Financial Measures provides management and the investment community with valuable insight into matters such as: our ongoing core operations, our ability to generate cash to service our debt and fund our operations; and the underlying business trends that are affecting our performance. These Non-GAAP Financial Measures are used by both management and our board of directors, together with the comparable GAAP information, in evaluating our current performance and planning our future business activities.

The Non-GAAP Financial Measures are supplemental measures of our performance that are neither required by, nor presented in accordance with, GAAP. These Non-GAAP Financial Measures should not be considered as substitutes for GAAP financial measures such as gross profit, gross margin, net income or any other performance measures derived in accordance with GAAP. Also, in the future we may incur expenses or charges such as those being adjusted in the calculation of these Non-GAAP Financial Measures. Our presentation of these Non-GAAP Financial Measures should not be construed as an inference that future results will be unaffected by unusual or nonrecurring items.

	Fiscal Year Ended
	March 29, 2024	March 31, 2023
	(Dollars in thousands)
Reconciliation of Non-GAAP Gross Profit
GAAP Gross Profit	$574,529	$546,079
Transaction-related costs	1,089	—
Purchased intangible amortization	9,282	1,867
Restructuring costs	167	—
Stock-based compensation	5,359	5,090
Total Non-GAAP Adjustments	$15,897	$6,957
Non-GAAP Gross Profit	$590,426	$553,036
Non-GAAP Gross Margin	56.3%	56.8%

	Fiscal Year Ended
	March 29, 2024	March 31, 2023
	(Dollars in thousands)
Reconciliation of EBITDA and Adjusted EBITDA
GAAP Net Income	$152,888	$187,494
Interest Expense	10,763	2,336
Interest Income	(3,144)	(1,724)
Income tax provision	41,909	23,852
Depreciation & amortization	71,382	50,808
EBITDA	$273,798	$262,766

Transaction-related costs (benefit)	22,438	(57)
Impairment of long-lived assets	13,218	—
Restructuring costs	9,310	5,227
Stock-based compensation	42,457	61,798
Other costs (benefit)	3,020	(1,816)
Adjusted EBITDA	$364,241	$327,918
Adjusted EBITDA Margin (% of net sales)	34.7%	33.7%

INNOVATION WITH PURPOSE	76

APPENDIX A

	Fiscal Year Ended
	March 29, 2024	March 31, 2023
	(Dollars in thousands)
Reconciliation of Non-GAAP Net Income
GAAP Net Income Attributable to Allegro MicroSystems, Inc.	$152,697	$187,357
GAAP Basic Earnings per Share	$0.79	$0.98
GAAP Diluted Earnings per Share	$0.78	$0.97
Transaction-related costs (benefit)	22,438	(57)
Transaction-related interest	325	—
Impairment of long-lived assets	13,218	—
Purchased intangible amortization	11,034	1,957
Restructuring costs	9,310	5,227
Stock-based compensation	42,457	61,798
Other costs (benefit)	3,020	(1,816)
Total Non-GAAP Adjustments	101,802	67,109
Tax effect of adjustments to GAAP results	9,135	(7,285)
Non-GAAP Net Income Attributable to Allegro MicroSystems, Inc	$263,634	$247,181
Basic weighted average common shares	192,573,169	191,197,452
Diluted weighted average common shares	194,674,352	193,688,102
Non-GAAP Basic Earnings per Share	$1.37	$1.29
Non-GAAP Diluted Earnings per Share	$1.35	$1.28

	Fiscal Year Ended
	March 29, 2024	March 31, 2023
	(Dollars in thousands)
Reconciliation of Performance EBITDA
Adjusted EBITDA	$364,241	$327,918
Acquisition-related adjustments	5,824	4,383
Performance EBITDA	$370,065	$332,301

	Fiscal Year Ended
	March 29, 2024	March 31, 2023	March 25, 2022	March 26, 2021
	(Dollars in thousands)
Reconciliation of Performance EBIT
GAAP Operating Income	$196,244	$203,307	$136,650	$12,158
Transaction-related costs (benefit)	22,438	(57)	(497)	4,944
Impairment of long-lived assets	13,218	—	—	7,119
Purchased intangible amortization	11,034	1,957	1,182	768
Restructuring costs	9,310	5,227	4,655	7,968
Stock-based compensation	42,457	61,798	33,548	49,870
Other costs	3,897	5,944	2,618	13,856
Total Non-GAAP Adjustments	102,354	74,869	41,506	84,525

Non-GAAP Operating Income	$298,598	$278,176	$178,156	$96,683
One-time contract cost	—	—	2,472	—
Acquisition-related adjustments	7,577	4,383	—	—
Performance EBIT	$306,175	$282,559	$180,628	$96,683

INNOVATION WITH PURPOSE	77

INNOVATION WITH PURPOSE
ALLEGRO microsystems

VOTE

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Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. [X]

2024 Annual Meeting Proxy Card

Nominee	For	Withhold
01 - Katsumi Kawashima	☐	☐
02 - Joseph R. Martin	☐	☐
03 - Vineet Nargolwala	☐	☐
04 - Mary G. Puma	☐	☐

B Authorized Signatures — This section must be completed for your vote to be executed in accordance with the terms on the reverse side. Please sign and date below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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42BV

03ZXIB

Allegro Microsystems innovation with purpose vote your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card. Online go to www.envisionreports.com/algm or scan the WR code –login details are located in the shaded bar below phone call toll free 1-800-652-vote (8683 within the USA, US territories and Canada Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/algm using black ink pen, mark your votes with an X as shown in this example. Please do not writ outside the designated areas. 2024 annual meeting proxy card If voting by mail, sign, detach and return the bottom portion in the enclosed envelope. Proposals – the board of directors recommend a vote for all the nominees listed, and for proposals 2 and 3. 1. To elect four individuals to the board of directors for three-year terms expiring in 2027: 01- Katsumi Kawashima for withhold 02 – joseph r. martin for withhold 03 – Vineet Nargolwala for withhold 043zxib

The 2024 Annual Meeting of Shareholders of Allegro MicroSystems, Inc. will be held on Thursday, August 8, 2024, at 8:30 A.M. Eastern Time, virtually via the Internet at meetnow.global/MSCDKJU.

To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form.

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders. The material is available at: www.envisionreports.com/ALGM

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Proxy — ALLEGRO MICROSYSTEMS, INC.

Notice of 2024 Annual Meeting of Shareholders

The undersigned hereby confer(s) upon the Proxies, and each of them, discretionary authority (i) to consider and act upon such business, matters or proposals other than the business set forth herein as may properly come before the Meeting, and (ii) with respect to the election of any substitute nominees designated by the Board of Directors of the Company in the event that any of the nominees are unavailable to serve. The Proxy, when properly executed, will be voted in the manner specified herein. If no specification is made, the Proxies intend to vote FOR all nominees for director, FOR ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the fiscal year ending March 28, 2025, and FOR approval, on an advisory basis, of the Company's executive compensation.

(Items to be voted appear on reverse side)

C Non-Voting Items

Change of Address — Please print new address below.

Comments — Please print your comments below.

Notice of 2024 Annual Meeting of Shareholders Proxy Solicited by the Board of Directors for Annual Meeting —August 8, 2024 The Shareholder signing on the reverse side (the “undersigned”), having received t 2024 Annual Report, Notice of Annual Meeting of Shareholders and the Proxy Statement of Allegro MicroSystems, Inc. (the “Company”), hereby appoint(s) Vineet Nargolwala, Derek P. D’Antilio, and Sharon S. Briansky, and each of them, Proxies of the undersigned (with full power of substitution) to attend the Company’s Annual Meeting of Shareholders to be held on August 8, 2024, and all adjournments thereof (the “Meeting”), and to vote all shares of common stock of the Company that the undersigned would be entitled to vote, if personally present, in regard to all matters that may properly come before the Meeting. The undersigned hereby confer(s) upon the Proxies, and each of them, discretionary authority (i) to consider and act upon such business, matters or proposals other than the business set forth herein as may properly come before the Meeting, and (ii) with respect to the election of any substitute nominees designated by the Board of Directors of the Company in the event that any of the nominees are unavailable to serve. The Proxy, please print your comments below.